Exhibit 10.71

EXECUTION VERSION

Dated 30 October 2020
ROYAL CARIBBEAN CRUISES LTD.
as Borrower

SOCIÉTÉ GÉNÉRALE
as Facility Agent

SOCIÉTÉ GÉNÉRALE
as BpiFAE Agent

BANCO SANTANDER S.A. and KfW IPEX-BANK GmbH
as Mandated Lead Arrangers

and

 THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN
as Lenders

FOURTH AMENDMENT AND RESTATEMENT AGREEMENT relating to a credit agreement in respect of the financing of the acquisition of m.v. Harmony of the Seas (ex hull no. A34)

Contents
Clause    Page
1    Definitions    1
2    Amendments to Principal Agreement    3
3    Representations and warranties    3
4    Conditions    4
5    Covenant to provide other ECA guarantees    5
6    Costs and expenses    5
7    Miscellaneous and notices    6
Schedule 1 The Mandated Lead Arrangers and the Lenders    7
Schedule 2 Conditions Precedent    10
Schedule 3 Form of Amended and Restated Facility Agreement    12
Schedule 4 Form of Amendment Effective Date certificate    13
Schedule 5 Form of First Priority Guarantee    14
Schedule 6 Form of Second Priority Guarantee    15
Schedule 7 Form of Third Priority Guarantee    16
Schedule 8 Form of Senior Parties Subordination Agreement    18
Schedule 9 Form of Other Senior Parties Subordination Agreement    19

THIS FOURTH AMENDMENT AND RESTATEMENT AGREEMENT (this “Amendment”) is dated 30 October 2020 and made BETWEEN:
(1)    ROYAL CARIBBEAN CRUISES LTD. as Borrower;
(2)    SOCIÉTÉ GÉNÉRALE as Facility Agent;
(3)    SOCIÉTÉ GÉNÉRALE as BpiFAE Agent;
(4)    BANCO SANTANDER, S.A. AND KfW IPEX BANK GmbH as Mandated Lead Arrangers; and
(5)    THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 herein as Lenders.
WHEREAS:
(A)    This Amendment is supplemental to a credit agreement dated 15 April 2014 (as amended and restated by an amendment and restatement agreement dated 15 January 2016, as further amended by an amendment agreement dated 27 June 2016, as further amended and restated by an amendment and restatement agreement dated 15 August 2019, as further amended and restated by an amendment and restatement agreement dated 5 May 2020, and as supplemented by a supplemental agreement dated 3 August 2020 (the Supplemental Agreement), the Principal Agreement) in respect of the financing of the acquisition of m.v. Harmony of the Seas (ex hull no. A34) and made between, amongst others, the Borrower, the Facility Agent, the Mandated Lead Arrangers and the Lenders and subject to the conditions of which each of the Lenders agreed to advance (and have advanced) its respective Commitment of an aggregate amount not exceeding the Maximum Loan Amount (the Loan).
(B)    Pursuant to the Supplemental Agreement, the Lenders have agreed to grant the Financial Covenant Waiver (as defined and more particularly set out in the Supplemental Agreement) on the condition that the Guarantees are granted in favour of the Lenders and the Principal Agreement be amended and restated on the basis set out in this Amendment.
NOW IT IS HEREBY AGREED as follows:
1    Definitions
1.1    Defined expressions
Words and expressions defined in the Principal Agreement and, with effect from the Amendment Effective Date, the Facility Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Amendment.
1.2    Definitions
In this Amendment, unless the context otherwise requires:
Amendment Effective Date means the date specified as the “Amendment Effective Date” in the certificate signed by the Facility Agent in accordance with clause 4.3, which confirmation the Facility Agent shall be under no obligation to give if a Default or a Mandatory Prepayment Event shall have occurred or if such date falls after 7 December 2020 (or such later date as may, with the approval of BpiFAE, be agreed between the Parties).
Applicable Jurisdiction means, with respect to a Guarantor, the jurisdiction or jurisdictions under which such Guarantor is organized, domiciled or resident or from which any of its business activities are conducted or in which any of its properties are located and which has jurisdiction over the subject matter being addressed.
ECA Financing has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.

Facility Agreement means the Principal Agreement as amended, supplemented and restated by this Amendment.
Finance Documents has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3 but, for the purposes of this Amendment, shall also include the letter referred to in paragraph 3.2 of Schedule 2.
Finance Parties means the Mandated Lead Arrangers, the Facility Agent and the Lenders.
First Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Guarantees has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Guarantor means each guarantor under the First Priority Guarantee, the Second Priority Guarantee and the Third Priority Guarantee.
Material Adverse Effect means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Facility Agent or any Lender under the Finance Documents or (c) the ability of the Borrower to perform its payment obligations under the Finance Documents to which it is a party.
Other Senior Parties has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Party means each of the parties to this Amendment.
Second Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Senior Parties has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Subordination Agreement has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
Third Priority Guarantee has the meaning given to such term in the form of the amended and restated Facility Agreement set out in Schedule 3.
1.3    Principal Agreement
References in the Principal Agreement to “this Agreement” shall, with effect from the Amendment Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Amendment and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.
1.4    Headings
Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.
1.5    Designation as a Finance Document
This Amendment is designated as a Finance Document.
2    Amendments to Principal Agreement
2.1    Amendments to Principal Agreement

With effect on and from the Amendment Effective Date, (i) the Principal Agreement shall be (and it is hereby) amended and restated so as to read in accordance with the form of the amended and restated Facility Agreement set out in Schedule 3 and (ii) Schedules 5 through 9 hereto shall be attached to the Principal Agreement as new Schedules K through O thereto, and the Principal Agreement (as so amended) will continue to be binding upon each Party hereto in accordance with its terms as so amended and restated.
2.2    Continued force and effect
Save as amended by this Amendment, the provisions of the Principal Agreement shall continue in full force and effect and each of the Principal Agreement and this Amendment shall be read and construed as one instrument.
3    Representations and warranties
The Borrower represents and warrants that:
(a)    each of the representations contained in section 7 of the form of the amended and restated Facility Agreement set out in Schedule 3 (excluding those in clause 7.11) shall be deemed repeated by the Borrower at the date of this Amendment and at the Amendment Effective Date, in each case by reference to the facts and circumstances then pertaining, as if references to the Finance Documents include this Amendment and as if the amended and restated Facility Agreement was effective at the time of each such repetition; and
(b)    at the date of this Amendment and at the Amendment Effective Date, in each case, by reference to the facts and circumstances then pertaining:
(i)    Each Guarantor is validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation; each Guarantor is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each Guarantor has full power and authority, has taken all organizational action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Finance Document to which it is a party and to perform its obligations thereunder.
(ii)    The execution, delivery and performance by each Guarantor of each Finance Document to which it is party, are within the such Guarantor’s organizational powers, have been duly authorized by all necessary organizational action, and do not:
(A)    contravene such Guarantor’s articles of incorporation or by-laws (or any equivalent organizational or governing document of such Guarantor), inclusive of any amendments thereto;
(B)    contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to have a Material Adverse Effect;
(C)    contravene any court decree or order binding on such Guarantor or any of its property except as would not reasonably be expected to have a Material Adverse Effect;
(D)    contravene any contractual restriction binding on such Guarantor or any of its property except as would not reasonably be expected to have a Material Adverse Effect; or
(E)    result in, or require the creation or imposition of, any Lien on any of such Guarantor’s properties except as would not reasonably be expected to have a Material Adverse Effect.
(iii)    No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Guarantor of the Finance Documents to which it is party

(except for authorizations or approvals not required to be obtained on or prior to the date of this Amendment or the Amendment Effective Date, as applicable, or that have been obtained or actions not required to be taken on or prior to the date of this Amendment or the Amendment Effective Date, as applicable, or that have been taken).  Each Guarantor holds all governmental licenses, permits and other approvals (including Environmental Approvals) required to conduct its business as conducted by it on the date of this Amendment or the Amendment Effective Date, as applicable, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.
(iv)    Each Guarantee to which a Guarantor is a party constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.
(v)    There is no action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened against any Guarantor, that purports to affect the legality, validity or enforceability of the Finance Documents or the consummation of the transactions contemplated thereby.
(vi)    The obligations of the Guarantor under the First Priority Guarantee rank at least pari passu in right of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of such Guarantor other than Indebtedness manditorily preferred as a matter of law.
(vii)    Each Guarantor is subject to civil and commercial law with respect to its obligations under the Finance Documents to which it is a party.  No Guarantor nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to its obligations under the Finance Documents to which it is a party (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).
4    Conditions
4.1    Documents and evidence
The agreement of the Parties referred to in clause 2 shall be subject to the receipt, by no later than 7 December 2020 (or, in the case of the conditions set out in paragraphs 3.1 and 3.4 of Schedule 2, no later than 9 November 2020) (or, such later date as may, with the approval of BpIFAE, be agreed between the Parties), by the Facility Agent or its duly authorised representative of the documents and evidence specified in Schedule 2, in each case in form and substance satisfactory to the Facility Agent.
4.2    General conditions precedent
The agreement of the Parties referred to in clause 2 shall be subject to the further conditions that on the Amendment Effective Date:
(a)    the representations and warranties of Borrower contained in clause 3 are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or non-existence of a Material Adverse Effect which shall be accurate in all respects) on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and
(b)    no Event of Default or Mandatory Prepayment Event shall have occurred and be continuing or would result from the amendment of the Principal Agreement pursuant to this Amendment.
4.3    Amendment Effective Date certificate

Upon fulfilment or waiver of the conditions in this clause 4, the Facility Agent shall sign a certificate in the form set out in Schedule 4 confirming that the Amendment Effective Date has occurred and such certificate shall be binding on all Parties.
5    Covenant to provide other ECA guarantees
The Borrower covenants and undertakes with the Facility Agent that it shall, on or before the Amendment Effective Date or as soon as reasonably practicable thereafter:
(a)    enter into an amendment agreement (with such amendments being on substantially the same terms as those set out in this Agreement and the Facility Agreement (as applicable)) to each ECA Financing in existence as at the date of this Amendment in order to substantially reflect the amendments set out in the Facility Agreement and, in particular, the existence of the guarantees referred to in (b) below; and
(b)    procure that the Guarantors enter into each guarantee (on materially the same terms as the equivalent Guarantee provided by the relevant Guarantor) required to be entered into by it in connection with the amended ECA Financing agreements referred to above.
6    Costs and expenses
6.1    Out-of-pocket cost and expenses
The Borrower agrees to pay on demand, on an after-tax basis, all costs and expenses in connection with:
(a)    the preparation, execution and delivery of; and
(b)    the administration, modification and amendment of,
this Amendment and all other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of Norton Rose Fulbright LLP as the legal adviser to the Lenders and the Facility Agent.
6.2    Value Added Tax
All fees, costs and expenses payable pursuant to this clause 6 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.
6.3    Stamp and other duties
The Borrower agrees to pay on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by a Party) imposed on or in connection with this Amendment and shall indemnify the other Parties against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.
7    Miscellaneous and notices
7.1    Each Lender hereby authorises the Facility Agent to enter into each Subordination Agreement on behalf of the Lenders and agrees that each such Subordination Agreement (including any Additional Subordination Agreement or New Guarantor Subordination Agreements to be entered into in accordance with the terms of the Facility Agreement) shall be binding on, and enforceable against, that Lender and accordingly each Lender agrees to take any action or inaction (as the case may be) as may be necessary to comply with the provisions of each such Subordination Agreement.
7.2    This Amendment and any non-contractual obligations arising out of or in respect of this Amendment shall in all respects be governed by and interpreted in accordance with English law.
7.3    The provisions of clauses 1.3 (Third Party Rights), 13.4 (Notices), 13.9 (Execution in Counterparts), 13.14(b) (Jurisdiction), 13.14(c) (Alternative Jurisdiction) and 13.14(d) (Service of Process) of the Facility Agreement shall apply to this Amendment as if they are set out in full and as if (a) references to each

Party are references to each Party to this Amendment and (b) references to the Facility Agreement include this Amendment.
7.4    The Parties acknowledge and agree that they may execute this Amendment and any variation or amendment to the same, by electronic instrument. The Parties agree that the electronic signatures appearing on the document shall have the same effect as handwritten signatures and the use of an electronic signature on this Amendment shall have the same validity and legal effect as the use of a signature affixed by hand and is made with the intention of authenticating this Amendment, and evidencing the Parties’ intention to be bound by the terms and conditions contained herein. For the purposes of using an electronic signature, the Parties authorise each other to conduct the lawful processing of personal data of the signers for contract performance and their legitimate interests including contract management.
IN WITNESS whereof the Parties to this Amendment have caused this Amendment to be duly executed on the date first above written.

Schedule 1
The Mandated Lead Arrangers and the Lenders1

Name	Facility Office and contact details	Commitment (%)
Société Générale	189 rue d’Aubervilliers 75886 PARIS Cedex 18 France Attention: Muriel Baumann Edouard Rutin Tel: +33 (0)1 58 98 22 76 +33 (0)1 57 29 37 79 Fax: +33 (0)1 46 92 45 97 Email : muriel.baumann@sgcib.com edouard.rutin@sgcib.com par-oper-fin-smo-ext@sgcib.com and Attention: Catherine Ferreira Tel : +33 (0)1 42 14 48 45 Fax: +33 (0)1 70 71 95 63 Email: catherine.ferreira@sgcib.com par-oper-caf-dmt6@sgcib.com	37.391%
1 To be confirmed.

KfW IPEX-Bank GmbH	KfW IPEX Bank GmbH Palmengartenstrasse 5 9 60325 Frankfurt am Main Germany Attention: Maritime Industries – Celine Brochard Tel: + 49 69 7431 6537 Fax: +49 69 7431 3768 Email: celine.brochard@kfw.de	25.218%

Banco Santander, S.A.	Ciudad Financiera Avenida de Cantabria s/n Edificio Encinar 2a planta 28600 Boadilla del Monte Spain Fax No: +34 91 257 1682 Attention: Elise Regnault Julián Arroyo Angela Rabanal Ecaterina Mucuta Vanessa Berrio Vélez Ana Sanz Gómez Tel No: +34 912893722 +1 212-297-2919 +1 212-297-2942 +33 1 53 53 70 46 +34 91 289 10 28 +34 91 289 17 90 E-mail: elise.regnault@gruposantander.com Julian.Arroyo@santander.us arabanal@santander.us ecaterina.mucuta@gruposantander.com vaberrio@gruposantander.com anasanz@gruposantander.com	37.391%

Schedule 2
Conditions Precedent
1    Borrower
1.1    A certificate of the Borrower’s and each Guarantor’s Secretary or Assistant Secretary as to the incumbency and signatures of those of its officers authorised to act with respect to this Amendment or the relevant Guarantee (as applicable) and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorising the execution, delivery and performance of this Amendment.
1.2    A Certificate of Good Standing issued by the relevant authorities in respect of the Borrower and (to the extent applicable) each Guarantor.
1.3    A certificate from the Borrower confirming that guaranteeing the obligations guaranteed pursuant to a particular Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the relevant Guarantor to be exceeded.
2    Legal opinions
The Facility Agent shall have received opinions, addressed to the Facility Agent and each Lender from:
2.1    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian law;
2.2    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of English law; provided that such opinion shall not be required to address any matters with respect to RCL Investments Ltd.;
2.3    Norton Rose Fulbright LLP, counsel to the Facility Agent as to matters of French law;
2.4    Norton Rose Fulbright US LLP, counsel to the Facility Agent as to matters of New York law; and
2.5    Campbells, counsel to the Borrower as to matters of Cayman Islands law, or, where applicable, a written approval in principle (which can be given by email) by any of the above counsel of the arrangements contemplated by this Amendment and a confirmation that a formal legal opinion will follow promptly after the Amendment Effective Date.
3    Other documents and evidence
3.1    Evidence that the Guarantors have executed and delivered each of the Guarantees to which they are to be a party in accordance with the terms of this Amendment.
3.2    A letter duly executed by each Guarantor, the Borrower and the Facility Agent, pursuant to which each of the Guarantors agrees to be bound by certain provisions of the Facility Agreement, including clauses 6.7, 6.9, 10.1(e)(iv) and 10.1(e)(v).
3.3    An amendment to the BpiFAE Insurance Policy duly signed and issued by BpiFAE in a form and substance satisfactory to the Lenders.
3.4    Evidence that each of the Facility Agent, the Senior Parties, and the Other Senior Parties have executed and delivered the Subordination Agreements required to be executed by such Person as a condition to the execution of the Second Priority Guarantee and the Third Priority Guarantee, as applicable.
3.5    Evidence that any amounts payable in respect of any documented costs and expenses due from the Borrower under clause 6 of this Amendment, together with any fees separately agreed in writing between the Borrower and any Finance Party, have been paid or will be paid promptly when due or on being demanded.

3.6    Evidence that any process agent appointed pursuant to clause 7.3 of this Amendment has accepted its appointment.
3.7    Such documentation and information as any Finance Party may reasonably request through the Facility Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.

Schedule 3
Form of Amended and Restated Facility Agreement

EXECUTION VERSION

Dated 15 April 2014
as amended and restated by Amendment and Restatement n°1 dated 15 January 2016 as amended by Amendment Agreement n° 1 dated 27 June 2016
as amended and restated by Amendment and Restatement n°2 dated 15 August 2019 as amended and restated by Amendment and Restatement n°3 dated 5 May 2020 as supplemented by a Supplemental Agreement dated 3 August 2020 as amended and restated by Amendment and Restatement n°4 dated 30 October 2020

ROYAL CARIBBEAN CRUISES LTD.
as Borrower

SOCIÉTÉ GÉNÉRALE
as Facility Agent

SOCIÉTÉ GÉNÉRALE
as BpiFAE Agent

BANCO SANTANDER, S.A.
and
KfW IPEX-BANK GmbH
as Mandated Lead Arrangers
and
THE BANKS AND FINANCIAL INSTITUTIONS
from time to time party hereto
as Lenders

FACILITY AGREEMENT

in respect of
one (1) Passenger Cruise Vessel “Harmony of the Seas”
(ex Hull No. A34)

Page

1.    DEFINITIONS AND INTERPRETATION
1.1    Defined Terms    2
1.2    Interpretation    22
1.3    Third Party Rights    23
1.4    Accounting and Financial Determinations    23
2.    .    THE FACILITY AND COMMITMENTS    24
2.1    The Facility    24
2.2    Purpose    24
2.3    Commitments of the Lenders    25
2.4    Voluntary Cancellation    26
2.5    Cancellation due to Lender Illegality    26
2.6    Delayed Delivery    27
2.7    Automatic Cancellation    27
2.8    Cancellation for Non–Exercise Premium    28
2.9    Construction Contract    28
2.10    Independence of Borrower’s Obligations    28
2.11    Finance Parties’ Rights and Obligations    28
3.        DISBURSEMENT PROCEDURES; BORROWER’S PAYMENT INSTRUCTIONS     29
3.1    Availability of Facility    29
    3.2    Hedging; Preliminary Mechanics    29

3.3    Delivery of a Drawing Request    30
3.4    Completion of a Drawing Request    30
3.5    Currency and Amount of Disbursement    30
    3.6    Drawing Request Amendment Request    30
3.7    Disbursement; Hedging Arrangements    31
3.8    Borrower’s Payment Instructions    32
3.9    Deemed Advance of Deferred Tranche    32
4.        CONDITIONS PRECEDENT    33
4.1    Conditions Precedent to Effectiveness    33
4.2    Conditions Precedent to Disbursement    34
4.3    Conditions Precedent to Release of Funds from the Funding Accounts    37
4.4    Form of Conditions Precedent    37
4.5    Facility Agent’s Responsibility    38
4.6    Waiver    39
4.7    Deferred Tranche Conditions Precedent     39
5.        REPAYMENTS, PREPAYMENTS, INTEREST AND FEES    40
5.1    Repayments    40
5.2    Prepayment    42
5.3    Interest Provisions    44
5.4    Pre-Disbursement Delay Fee    46
5.5    Commitment Fee    47
5.6    Other Fees    47
5.7    Calculation Basis    47

5.8    Currency    48
6.        LIBOR-RELATED PROVISIONS; FUNDING LOSSES; INCREASED CAPITAL COSTS; TAXES; RESERVE COSTS; PAYMENTS; ETC.         48
6.1    LIBOR Determination; Replacement Reference Banks    48
6.2    LIBOR Lending Unlawful    48
6.3    Market Disruption    48
6.4    Increased Loan Costs, etc.    50
6.5    Funding Losses    51
6.6    Increased Capital Costs    53
6.7    Taxes    54
6.8    Reserve Costs    57
6.9    Payments    58
6.10    No Double Counting    59
6.11    Cancellation of Commitment or Prepayment of Affected Lender    59
6.12    Sharing of Payments    60
6.13    No Borrower Set-off    61
6.14    Finance Party Set-off    61
6.15    Use of Proceeds    61
    6.16    Deferred Costs    61
    6.17    Unavailability of Screen Rate    62
7.        REPRESENTATIONS AND WARRANTIES    63
7.1    Organisation, etc.    63
7.2    Due Authorisation, Non-Contravention, etc.    64

7.3    Government Approval, Regulation, etc.    64
7.4    Compliance with Laws    64
7.5    Sanctions    65
7.6    Validity, etc.    65
7.7    No Default, Event of Default or Mandatory Prepayment Event    65
7.8    Litigation    65
7.9    The Purchased Vessel    66
7.10    Obligations rank pari passu; Liens    66
7.11    Withholding, etc.    66
7.12    No Filing, etc. Required    66
7.13    No Immunity    67
7.14    Investment Company Act    67
7.15    Regulation U    67
7.16    Accuracy of Information    67
7.17    Construction Contract    68
7.18    No Winding-up    68
7.19    Repetition    68
    7.20    Sanctions and KfW    68
8.        AFFIRMATIVE COVENANTS    69
8.1    Financial Information, Reports, Notices, etc.    69
8.2    Government Approvals and Other Consents    71
8.3    Compliance with Laws, etc.    71

8.4    The Purchased Vessel    72
8.5    Insurance    73
8.6    Books and Records    73
8.7    Cessation of Business    73
8.8    BpiFAE Insurance Policy Requirements    73
8.9    Starting Date of Repayment    73
9.        NEGATIVE COVENANTS    74
9.1    Business Activities    74
9.2    Indebtedness    74
9.3    Liens    74
9.4    Financial Condition
9.5    Additional Undertakings    77
9.6    Consolidation, Merger, etc.    77
9.7    Asset Dispositions, etc.    78
9.8    Use of Proceeds    78
9.9    Construction Contract    78
10.    EVENTS OF DEFAULT    79
10.1    Listing of Events of Default    79
10.2    Action if Bankruptcy    82
10.3    Action if Other Event of Default    82
11.        MANDATORY PREPAYMENT EVENTS    83
11.1    Listing of Mandatory Prepayment Events    83
11.2    Mandatory Prepayment    87

12.    THE FACILITY AGENT, MANDATED LEAD ARRANGERS AND DOCUMENTATION BANK                     87
12.1    Appointment and Duties    87
12.2    Indemnity    88
12.3    Funding Reliance, etc.    88
12.4    Exculpation    89
12.5    Successor/Replacement    90
12.6    Loans by the Facility Agent    91
12.7    Credit Decisions    91
12.8    Copies, etc.    92
12.9    The Facility Agent’s Rights    92
12.10    The Facility Agent’s Duties    92
12.11    Employment of Agents    93
12.12    Distribution of Payments    93
12.13    Reimbursement    93
12.14    Instructions    93
12.15    Payments    94
12.16    “Know your customer” Checks    94
12.17    No Fiduciary Relationship    94
12.18    The Mandated Lead Arrangers and the Documentation Bank    94
13.        MISCELLANEOUS PROVISIONS    95
13.1    Waivers and Amendments    95
13.2    Exercise of Remedies    97

13.3    Mitigation, Borrower Challenges, etc.    97
13.4    Notices    98
13.5    Payment of Costs and Expenses    101
13.6    Indemnification    102
13.7    Survival    104
13.8    Severability    104
13.9    Execution in Counterparts    105
13.10    Successors and Assigns    105
13.11    Lender Transfers, Assignments and Participations    105
13.12    Other Transactions    111
13.13    BpiFAE Premium    111
13.14    Law and Jurisdiction    112
13.15    Confidentiality    113

Schedule A - The Lenders and Commitments     A-1
Schedule B - Repayment Schedule     B-1
Schedule C - Form of Drawing Request C-1
Schedule D - Form of Drawing Request Amendment Request    D-1
Schedule E - Form of Lender Transfer Certificate     E-1
Schedule F - Form of Lender Assignment Agreement     F-1
Schedule G - Form of Notice of Starting Date of Repayment    G-1
Schedule H – Principles……………………………………………………………………H-1
Schedule I – Information Package ……………………………………………………… I-1
Schedule J - Silversea Liens and Indebtedness………………………………………… J-1

THIS FACILITY AGREEMENT (this “Agreement”) is dated 15 April 2014, as amended and restated on 15 January 2016, as further amended on 27 June 2016, as further amended and restated on 15 August 2019, as further amended and restated on 5 May 2020, as supplemented by a supplemental agreement on 3 August 2020, and as further amended and restated on 30 October 2020 and made between:

(1)    ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation registered with the Ministry of Foreign Affairs of the Republic of Liberia under number C-38863, whose registered office is at 80 Broad Street, Monrovia, Republic of Liberia, and whose principal office is at 1050 Caribbean Way, Miami, Florida 33132, United States of America (the “Borrower”);

(2)    SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222, acting in its capacity as facility agent for and on behalf of the Finance Parties (the “Facility Agent”);

(3)    SOCIÉTÉ GÉNÉRALE, a French société anonyme with its registered office at 29 Boulevard Haussmann, 75009 Paris, France, registered with the Paris trade and companies register under number 552 120 222, acting in its capacity as BpiFAE agent for and on behalf of the Finance Parties (the “BpiFAE Agent”), as such role has been transferred to it by Banco Santander S.A.;

(4)    BANCO SANTANDER, S.A., a bank incorporated in Spain with its registered office at Paseo de Pareda, 912. 39004 Santander, Registro Mercantil de Santander: Hoja 286, Folio 64, Libro 5o de Sociedades, Inscripción 1a. C.I.F.A.39000013; and

(5)    KfW IPEX-BANK GmbH, a bank incorporated in Germany with its registered office at Palmengartenstrasse 59, 60325 Frankfurt am Main, Germany,

(each a “Mandated Lead Arranger” and collectively, the “Mandated Lead Arrangers”); and

(6)    THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule A (The Original Lenders and Commitments) as lenders (the “Original Lenders”).

WHEREAS,

(A)    The Borrower and the Builder have entered into the Construction Contract pursuant to which the Builder has agreed to design, construct, equip, complete, sell and deliver to the Borrower the Purchased Vessel.

(B)    The Lenders have agreed to make available to the Borrower, upon the terms and subject to the conditions set out herein, a USD term loan facility in an amount equal to the Dollar Equivalent of up to sixteen per cent. (16%) of the Eligible Portion of the Cash Contract Price of the Purchased Vessel (as adjusted from time to time in accordance with the Construction Contract to reflect, among other adjustments, Change Orders, utilisation of the NYC Allowance and the applicability of the Non-Exercise Premium) and up to one hundred per cent. (100%) of the BpiFAE Premium, in an aggregate amount not to exceed the Maximum Loan Amount.

(C)    Subject to the terms and conditions set out herein, the Loan proceeds (but for this purpose, excluding any deemed advance of the Deferred Tranche) will be provided to (i) the Builder for the purpose of paying a portion of the Cash Contract Price in connection with the Borrower’s purchase of the Purchased Vessel, (ii) the Borrower for the purpose of reimbursing it for Borrower-Paid Change Orders and the amounts expended by it in respect of the Non-Yard Costs and (iii) BpiFAE for the purpose of paying the BpiFAE Premium.

(D)    The Lenders have also (but without increasing the Maximum Loan Amount and/or the Commitment of each Lender) agreed to make available to the Borrower, upon the terms and conditions contained herein, a USD loan facility in the amount equal to the aggregate of the principal portion of the repayment installments of the Loan payable on the Repayment Dates (as defined below) falling during the Advanced Loan Deferral Period (as defined below) (the “Deferred Tranche Maximum Loan Amount”). An advance under the Deferred Tranche (as defined below) will be available for the purpose of paying the principal portion of the repayment installment due on each Repayment Date falling during such Advanced Loan Deferral Period. Each advance of the Deferred Tranche will be automatic and notional only, effected by means of a book entry to finance the repayment installment then due.

(E)    In consideration of the Lenders agreeing to extend the Financial Covenant Waiver Period on the basis set out herein, the Borrower has agreed to procure the execution of the Guarantees and to make certain amendments to this Agreement to reflect the existence of such Guarantees.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1    Defined Terms

The following terms (whether or not in bold type) when used in this Agreement, including its recitals and Schedules, shall, when capitalised, except where the context otherwise requires, have the following meanings:

“Account Bank” means MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd. London Branch.), and which role shall, from the Deferred Tranche Effective Date, no longer be relevant for the purposes of this Agreement.

“Accumulated Other Comprehensive Income (Loss)” means at any date the Borrower’s accumulated other comprehensive income (loss) on such date, determined in accordance with GAAP.

“Additional Guarantee” means a guarantee of the Obligations provided by a New Guarantor in a form and substance substantially the same as the other Guarantees (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and acceptable to BpiFAE.
“Additional Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee, as applicable, in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the beneficiaries of any Indebtedness incurred by the relevant Guarantor, as applicable, and acceptable to BpiFAE.

“Advanced Loan Deferral Period” means the period between 1 April 2020 and 31 March 2021 (inclusive).

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is controlling, controlled by or is under common control with such Person, including such Person’s Subsidiaries.

“Agreed Lien Basket Modification” means an amendment to Sections 9.2 and 9.3 of this Agreement in a form and substance satisfactory to the Borrower, the Facility Agent and BpiFAE.

“Amendment Agreement No.1” means the amendment agreement in respect of this Agreement dated 27 June 2016 between the Borrower, the Facility Agent, the BpiFAE Agent, the Documentation Bank, the Mandated Lead Arrangers and the Lenders.
“Amendment and Restatement No.1” means the amendment and restatement agreement in respect of this Agreement dated 15 January 2016 between the Borrower, the Facility Agent, the BpiFAE Agent, the Documentation Bank, the Mandated Lead Arrangers and the Lenders.

“Amendment and Restatement No.2” means the amendment and restatement agreement in respect of this Agreement dated 15 August 2019 between the Borrower, the Facility Agent, the BpiFAE Agent, the Documentation Bank, the Mandated Lead Arrangers and the Lenders.

“Amendment and Restatement No.3” means the amendment and restatement agreement in respect of this Agreement dated 5 May 2020 between the Borrower, the Facility Agent, the BpiFAE Agent, the Documentation Bank, the Mandated Lead Arrangers and the Lenders pursuant to which this Agreement was amended in connection with, amongst other things, the Principles.

“Amendment and Restatement No.4” means the amendment and restatement agreement in respect of this Agreement dated 30 October 2020 between the Borrower, the Facility Agent, the BpiFAE Agent, the Mandated Lead Arrangers and the Lenders pursuant to which this Agreement was amended in connection with, amongst other things, the Principles.

“Annex VI” means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Jurisdiction” means the jurisdiction or jurisdictions under which the Borrower is organised, domiciled or resident or from which any of its business activities is conducted or in which any of its properties is located and which has jurisdiction over the subject matter being addressed.

“Applicable Spot Rate” means, as applicable:
(a)     the spot rate for any Euros due in respect of the Cash Contract Price that have not been hedged by the Borrower under the Hedging Agreements, as calculated by the Borrower and delivered pursuant to Clause 3.2(a)(i); or
(b)    the spot rate for any Euros, as calculated by the Borrower and delivered pursuant to Clause 5.1(c), in each case by referencing the last available Euros to Dollars exchange rate quoted on Bloomberg page “€ Currency HP” or its successor page.

“Applicable Spot Rate Euros Purchase” has the meaning ascribed to such term in Clause 3.7(c).

“Approved Appraiser” means any of the following: Barry Rogliano Salles, Paris, H Clarkson & Co. Ltd., London, R.S. Platou Shipbrokers, Norway, or Fearnley AS, Norway.

“Authorised Officer” means those officers of the Borrower authorised to act with respect to the Finance Documents (including any Drawing Request and any Drawing Request Amendment Request) and whose signatures and incumbency shall have been certified to the Facility Agent by the Secretary or an Assistant Secretary of the Borrower.

“Available Commitment” means in relation to any Lender, at any time and save as otherwise provided in this Agreement, the Commitment of such Lender (but for this purpose, excluding any Commitment of a Lender in respect of the Deferred Tranche) at such time as reduced by any cancellation, reduction or transfer of such Commitment pursuant to the terms of this Agreement, provided that such amount shall not be less than zero (0).

“B34 Facility Amendment Date” means 20 March 2018, being the effective date of the third supplemental amendment dated 16 March 2018 to (among other things) a credit facility supported by BpiFAE (pertaining to Hull No. B34) reflecting the alignment of certain provisions and covenants with Borrower’s revolving credit facility refinanced on 12 October 2017.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bank Indebtedness” means the Borrower’s Indebtedness up to a maximum aggregate principal amount of $5,300,000,000 under the following agreements (as amended, restated, supplemented, extended, refinanced, replaced or otherwise modified from time to time): (a) the USD1,550,000,000 revolving credit facility maturing in 2022 with Nordea Bank AB (publ), New York Branch as agent, (b) the USD1,925,000,000 revolving credit facility maturing in 2024 with The Bank of Nova Scotia as agent, (c) the USD1,000,000,000 term loan maturing on 5 April 2022 with Bank of America, N.A. as agent, (d) the USD300,000,000 term loan maturing on 7 June 2028 with Nordea Bank ABP, New York Branch as agent, (e) the USD55,827,065 term loan maturing on 5 December 2022 with Sumitomo Mitsui Banking Corporation as agent, (f) the €80,000,000 term loan maturing in November 2024 with Skandinaviska Enskilda Banken AB (publ) as agent, (g) the USD130,000,000 term loan maturing on 2 February 2023 with Industrial and Commercial Bank of China Limited, New York Branch as agent, (h) that certain guarantee dated 18 July 2016 with SMBC Leasing and Finance, Inc. as agent in connection with liabilities relating to the “Lease”, the “Construction Agency Agreement”, the “Participation Agreement” and any other “Operative Document” (as each term is defined in such guarantee) and (i) any other agreement (other than in connection with Credit Card Obligations) as to which the Second Priority Guarantors provide a first priority guarantee package.

“Borrower-Paid Change Orders” means any Change Orders to the extent paid for by the Borrower to the Builder prior to the Disbursement Date in accordance with the second sentence of article V(6) of the Construction Contract.

“BpiFAE” means BpiFrance Assurance Export, the French export credit agency, a French société par action simplifiée à associé unique with its registered office at 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France, registered at the trade and companies registry of Créteil under number 815 276 308 and includes its successors in title or any other person succeeding to BpiFrance Assurance Export in the role as export credit agency of the Republic of France to manage and provide under its control, on its behalf and in its name the public export guarantees as provided by article L 432-1 of the French insurance code.

“BpiFAE Insurance Policy” means the insurance policy in respect of the Facility (including the Loan) issued by BpiFAE on 15 May 2014 for the benefit of the Lenders as approved and executed by the Facility Agent and the Lenders as at the date of the policy's issuance as amended by the BpiFAE Insurance Policy Amendment No.1 and the BpiFAE Insurance Policy Amendment No.2.

“BpiFAE Insurance Policy Amendment No.1” means the amendment to the BpiFAE Insurance Policy, made in connection with the transfer of the agency role from MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd. London Branch.) to the Facility Agent, to be issued by BpiFAE on or prior to the first deemed drawdown of the Deferred Tranche in accordance with Clause 4.7 (Deferred Tranche Conditions Precedent).

“BpiFAE Insurance Policy Amendment No.2” means the amendment to the BpiFAE Insurance Policy, made in connection with the Deferred Tranche arrangements and certain other matters related to the Amendment and Restatement No.3, to be issued by BpiFAE on or prior to the first deemed drawdown of the Deferred Tranche in accordance with Clause 4.7 (Deferred Tranche Conditions Precedent).

“BpiFAE Premium” means the premium due to BpiFAE pursuant to the BpiFAE Insurance Policy in the USD amount set forth in Clause 2.2(a)(ii), payable by the Borrower to the Facility Agent (for the account of BpiFAE).

“Builder” means Chantiers de l’Atlantique S.A. (formerly STX France S.A.), a French société anonyme with its registered office at Avenue Bourdelle, 44600 Saint-Nazaire, France, registered with the Saint-Nazaire trade and companies register under number 439 067 612.

“Business Day” means (a) in relation to any date for the payment or purchase of Dollars and/or Euros, any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, London and Paris and which is also a TARGET Day and (b) for all other purposes, any day (other than a Saturday or Sunday) on which banks are open for general business in New York City, London and Paris.

“Capital Lease Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalised lease.

“Capitalisation” means, at any date, the sum of (a) Net Debt on such date, plus (b) Stockholders’ Equity on such date.

“Capitalised Lease Liabilities” means the principal portion of all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalised lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalised amount thereof, determined in accordance with GAAP.

“Cash Contract Price” has the meaning ascribed to such term in the Construction Contract.

“Cash Equivalents” means all amounts other than cash that are included in the “cash and cash equivalents” shown on the Borrower’s balance sheet prepared in accordance with GAAP.

“Change of Control” means an event or series of events by which:

(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the execution date of this Agreement, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 as in effect on the execution date of this Agreement, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)    during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change Order” has the meaning ascribed to such term in article V(1) of the Construction Contract.

“CIRR” means the OECD Commercial Interest Reference Rate applicable to the Facility of two point zero eight per cent. (2.08%) per annum.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means:

(a)    in relation to any Lender as at the Deferred Tranche Effective Date, the amount set forth opposite its name in the relevant column of Schedule A (The Lenders and Commitments) and the amount of any other Commitment transferred to it under this Agreement;

(b)    in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement; and

(c)    in relation to each Lender, the amount of its Commitment in respect of the Deferred Tranche (as set out in Schedule 1 to Amendment and Restatement No.3), but the liability of each Lender in respect of which shall not, on the basis of the arrangements set out in this Agreement, increase the total commitments of such Lender.

“Commitment Fee” has the meaning ascribed to such term in Clause 5.5 (Commitment Fee).
“Commitments Termination Date” means:
(a)    in respect of the Loan other than the Deferred Tranche, the earliest of:

(i)    the Disbursement Date (after the Loan as requested in the Drawing Request has been disbursed in accordance with this Agreement);
(ii)    the Effective Delivery Date;
(iii)    the date on which all Commitments are cancelled in accordance with the terms of this Agreement;
(iv)    the date on which the Construction Contract is cancelled or terminated in accordance with its terms; and
(v)    the Longstop Date; and

(b)    in respect of the Deferred Tranche, 31 March 2021.

“Construction Contract” means the Contract for Construction and Sale of m.v. ‘Harmony of the Seas’ (ex Hull No. A34) dated 27 December 2012 between the Builder and the Borrower as buyer with respect to the Purchased Vessel, as amended by Addendum No. 1 dated 31 July 2013 between the Builder and the Borrower.

“Construction Financing” means the financing provided or to be provided to the Builder with respect to the construction of the Purchased Vessel, as arranged by HSBC France and Société Générale as mandated lead arrangers with Société Générale as facility agent and as refinanced by the EUR Funding Entity.

“Covered Taxes” means any Taxes other than (a) franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts of such Lender and franchise taxes imposed in lieu of net income taxes or taxes on receipts, in each case by the jurisdiction under the laws of which such Lender is organised or any political subdivision thereof or the jurisdiction of such Lender’s Lending Office or any political subdivision thereof or any other jurisdiction, except in each case to the extent that such taxes are imposed solely as a result of the applicable Obligor’s activities in any such jurisdiction, and (b) any taxes imposed under FATCA.

“Credit Card Obligations” means any obligations of the Borrower under credit card processing arrangements or other similar payment processing arrangements entered into in the ordinary course of business of the Borrower.

“DDTL Indebtedness” means the Borrower’s Indebtedness (or, if such Indebtedness has not yet been incurred, the commitments by lenders to provide Indebtedness to the Borrower as of the effectiveness of the Amendment and Restatement No.4) in connection with that certain Commitment Letter, dated as of August 12, 2020, between the Borrower and MORGAN STANLEY SENIOR FUNDING INC. (as amended, restated, extended, supplemented, refinanced, replaced or otherwise modified from time to time).

“Debt Incurrence” means any incurrence of indebtedness for borrowed money by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or an incurrence of loans under any loan or credit facility, or any issuance of bonds, other than:

(a)    any indebtedness incurred by the Borrower between 1 April 2020 and 31 December 2021 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and/or recovery-related funding in connection with the impact of the Covid-19 pandemic;

(b)    any indebtedness incurred in order to finance any capital expenditure of the Borrower in respect of which the Borrower is already committed but, as of the date of the Amendment and Restatement No.3, the Borrower has yet to obtain financing for (which, in each case, will be listed in the Information Package submitted to the Facility Agent (for providing to BpiFAE) prior to the Deferred Tranche Effective Date);

(c)    indebtedness incurred for the sole purpose of refinancing a maturity payment under any existing loan or credit facility or issued bonds of the Borrower which, in each case, will be listed in the Information Package submitted to the Facility Agent (for providing to BpiFAE) prior to the Deferred Tranche Effective Date;

(d)    indebtedness incurred in the ordinary course of business of the Borrower and its Subsidiaries in order to meet capital expenditure costs in an aggregate amount not greater than €5,000,000 (or its equivalent in another currency) per annum;

(e)    indebtedness provided by banks or other financial institutions under the Borrower's senior unsecured revolving credit facilities in an aggregate amount not greater than the commitments thereunder as in effect on the Deferred Tranche Effective Date plus the amount of any existing uncommitted incremental facilities (i.e. any unused accordion) on such facilities; and

(f)    vessel financings and amendments thereto in respect of vessels for which shipbuilding contracts have been executed on or prior to the Deferred Tranche Effective Date (provided, however, that a refinancing of a vessel financing shall not be included in the carve-out hereunder).

There shall be a presumption that any indebtedness incurred by the Borrower between 1 April 2020 and 31 December 2021 shall be for the purpose of providing crisis and/or recovery-related funding unless the intended use of proceeds from such indebtedness are specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", BpiFAE, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days.

“Default” means any Event of Default or circumstance which would, with the expiry of a grace period, the giving of notice or both, become an Event of Default.

“Deferred Costs Percentage” means 0.43% per annum.

“Deferred Tranche” means the advances deemed to be made by the Lenders under this Agreement from time to time during the Advanced Loan Deferral Period in an aggregate amount not to exceed the Deferred Tranche Maximum Loan Amount or, as the case may be, the aggregate outstanding amount of such advances from time to time.

“Deferred Tranche Effective Date” has the meaning given to it in Amendment and Restatement No.3.

“Deferred Tranche Maximum Loan Amount” has the meaning given to it in Recital (D).

“Delivery Installment” means the final Installment described in article II(3)(e) of the Construction Contract.

“Designated Cruise Brand” means any cruise brand in which the Borrower owns an equity interest as of the Deferred Tranche Effective Date (other than a cruise brand wholly owned by the Borrower) and a “Designated Person” shall mean any person other than the Borrower who holds at least 30% of the outstanding equity of a Designated Cruise Brand.

“Disbursement Date” means the date on which the Loan (but for this purpose excluding the Deferred Tranche) is made under this Agreement.

“Dispose” means to sell, transfer, license, lease, distribute or otherwise transfer, and “Disposition” shall have a correlative meaning.

“Documentation Bank” means from the date of this Agreement until 30 January 2020, MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd. London Branch.), and which shall from such date, no longer be relevant for the purposes of, or included in, the definition of Finance Parties.

“Dollar Equivalent” means any EUR amount converted into a corresponding USD amount by using the weighted average rate of currency hedges entered into by the Borrower pursuant to the Hedging Arrangements, including in such weighted average calculation the Applicable Spot Rate.

“Dollars”, “USD” and the sign “$” mean the lawful currency of the United States.

“Drawing Request” means the loan drawing request duly executed by an Authorised Officer, substantially in the form of Schedule C (Form of Drawing Request).

“Drawing Request Amendment Request” means a request to amend the Drawing Request duly executed by an Authorised Officer, substantially in the form of Schedule D (Form of Drawing Request Amendment Request).

“ECA Financed Vessel” means any Vessel subject to any ECA Financing.

“ECA Financing” means any financing arrangement pursuant to which one or more ECA Guarantor provides guarantees or other credit support (including but not limited to a sale and leaseback transaction or bareboat charter or lease or an arrangement whereby a Vessel under construction is pledged as collateral to secure the indebtedness of a shipbuilder, and, for the avoidance of doubt, committed but undrawn export credit agency facilities), entered into by the Borrower or a Subsidiary for the purpose of financing or refinancing all or any part of the purchase price, cost of design or construction of a Vessel or Vessels or the acquisition of Equity Interests of entities owning, or to own, Vessels.

“ECA Guarantor” means BpiFrance Assurance Export, Finnvera plc or Euler Hermes Aktiengesellschaft (or, in each case, any successor thereof).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of a Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“Effective Delivery Date” means the date on which the Purchased Vessel is delivered to, and accepted by, the Borrower under the Construction Contract.

“Eligible Portion” means the portion of the Cash Contract Price (or any portion thereof, as applicable) to be paid to the Builder under the Construction Contract that is attributable to goods and services purchased by the Borrower which are of:

(a)    French origin; or

(b)    foreign origin (i.e., originating from countries other than France and Liberia and including transport and insurances of any nature),

in either case which are eligible for financing under the limits and under the conditions determined by the French Authorities and which have been approved for financing by the French Authorities.

“Environmental Approval” means any permit, licence, approval, ruling, certification, exemption or other authorisation required under applicable Environmental Laws.

“Environmental Laws” means all applicable federal, state, local or foreign statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities) but excluding any debt securities convertible into such Equity Interests.

“Equity Issuance” means any issuance of Equity Interests by the Borrower, whether pursuant to a public offering or a Rule 144A or other private placement, other than:

(a)    issuances pursuant to employee and/or director stock plans in the ordinary course and consistent with past practice;

(b)    employee and/or director compensation plans in the ordinary course and consistent with past practice;

(c)    issuances between 1 April 2020 and 31 December 2021 (or such later date as may, with the prior consent of BpiFAE, be agreed between the Borrower and the Lenders) for the purpose of providing crisis and recovery-related funding; and

(d)    shares of the Borrower’s common stock issued by the Borrower to a Designated Person solely to satisfy existing earn-out obligations and/or to acquire outstanding equity securities of a Designated Cruise Brand that is named or identified in the BpiFAE Insurance Policy (or any amendment of it) held by such Designated Person.

There shall be a presumption that equity issued by the Borrower between 1 April 2020 and 31 December 2021 shall be for the purpose of providing crisis and recovery-related funding unless the intended use of proceeds from such issuance is specifically identified to be used for an alternative purpose. In the event there is any question as to whether funding qualifies as "crisis and/or recovery-related", BpiFAE, the Facility Agent and the Borrower shall negotiate a resolution in good faith for a maximum period of fifteen (15) Business Days.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EUR Facility” means the EUR facility under the EUR Facility Agreement.

“EUR Facility Agent” means Société Générale in its capacity as facility agent for the EUR Facility Finance Parties.
“EUR Facility Agreement” means the Original EUR Facility Agreement as amended by the EUR Facility Amendment, the EUR Facility Amendment No. 2, the EUR Facility Amendment No. 3, the EUR Facility Amendment No. 4 and the EUR Facility Amendment No. 5.
“EUR Facility Amendment” means the amendment and restatement agreement in respect of the Original EUR Facility Agreement dated 15 April 2014 between the Borrower, the EUR Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.
“EUR Facility Amendment No. 2” means the amendment and restatement agreement in respect of the Original EUR Facility Agreement (as amended by the EUR Facility Amendment) dated 15 January 2016 between the Borrower, the EUR Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.
“EUR Facility Amendment No. 3” means the amendment agreement in respect of the Original EUR Facility Agreement (as amended by the EUR Facility Amendment and the EUR Facility Amendment No. 2) dated 27 June 2016 between the Borrower, the EUR Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.
“EUR Facility Amendment No. 4” means the amendment and restatement agreement in respect of the Original EUR Facility Agreement (as amended by the EUR Facility Amendment, EUR Facility Amendment No. 2 and the EUR Facility Amendment No. 3) dated 15 August 2019 between the Borrower, the EUR Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.
“EUR Facility Amendment No. 5” means the amendment and restatement agreement in respect of the Original EUR Facility Agreement (as amended by the EUR Facility Amendment, EUR Facility Amendment No. 2, the EUR Facility Amendment No. 3 and the EUR Facility

Amendment No. 4) dated 6 May 2020 between the Borrower, the EUR Facility Agent, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.
“EUR Facility Finance Parties” means the parties to the EUR Facility Agreement (other than the Borrower).
“EUR Facility Lenders” means the Persons who are from time to time borrowers under the EUR Funding Agreement and lenders under the EUR Facility Agreement.
“EUR Funding Account” means a special segregated EUR account held in the Borrower's name at the Account Bank.
“EUR Funding Agents” means the EUR Funding Coordination Agent and the EUR Funding Paying Agent.
“EUR Funding Agreement” means the funding agreement dated 9 July 2013 (as amended by Funding Agreement Amendment No.1 and Funding Agreement Amendment No.2 (each as defined in the EUR Facility Agreement)) between the EUR Funding Entity, the EUR Funding Agents and the EUR Facility Lenders in their capacities as borrowers thereunder.
“EUR Funding Coordination Agent” means HSBC France or any successor or assign of HSBC France in such capacity as permitted under the EUR Funding Agreement.

“EUR Funding Entity” means the Caisse des Dépôts et Consignations, a special establishment created by French law dated 28 April 1816 and having its offices at 56, rue de Lille, 75007 Paris, France, or any successor or assign thereof as permitted under the EUR Funding Agreement.
“EUR Funding Paying Agent” means Société Générale or any successor or assign of Société Générale in such capacity as permitted under the EUR Funding Agreement.
“Euros”, “EUR” and the sign “€” mean the single currency of the Participating Member States.
“Event of Default” means any of the events or circumstances specified as such in Clause 10.1 (Listing of Events of Default).

“Existing Principal Subsidiaries” means each Subsidiary of the Borrower that is a Principal Subsidiary on the date of this Agreement.

“Facility” means the term loan facility granted to the Borrower by the Lenders pursuant to Clause 2.1 (The Facility).

“FATCA” means:

(a)    sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)    any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)    any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)    in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the U.S.), 1 January 2014; and

(b)    in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any fee letter entered into between the Borrower and the Facility Agent as referred to in Clause 5.6 (Other Fees), and including the fee letters entered into in connection with Amendment and Restatement No.3.

“Final Maturity Date” means (a) in respect of the Loan (other than the Deferred Tranche) the date that is twelve (12) years after the Starting Date of Repayment, namely 12 May 2028 and (b) in respect of the Deferred Tranche, 12 November 2024.

“Finance Documents” means this Agreement, Amendment Agreement No.1, the Amendment and Restatement No.1, the Amendment and Restatement No.2, the Amendment and Restatement No.3, the Amendment and Restatement No.4, the Supplemental Agreement, the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee, any Additional Guarantee, the Subordination Agreements, any Additional Subordination Agreement, any New Guarantor Subordination Agreement, each of the Fee Letters, the Drawing Request, any Drawing Request Amendment Request, the Funding Accounts Charge and any other document designated as such in writing by the Facility Agent and the Borrower.

“Finance Parties” means the Mandated Lead Arrangers, the Facility Agent, the BpiFAE Agent, the Lenders and from the date of this Agreement until 30 January 2020, the Documentation Bank.

“Financial Covenant Waiver Period” means the period between 1 April 2020 and 31 December 2021 (inclusive).

“First Priority Assets” means the Vessels known on the date the Amendment and Restatement No.4 becomes effective as or that sailed under the name (i) Celebrity Constellation, (ii) Celebrity Equinox, (iii) Celebrity Millennium, (iv) Celebrity Silhouette, (v) Celebrity Summit, (vi) Celebrity Eclipse, (vii) Celebrity Infinity, (viii) Celebrity Reflection and (ix) Celebrity Solstice (it being understood that such Vessels shall remain “First Priority Assets” regardless of any change in name or ownership after such date).

“First Priority Guarantee” means the first priority guarantee granted by the First Priority Guarantor prior to the Amendment Effective Date (as defined in the Amendment and Restatement No.4) (and any other first priority guarantee granted by a First Priority Holdco Subsidiary in connection with becoming a First Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Schedule K.
“First Priority Guarantor” means Celebrity Cruise Lines Inc. (and any of its successors) and any other First Priority Holdco Subsidiary that has granted or, prior to that entity becoming a First Priority Holdco Subsidiary pursuant to a Disposal of a First Priority Asset in accordance with Section 9.5(a)(v)(A), will grant a First Priority Guarantee.
“First Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any First Priority Assets.
“First Priority Release Event” means the occurrence of both (1) the effectiveness of the Agreed Lien Basket Modification and (2) any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being $3,320,000,000):
(a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

(b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower.

Notwithstanding the foregoing, a First Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a First Priority Release Event would have occurred but for the continuance of the payment default described above, then a First Priority Release Event will occur immediately upon that payment default being remedied.
“Fiscal Quarter” means any quarter of a Fiscal Year.

“Fiscal Year” means any annual fiscal reporting period of the Borrower.

“Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio computed for the period of four (4) consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

(a)    net cash from operating activities (determined in accordance with GAAP) for such period, as shown in the Borrower’s consolidated statement of cash flow for such period, to

(b)    the sum of:

(i)    dividends actually paid by the Borrower during such period (including, without limitation, dividends in respect of preferred stock of the Borrower); plus
(ii)    scheduled payments of principal of all debt less New Financings (determined in accordance with GAAP, but in any event including Capitalised Lease Liabilities) of the Borrower and its Subsidiaries for such period.
“Fixed Rate” means a rate per annum equal to the aggregate of (a) the CIRR and (b) the Fixed Rate Margin.

“Fixed Rate Margin” means zero point forty five per cent. (0.45%) per annum.

“Floating Rate” means a rate per annum equal to the aggregate of (a) LIBOR and (b) the Floating Rate Margin.

“Floating Rate Margin” means one point two zero per cent. (1.20%) per annum.

“French Authorities” means the Direction Générale du Trésor of the French Ministry of Economy and Finance, any successors thereto, or any other governmental authority in or of France involved in the provision, management or regulation of the terms, conditions and issuance of export credits including, among others, such entities to whom authority in respect of the extension or administration of export financing matters have been delegated, such as BpiFAE and Natixis DAI.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Funding Accounts” means the EUR Funding Account and the USD Funding Account.

“Funding Accounts Charge” means the charge over the Funding Accounts to be entered into between the Borrower, the Finance Parties and the Account Bank.

“Funding Losses” means any amounts payable by the Borrower pursuant to Clause 6.5 (Funding Losses).

“Funds Flow Agreement” means the funds flow agreement (convention portant sur des flux des paiements) dated 31 July 2013 between the EUR Funding Entity, the EUR Facility Agent, the Borrower, the Builder, the facility agent under the Construction Financing and the funding entity under the refinancing of the Construction Financing as amended by the Funds Flow Amendment.

“Funds Flow Amendment” means the amendment to the Funds Flow Agreement dated 15 April 2014 entered into between the parties to the Funds Flow Agreement and the Facility Agent on behalf of the Finance Parties.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Government-related Obligations” means obligations of the Borrower or any Subsidiary of the Borrower under, or Indebtedness incurred by the Borrower or any Subsidiary of the Borrower to satisfy obligations under, any governmental requirement imposed by any Applicable Jurisdiction that must be complied with to enable the Borrower and its Subsidiaries to continue their business in such Applicable Jurisdiction, excluding, in any event, any taxes imposed on the Borrower or any Subsidiary of the Borrower.

“Hedging Agreements” means any agreements entered into by the Borrower from time to time in spot or forward currency markets for the purchase of Euros with Dollars in order to pay the Cash Contract Price.
“Hedging Arrangements” means the Borrower’s USD-toEUR hedging arrangements under the Hedging Agreements.
“Hedging Euros Purchase” has the meaning ascribed to such term in Clause 3.7(c).
“Guarantee” means the First Priority Guarantee, the Second Priority Guarantee, the Third Priority Guarantee and (if applicable) any Additional Guarantee and “Guarantees” means any or all of them.
“Guarantor” means the provider of any Guarantee from time to time and “Guarantors” means any or all of them.

“Hedging Instruments” means options, caps, floors, collars, swaps, forwards, futures and any other agreements, options or instruments substantially similar thereto or any series or combination thereof used to hedge interest, foreign currency and commodity exposures (including the Hedging Agreements).
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Indebtedness” means, for any Person:
(a)    obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);

(b)    obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than (i) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within one hundred eighty (180) days of the date the respective goods are delivered or the respective services are rendered and (ii) any purchase price adjustment, earnout or deferred payment of a similar nature incurred in connection with an acquisition (but only to the extent that no payment has at the time accrued pursuant to such purchase price adjustment, earnout or deferred payment obligation);

(c)    Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;

(d)    obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(e)    Capitalised Lease Liabilities of such Person;

(f)    guarantees by such Person of Indebtedness of others, up to the amount of Indebtedness so guaranteed;

(g)    obligations of such Person in respect of surety bonds and similar obligations; and

(h)    liabilities arising under Hedging Instruments.

“Information Package” means the general test scheme/information package in connection with the application for a debt holiday in the form of Schedule I (Information Package) submitted or to be submitted (as the case may be) by the Borrower in order to obtain the benefit of the measures provided for in the Principles for the purpose of this Agreement and certain of its obligations under this Agreement.

“Initial Basic Cash Contract Price” has the meaning ascribed to such term in article II(2) of the Construction Contract.

“Installments” has the meaning ascribed to such term in the Construction Contract.

“Interest Period” means the period starting on (and including) the Disbursement Date (or, in the case of the Deferred Tranche, the date of the deemed advance of the relevant portion of the Deferred Tranche) and ending on (but not including) the first Repayment Date following such date (as the same may be adjusted pursuant to Clause 6.9(d)), and subsequently each succeeding period starting on (and including) the immediately preceding Repayment Date (as the same may be adjusted pursuant to Clause 6.9(d)) and ending on (but not including) the next Repayment Date (as the same may be adjusted pursuant to Clause 6.9(d)).“Investment Grade” means, with respect to Moody’s, a Senior Debt Rating of Baa3 or better and, with respect to S&P, a Senior Debt Rating of BBB- or better.
“Lender” means:
(a)    any Original Lender; and
(b)    any New Lender which has become a party hereto in accordance with Clause 13.11 (Lender Transfers, Assignments and Participations),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Lender Assignment Agreement” means any Lender Assignment Agreement substantially in the form of Schedule F (Form of Lender Assignment Agreement).

“Lender Transfer Certificate” means any Lender Transfer Certificate substantially in the form of Schedule E (Form of Lender Transfer Certificate).

“Lending Office” means, relative to any Lender, the office or offices notified by such Lender to the Facility Agent and the Borrower in writing on or before the date on which it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written) notice as the office or offices through which it will perform its obligations under this Agreement.

“Lien Basket Amount” is defined in Section 9.3(d).
“LIBOR” means, for any period:
(a)    the applicable Screen Rate; or
(b)    if no Screen Rate is available for that period, the arithmetic mean (rounded upward to four (4) decimal places) of the rates as supplied to the Facility Agent at its request quoted by the References Banks to leading banks in the London interbank market, in each case as of 10:00 a.m. (London time) on the Quotation Date for the offering of deposits in Dollars for a period comparable to such period, provided that, if such period is:
(i)    shorter than one (1) month, the reference period shall be one (1) month; and
(ii)    longer than one (1) month and does not correspond to an exact number of months, the relevant rate shall be determined by using a linear interpolation of LIBOR according to usual practice in the international monetary market, and, if any such rate is below zero (0), LIBOR shall be deemed to be zero (0).
“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

“Loan” means at any time the aggregate principal amount of the Facility disbursed to the Borrower and/or another Person at the request of the Borrower under this Agreement in an aggregate amount not to exceed the Maximum Loan Amount (and including for this purpose, the Deferred Tranche Maximum Loan Amount) or, as the case may be, the aggregate principal amount of such disbursement outstanding.

“Loan Release Date” means the date on which the EUR proceeds of the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase and the USD Retained Portion are released from the Funding Accounts in accordance with Clause 3.7(e).

“Longstop Date” means the two hundred and seventieth (270th) day following the Original Scheduled Delivery Date, being 24 January 2017.

“Mandatory Prepayment Event” means any of the events or circumstances specified as such in Clause 11.1 (Listing of Mandatory Prepayment Events).

“Margin” means (a) if the interest rate applicable to the Loan is calculated by reference to the CIRR, the Fixed Rate Margin and (b) in respect of any drawn portion of the Deferred Tranche, or where the interest rate applicable to the Loan is otherwise calculated by reference to LIBOR, the Floating Rate Margin.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of any Finance Party under this Agreement or (c) the ability of the Borrower to perform its payment Obligations under this Agreement or any of the other Finance Documents to which it is a party.

“Material Guarantor” means (i) each of Celebrity Cruise Lines Inc., RCI Holdings LLC, RCL Cruise Holdings LLC and RCL Cruises Ltd (and each of their respective successors) and (ii) any other entity that becomes a First Priority Guarantor, a Second Priority Guarantor or a Third Priority Guarantor after the effectiveness of Amendment and Restatement No.4.

“Material Litigation” has the meaning ascribed to such term in Clause 7.8 (Litigation).

“Maximum Loan Amount” means the aggregate of the Original Lenders’ Commitments, being the Dollar Equivalent of one hundred seventy eight million four hundred forty five thousand one hundred and seventy eight Euros (EUR 178,445,178), and which for this purpose shall include the Commitments in respect of the Deferred Tranche.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means the first priority ship mortgage to be granted by the Borrower in connection with the Construction Financing.

“Natixis DAI” means Natixis DAI Direction des Activités Institutionnelles.

“Net Debt” means, at any time, the aggregate outstanding principal amount of all debt (including, without limitation, Capitalised Lease Liabilities) of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) less the sum of (without duplication);

(a)    all cash on hand of the Borrower and its Subsidiaries; plus

(b)    all Cash Equivalents.

“Net Debt to Capitalisation Ratio” means, as at any date, the ratio of (a) Net Debt on such date to (b) Capitalisation on such date.

“New Financings” means proceeds from:

(a)    borrowed money (whether by loan or issuance and sale of debt securities), including drawings under this Agreement and any revolving credit facilities of the Borrower, and

(b)    the issuance and sale of equity securities.

“New Guarantor” means, with respect to any Vessel delivered after the effectiveness of the Amendment and Restatement No.4, the Subsidiary of the Borrower that (a) directly owns the Equity Interests of the Principal Subsidiary that acquired such Vessel and (b) delivers an Additional Guarantee.

“New Guarantor Subordination Agreement” means a subordination agreement pursuant to which the Lenders’ rights under the applicable Additional Guarantee will be fully subordinated in right of payment to the rights of the beneficiaries of the applicable Senior Guarantee, which subordination agreement shall be in a form and substance substantially the same as the other Subordination Agreements (reflecting any necessary logical and factual changes), with such changes, or otherwise in a form and substance, reasonably acceptable to the Facility Agent and the agent, trustee or other representative for such Senior Guarantee.

“New Lender” has the meaning ascribed to such term in Clause 13.11 (Lender Transfers, Assignments and Participations).

“Non-Exercise Premium” has the meaning ascribed to such term in article II(2) of the Construction Contract.

“Non-Yard Costs” has the meaning ascribed to such term in the Construction Contract.
“NYC Allowance” has the meaning ascribed to such term in the Construction Contract.
“NYC Applicable Rate” means, in relation to any portion of the NYC Allowance utilised by the Borrower to pay any Non-Yard Costs, the USD-to-EUR rate used by the Borrower to convert the relevant USD amount into EUR for the purpose of the Builder invoicing the same to the Borrower in EUR in accordance with the Construction Contract.
“Obligations” means all obligations (payment or otherwise) of the Borrower arising under or in connection with this Agreement and the other Finance Documents.

“Obligors” means the Borrower and the Guarantors.

“Organic Document” means, relative to the Borrower, its articles of incorporation (inclusive of any articles of amendment to its articles of incorporation) and its by-laws.

“Original EUR Facility Agreement” means the facility agreement dated 9 July 2013 between the Borrower, the EUR Facility Agent, BNP Paribas as documentation bank, BNP Paribas, HSBC France and Société Générale as mandated lead arrangers and the EUR Facility Lenders.

“Original Scheduled Delivery Date” means 29 April 2016.

“Other ECA Parties” means the facility agents acting on behalf of the creditors under any ECA Financing, whether existing on or after the effectiveness of the Amendment and Restatement No.4 (excluding the Facility Agent acting in any representative capacity in connection with this Agreement).

“Other Guarantees” means the guarantees issued, or to be issued, by any of the First Priority Guarantor, the Second Priority Guarantors, the Third Priority Guarantor or any New Guarantor in favor of any Other ECA Party; provided that any Other Guarantee issued by (a) the First Priority Guarantor shall be pari passu in right of payment with the First Priority Guarantee, (b) any Second Priority Guarantor shall be pari passu (or junior) in right of payment with the Second Priority Guarantee, (c) the Third Priority Guarantor shall be pari passu (or junior) in right of payment with the Third Priority Guarantee and (d) any New Guarantor shall be pari passu in right of payment with each Additional Guarantee issued by such New Guarantor.

“Other Senior Parties” means each agent, trustee or other representative in respect of Bank Indebtedness or Credit Card Obligations.

“Other Vessel” means a passenger cruise vessel (other than the Purchased Vessel) owned by the Borrower or one of its Subsidiaries.

“Participating Member State” means any member of the European Community that at the relevant time has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Permitted Refinancing” means, in respect of any Indebtedness or commitments, any amendment, restatement, extension, renewal, refinancing or replacement that does not increase the aggregate principal amount of such Indebtedness or commitments outstanding at the time of such Permitted Refinancing other than by the amount of unpaid accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated with such amendment, restatement, supplement, refinancing or other modification.

“Person” means any natural person, corporation, limited liability company, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

“Poseidon Principles” means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

“Post-Disbursement Delay” means a delay of the delivery of the Purchased Vessel beyond the date contemplated in a Drawing Request which occurs after the Disbursement Date and prior to the Loan Release Date.
“Pre-Disbursement Delay” means a delay of the delivery of the Purchased Vessel beyond the date contemplated in a Drawing Request which occurs prior to the Disbursement Date.
“Pre-Disbursement Delay Fee” has the meaning ascribed to such term in Clause 5.4 (Pre-Disbursement Delay Fee).

“Principal Subsidiary” means any Subsidiary of the Borrower that owns a Vessel (while it owns such Vessel).

“Principles” means the document titled "Cruise Debt Holiday Principles" and dated 6 April 2020 in the form of Schedule H (The Principles), which document sets out certain key principles and parameters relating to, amongst other things, the temporary suspension of repayments of principal in connection with certain qualifying Loan Agreements (as defined therein) and being applicable to BpiFAE-covered loan agreements such as this Agreement.

“Purchase Price” means, with respect to any Vessel, the book value of such Vessel at the time initially acquired by a Principal Subsidiary.

“Purchased Vessel” means the passenger cruise vessel, “Harmony of the Seas”, bearing Builder’s hull number A34 constructed or to be constructed pursuant to the Construction Contract.

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, two (2) TARGET Days before the first day of that period.

“Reference Banks” means Banco Santander, S.A. and Citibank or such other banks as may be appointed by the Facility Agent with the consent of the Borrower (such consent not being unreasonably withheld).

“Repayment Date” means (a) in relation to the Loan (excluding the Deferred Tranche) each of the dates specified in Part A of Schedule B (Repayment Schedule) and (b) in relation to the Deferred Tranche, each of the dates specified in Part B of Schedule B (Repayment Schedule), in each case as such Schedule B was substituted on the Deferred Tranche Effective Date.

“Required Lenders” means, at any time, Lenders that in the aggregate, hold more than sixty two point six per cent. (62.6%) of the aggregate unpaid principal amount of the Loan or, if no such principal amount is then outstanding, Lenders that in the aggregate have more than sixty two point six per cent. (62.6%) of the Commitments.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Restricted Payments” means any dividend or other distribution (whether in cash, securities or other property (other than Equity Interests), with respect to any Equity Interests in the Borrower, or any share buy-back program or other payment (whether in cash, securities or other property (other than Equity Interests)), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower.

“S&P” means Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of The McGraw-Hill Financial Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty's Treasury of the United Kingdom.

“Scheduled Delivery Date” means, at any time, the Original Scheduled Delivery Date or such other date which, at such time, is the date specified for delivery of the Purchased Vessel under the Construction Contract, as the same may be modified from time to time in accordance with the terms of the Construction Contract.

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person which takes over the administration of that rate) for the relevant period displayed on the Reuters Libor01 screen (or any successor screen which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Second Priority Assets” means the Vessels known on the date the Amendment and Restatement No.4 becomes effective as or that sailed under the name (i) Azamara Quest, (ii) Azamara Pursuit, (iii) Azamara Journey, (iv) Celebrity Edge, (v) Celebrity Apex, (vi) Celebrity Flora, (vii) Celebrity Xpedition, (viii) Celebrity Xperience, (ix) Celebrity Xploration, (x) Monarch, (xi) Horizon and (xii) Sovereign (it being understood that such Vessels shall remain “Second Priority Assets” regardless of any change in name or ownership after such date).

“Second Priority Guarantee” means the second priority guarantee granted by the Second Priority Guarantors prior to the Amendment Effective Date (as defined in the Amendment and Restatement No.4) (and any other second priority guarantee granted by a Second Priority Holdco Subsidiary in connection with becoming a Second Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Schedule L.
“Second Priority Guarantors” means RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd and RCL Investments Ltd (and any of their respective successors) and any other Second Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Second Priority Holdco Subsidiary pursuant to a Disposal of a Second Priority Asset in accordance with Section 9.5(b)(iii)(A), will grant a Second Priority Guarantee.

“Second Priority Holdco Subsidiaries” means (a) RCL Cruises Ltd. or any other Subsidiaries of the Borrower that directly own all of the equity interests in (i) RCL TUI Cruises German Verwaltungs GmbH and (ii) RCL TUI Cruises German Holding GmbH & Co. KG and (b) one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Second Priority Asset. For the avoidance of doubt, Second Priority Holdco Subsidiaries shall not include any Principal Subsidiary.
“Second Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Secured Note Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being $3,320,000,000):
(a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

(b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Second Priority Guarantors in respect of the Bank Indebtedness.

Notwithstanding the foregoing, a Second Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Second Priority Release Event would have occurred but for the continuance of the payment default described above, then a Second Priority Release Event will occur immediately upon that payment default being remedied.

“Secured Note Indebtedness” means the Borrower’s Indebtedness under the Secured Note Indenture.

“Secured Note Indenture” means that certain Indenture, dated as of May 19, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the $1,000,000,000 10.875% senior secured notes due 2023 and $2,320,000,000 11.50% senior secured notes due 2025, by and among the Borrower, as issuer, the guarantors party thereto from time to time, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee and as security agent.

“Senior Guarantee” means any guarantee by a New Guarantor of Indebtedness incurred by the Borrower or any of its Subsidiaries after the effectiveness of the Amendment and Restatement No.4; provided that the aggregate principal amount of Indebtedness guaranteed under any Senior Guarantee shall in no case exceed 10.0% of the Purchase Price of the relevant Vessel owned by the Principal Subsidiary of such New Guarantor that acquired such Vessel.

“Senior Parties” means each agent, trustee or other representative in respect of Unsecured Note Indebtedness or DDTL Indebtedness.

“Statement of Compliance” means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

“Starting Date of Repayment” means (a) in respect of the Loan (but for this purpose excluding the Deferred Tranche) the date notified to the Facility Agent by the EUR Facility Agent in writing pursuant to a notice substantially in the form of Schedule G (Form of Notice of Starting Date of Repayment) and (b) in respect of the relevant portion of the Deferred Tranche, the date upon which such portion of the Deferred Tranche was deemed to be advanced pursuant to Clause 3.9 (and being the date of the relevant Repayment Date falling during the Advanced Loan Deferral Period).

“Stockholders’ Equity” means, as at any date, the Borrower’s stockholders’ equity on such date, excluding Accumulated Other Comprehensive Income (Loss), determined in accordance with GAAP, provided that any non-cash charge to Stockholders’ Equity resulting (directly or indirectly) from a change after the date hereof in GAAP or in the interpretation thereof shall be disregarded in the computation of Stockholders’ Equity such that the amount of any reduction thereof resulting from such change shall be added back to Stockholders’ Equity.

“Subordination Agreement” means any subordination agreement with respect to the Second Priority Guarantee or the Third Priority Guarantee executed by the Facility Agent and any of the Senior Parties or Other Senior Parties.

“Subsidiary” means, with respect to any Person, any entity of which more than fifty per cent. (50%) of the outstanding voting capital or similar right of ownership is, directly or indirectly, owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Supplemental Agreement” means the supplemental agreement in respect of this Agreement dated 3 August 2020 between the Borrower and the Facility Agent, pursuant to which certain modifications were made to this Agreement.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“Tax” and “tax” means all present or future taxes (of any nature and however termed), levies, fiscal charges, imposts, duties, fees, assessments, surcharges or other charges of whatever nature and however arising which are now or at any time hereafter imposed, assessed, charged, levied, collected, demanded, withheld or claimed by any government or taxing authority, together with all interest thereon and penalties or similar liabilities with respect thereto, and “Taxes”, “taxes”, “taxing” and “taxation” shall be construed accordingly.

“Third Priority Assets” means the Vessels known on the date the Amendment and Restatement No.4 becomes effective as (i) Symphony of the Seas, (ii) Oasis of the Seas, (iii) Harmony of the Seas, (iv) Spectrum of the Seas, (v) Quantum of the Seas, (vi) Ovation of the Seas and (vii) Anthem of the Seas (it being understood that such Vessels shall remain “Third Priority Assets” regardless of any change in name or ownership after the such date).

“Third Priority Guarantee” means the third priority guarantee granted by RCI Holdings LLC prior to the Amendment Effective Date (as defined in the Amendment and Restatement No.4) (and any other third priority guarantee granted by a Third Priority Holdco Subsidiary in connection with becoming a Third Priority Guarantor) in favor of the Facility Agent for the benefit of the Agents and the Lenders, in each case substantially in the form attached hereto as Schedule M.

“Third Priority Guarantor” means RCI Holdings LLC (and any of its successors) and any other Third Priority Holdco Subsidiary that has granted or, prior to that entity becoming a Third Priority Holdco Subsidiary pursuant to a Disposal of a Third Priority Asset in accordance with Section 9.5(c)(iii)(A), will grant a Third Priority Guarantee.

“Third Priority Holdco Subsidiaries” means one or more Subsidiaries of the Borrower that directly own any of the Equity Interests issued by any other Subsidiary of the Borrower that owns any Third Priority Asset.

“Third Priority Release Event” means the occurrence of any event or other circumstance that results in either (x) 80% of the aggregate principal amount of Bank Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being $5,300,000,000 (and 80% of which is $4,240,000,000)) or (y) 100% of the aggregate principal amount of Unsecured Note Indebtedness and the DDTL Indebtedness outstanding as of the effectiveness of the Amendment and Restatement No.4 (being, in aggregate, $1,700,000,000):

(a)    no longer remaining outstanding (whether as a result of repayment, redemption or otherwise (but excluding in connection with any enforcement action taken by the relevant creditors in respect of that Indebtedness)); and

(b)    not having been refinanced (whether initially or through subsequent refinancings) with Indebtedness that is (i) secured by a Lien or (ii) incurred or guaranteed by any one or more Subsidiaries of the Borrower, and which, in the case of (y) above, has resulted in the release of (or will result in the substantially simultaneous release of) each guarantee granted by the Third Priority Guarantor in respect of the Unsecured Note Indebtedness, the DDTL Indebtedness and the Bank Indebtedness.

Notwithstanding the foregoing, a Third Priority Release Event shall in no case occur if the Borrower has failed to pay any Indebtedness that is outstanding under any ECA Financing (including this Agreement) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise). For the avoidance of doubt, if a Third Priority Release Event would have occurred but for the continuance of the payment default described above, then a Third Priority Release Event will occur immediately upon that payment default being remedied.

“Transaction Documents” means, collectively, the Finance Documents, the Funds Flow Agreement, the Funds Flow Amendment and the Construction Contract.

“Transfer Date” means, in relation to a valid transfer or a valid assignment by a Lender pursuant to Clause 13.11 (Lender Transfers, Assignments and Participations), the later of:

(a)    the proposed “Transfer Date” specified in the relevant Lender Transfer Certificate or Lender Assignment Agreement, as applicable; and

(b)    the date on which the Facility Agent executes the relevant Lender Transfer Certificate or Lender Assignment Agreement, as applicable.

“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 of Directive 2014/59/EU) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“United States” or “U.S.” means the United States of America, its fifty States and the District of Columbia.

“Unsecured Note Indebtedness” means the Borrower’s Indebtedness under the Unsecured Note Indenture.

“Unsecured Note Indenture” means that certain Indenture, dated as of June 9, 2020 (as amended, supplemented, extended, refinanced, replaced and/or otherwise modified from time to time) in respect of the $1,000,000,000 9.125% senior notes due 2023, by and among the Borrower, as issuer, the guarantor party thereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee.

“USD Funding Account” means a special segregated USD account held in the Borrower's name at the Account Bank.

“USD Retained Portion” means the portion of the Loan to be used to pay (i) any portion of the NYC Allowance that the Builder invoices to the Borrower in accordance with the

Construction Contract in EUR, converted into USD at the relevant NYC Applicable Rate and (ii) the BpiFAE Premium.

“VAT” means:

(a)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Vessel” means the Purchased Vessel and any Other Vessel.

“Write-Down and Conversion Powers” means (a) with respect to any Resolution Authority, the write-down and conversion powers of such Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) in relation to any UK Bail-In Legislation: (i) any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that UK Bail-In Legislation.

1.2    Interpretation

(a)    Unless a contrary indication appears, any references in this Agreement to:

(i)    (or to any specified provision of) this Agreement or any other agreement or document shall be construed as references to this Agreement or that other agreement or document or that provision as in force for the time being and as amended, supplemented, modified, varied or novated from time to time;

(ii)    Clauses, paragraphs and Schedules are to be construed as references to the clauses and paragraphs of, and schedules to, this Agreement and references to this Agreement include its Schedules;

(iii)    any Person (including any party hereto or to any other agreement) shall, where the context permits, include such Person’s successors, permitted transferees and permitted assigns;

(iv)    any law, enactment or other statutory provision shall be deemed to include references to such law, enactment or other statutory provision as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

(v)    “assets” include present and future properties, revenues and rights of every description;

(vi)    “continuing” and “continuation” mean, in relation to a Default, an Event of Default or a Mandatory Prepayment Event, where such event has not been remedied or waived or the circumstances giving rise to such event have not ceased to exist;

(vii)    “control” mean the possession by one Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting shares, by contract or otherwise, and references to “controlling” and “controlled by” shall be construed accordingly;

(viii)    “day” or “days” (rather than “Business Day” or “Business Days”) mean calendar day(s);

(ix)    “hereof”, “herein”, “hereto” and “hereunder” and other words of similar import mean this Agreement as a whole and not any particular part hereof; and

(x)    “include”, “includes”, “including” and other words of similar import mean without limitation.

(b)    Unless a contrary indication appears therein, a term used in any other Finance Document or in any notice given under or in connection with this Agreement or any other Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(c)    Unless a contrary indication appears herein or in any other Finance Document:

(i)    words (including terms used to refer to any of the relevant parties) importing the plural shall include the singular and vice versa; and

(ii)    words importing any gender shall be construed as including every gender.

(d)    Clause, paragraph and Schedule headings herein are for ease of reference only.

1.3    Third Party Rights

(a)    Unless expressly provided to the contrary in this Agreement or any other Finance Document, a Person who is not a party hereto or thereto (as the case may be) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term hereof or thereof (as the case may be).

(b)    Unless expressly provided to the contrary in this Agreement or any other Finance Document, the consent of any person who is not a party hereto or thereto (as the case may be) is not required to rescind or vary this Agreement or such other Finance Document (as the case may be) at any time.

1.4    Accounting and Financial Determinations

Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Clause 9.4 (Financial Condition)) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with GAAP consistently applied (or, if not consistently applied, accompanied by details of the inconsistencies); provided that if the Borrower elects to apply or is required to apply IFRS accounting principles in lieu of GAAP, upon any such election and notice to the Facility Agent, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement); provided further that if, as a result of (a) any change in GAAP or IFRS or in the interpretation thereof or (b) the application by the Borrower of IFRS in lieu of GAAP, in each case, after the date of any financial statements referred to in Clause 8.1 (Financial Information, Reports, Notices, etc.), there is a change in the manner of determining any of the items referred to herein or thereunder that are to be determined by reference to GAAP, and the effect of such change would (in the reasonable opinion of the Borrower or the Facility Agent) be such as to affect the basis or efficacy of the financial covenants contained in Clause 9.4 (Financial Condition) in ascertaining the consolidated financial condition of the Borrower and its Subsidiaries and the Borrower notifies the Facility Agent that the Borrower requests an amendment to any provision hereof to eliminate such change occurring after the date hereof in GAAP or the application thereof on the operation of such provision (or if the Facility Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then such item shall for the purposes of Clause 9.4 (Financial Condition) continue to be determined in accordance with GAAP relating thereto as if GAAP were applied immediately prior to such change in GAAP or in the interpretation thereof until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding the foregoing, all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on the B34 Facility Amendment Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations for the purposes of this Agreement regardless of any change in GAAP following the B34 Facility Amendment Date that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as capital leases.

2.    THE FACILITY AND COMMITMENTS

2.1    The Facility

Subject to the terms and conditions of this Agreement, the Lenders make available to the Borrower a term loan credit facility in Dollars in a maximum aggregate amount equal to the Maximum Loan Amount.

2.2    Purpose

(a)    Subject to paragraph (c) below and Clause 3.7 (Disbursement; Hedging Arrangements), the Facility shall be used by the Borrower as follows:

(i)    to partially finance (or, in the case of those portions of the Loan to be disbursed directly to the Borrower in accordance with the terms hereof, refinance) the purchase of the Purchased Vessel by paying an aggregate maximum of the Dollar Equivalent of sixteen per cent. (16%) of the Eligible Portion of the Cash Contract Price of the Purchased Vessel, limited to the aggregate of up to:

(A)    sixteen per cent. (16%) of the Eligible Portion of the Initial Basic Cash Contract Price of the Purchased Vessel (which price is, for purposes of this Clause, capped at the Dollar Equivalent of nine hundred twenty three million five hundred thousand Euros (EUR 923,500,000)), to the Builder;

(B)    sixteen per cent. (16%) of the Eligible Portion of the Non-Exercise Premium, if any (which premium (if any) is, for purposes of this Clause, capped at the Dollar Equivalent of twenty million Euros (EUR 20,000,000)), to the Builder;

(C)    sixteen per cent (16%) of the Eligible Portion of the aggregate cost of Change Orders effected in accordance with the terms of the Construction Contract (which aggregate cost is, for purposes of this Clause, capped at the Dollar Equivalent of forty six million one hundred and seventy five thousand Euros (EUR 46,175,000)), to (and in such order of priority):

(I)    first, with respect to all Change Orders other than Borrower-Paid Change Orders, the Builder; and

(II)    secondly, with respect to any Borrower-Paid Change Orders, the Borrower; and

(D)    sixteen per cent. (16%) of the Eligible Portion of the NYC Allowance which has been utilised in accordance with the terms of the Construction Contract (which allowance is, for purposes of this Clause, capped at the Dollar Equivalent of one hundred million Euros (EUR 100,000,000)), to the Borrower; provided that any portion of the NYC Allowance attributable to Non-Yard Costs that the Builder has invoiced to the Borrower in accordance with the Construction Contract in EUR shall be converted into USD at the relevant NYC Applicable Rate; and

(ii)    to pay one hundred per cent. (100%) of the BpiFAE Premium to the Facility Agent for the account of BpiFAE in accordance with Clause 13.13 (BpiFAE Premium) in an amount of up to the Dollar Equivalent of four million ninety seven thousand one hundred and seventy eight Euros (EUR 4,097,178).

(b)    No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.
(c)    The Deferred Tranche shall be deemed to be made available for the purpose set out in Recital (D) and, accordingly, the other provisions of this Clause 2.2 (Purpose) shall not apply to the proceeds of the Deferred Tranche.

2.3    Commitments of the Lenders

(a)    On the terms and subject to the conditions of this Agreement (including Clause 4 (Conditions Precedent)), each Lender severally agrees to make its participation in the Loan (other than in respect of the Deferred Tranche) available to the Facility Agent in USD, without any set-off, counterclaim or deduction, on the Disbursement Date through such Lender’s Lending Office.

(b)    The amount of each Lender’s participation in the Loan (excluding the Deferred Tranche) will be equal to the proportion borne by its Available Commitment to the available Facility, but in no case shall a Lender be obliged to lend more than its Commitment.

(c)    The Facility Agent shall notify each Lender of the amount of the Loan and the amount of its participation in the Loan not later than 12:00 p.m. (London time) at least three (3) Business Days (which shall also be business days in Frankfurt am Main) prior to the proposed Disbursement Date.
(d)    The Facility Agent shall, upon the Borrower’s reasonable request, confirm to the Borrower that it has received the Lenders’ participations in accordance with this Clause 2.3 (Commitments of the Lenders).
(e)    Subject to the satisfaction of the conditions set out in Clause 4.7 (Deferred Tranche Conditions Precedent), each Lender shall be deemed to have made available its Commitment in respect of the relevant portion of the Deferred Tranche (as set out in Schedule 1 of Amendment and Restatement No.3) on the relevant Repayment Date falling during the Advanced Loan Deferral Period and, accordingly, the remaining provisions of this Clause 2.3, and of Clauses 2.4 to 2.8 (inclusive), shall not apply in respect of the deemed advances of the Deferred Tranche. The Commitments in respect of the Deferred Tranche shall automatically terminate on the date referred to in sub-paragraph (b) of the Commitments Termination Date.

2.4    Voluntary Cancellation

(a)    At any time prior to the tenth (10th) Business Day before the Scheduled Delivery Date, subject to the Borrower paying any due and unpaid fees (including, for the avoidance of doubt, the Finance Parties’ legal fees required hereunder, the Commitment Fee, any Pre-Disbursement Delay Fee and any fees under the Fee Letters), and provided that the Borrower provides evidence satisfactory to the Facility Agent that it has the adequate financial resources available to it to pay all sums contractually due to the Builder at the delivery of the Purchased Vessel, the Borrower may, without liability for any Funding Losses, premium or penalties, provide written notice to the Facility Agent (of which the Facility Agent shall notify BpiFAE) that the Borrower elects to cancel all or part of the available Facility, and such cancellation shall become effective on the earlier of the tenth (10th) Business Day after such notice has been provided to the Facility Agent and the Scheduled Delivery Date.

(b)    Any cancellation under this Clause 2.4 (Voluntary Cancellation) shall (i) reduce the Commitments of the Lenders ratably and (ii) be irrevocable.

(c)    The Borrower shall notify the Facility Agent in writing of any cancellation of the available EUR Facility and shall not cancel all or part of the available EUR Facility without providing evidence satisfactory to the Facility Agent that it has the adequate financial resources available to it to pay all sums contractually due to the Builder at the delivery of the Purchased Vessel.

2.5    Cancellation due to Lender Illegality

(a)    If, prior to the Disbursement Date, it becomes unlawful in any applicable jurisdiction for any Lender to perform any of its obligations as contemplated by this Agreement and/or any other Finance Document, then such Lender shall promptly notify the Facility Agent upon becoming aware of such event and the Facility Agent shall then notify the Borrower.

(b)    Upon the Borrower being so notified, the Commitments of such affected Lender shall be cancelled, subject to Clause 13.11(g) (Borrower's Lender Replacement Rights).

2.6    Delayed Delivery

(a)    The Borrower shall provide prompt written notice to the Facility Agent of any Pre-Disbursement Delay and any Post-Disbursement Delay.

(b)    If a Pre-Disbursement Delay occurs, the relevant Drawing Request shall remain valid for five (5) Business Days after the date thereof. At 2:00 p.m. (London time) on the (5th) such Business Day (the “Request Withdrawal Time”), if the Loan has not been made (and therefore the Disbursement Date has not occurred), the Drawing Request shall be deemed withdrawn. After the Request Withdrawal Time, the Borrower shall be permitted to submit another Drawing Request upon ascertaining the revised delivery schedule for the Purchased Vessel, and the Borrower shall be permitted to repeat the process described in this paragraph (b) as necessary (provided that, for the avoidance of doubt, in no event shall the disbursement of the Loan be made after the Commitments Termination Date (excluding, for the purposes of the entirety of this Clause 2.6 (Delayed Delivery), paragraph (a) of the definition thereof)).

(c)    If a Post-Disbursement Delay occurs, subject to the full repayment of the Loan and the payment of all Funding Losses in accordance with Clause 5.2(a)(ii) (and, if applicable, Clause 5.2(c)), the Borrower shall be permitted to submit another Drawing Request upon ascertaining the revised delivery schedule for the Purchased Vessel, and the Borrower shall be permitted to repeat the process described in this paragraph (c) as necessary (provided that, for the avoidance of doubt, in no event shall the disbursement of the new Loan be made after the Commitments Termination Date). In the case of a Post-Disbursement Delay, the Borrower shall provide written notice to the Facility Agent as to whether the funds standing to the credit of the Funding Accounts are to be (i) retained in the Funding Accounts pending the Effective Delivery Date or (ii) utilised in making a prepayment pursuant to Clause 5.2(a)(ii) in the event that the Borrower should make such a prepayment. Such notice shall be provided within fifteen (15) days of the Disbursement Date and in any event at least three (3) Business Days prior to any such prepayment.
(d)    During any such delays, the Borrower shall diligently keep the Facility Agent informed as to the progress of the Purchased Vessel’s construction and finalisation and the expected timing of its delivery.

2.7    Automatic Cancellation

Notwithstanding anything to the contrary herein, all Available Commitments shall be automatically cancelled and terminated on the Commitments Termination Date. So long as the Borrower has either not served a Drawing Request or has borrowed the full amount requested in its Drawing Request, any such cancellation and termination of the Available Commitments shall not itself result in liability for the Borrower for any Funding Losses, premium or penalties.

2.8    Cancellation for Non–Exercise Premium

(a)    The Commitments shall be automatically reduced by the Dollar Equivalent of an amount equal to sixteen per cent. (16%) of the Non-Exercise Premium (as such premium is capped pursuant to Clause 2.2(a)(i)(B)) if the Non-Exercise Premium does not become payable in accordance with the terms of the Construction Contract. Any reduction shall take effect on the date on which the Non-Exercise Premium ceases to be payable in accordance with the terms of the Construction Contract.

(b)    Any cancellation under this Clause 2.8 (Cancellation for Non-Exercise Premium) shall (i) reduce the Commitments of the Lenders ratably and (ii) be irrevocable.

2.9    Construction Contract

The parties to this Agreement acknowledge that, except as otherwise expressly provided in the Finance Documents or any other documents executed in connection herewith or therewith, none of the Finance Parties shall have any responsibility or liability whatsoever regarding any performance or non-performance by any party to the Construction Contract and no Finance Party shall have any right or obligation to intervene in any dispute in connection with or arising out of such performance or non-performance and any such dispute shall not entitle the Borrower or any of its Affiliates to any claim towards any Finance Party.

2.10    Independence of Borrower’s Obligations

The Borrower acknowledges that its obligations under this Agreement, including its obligation to repay the Loan, are independent of the Construction Contract, and this Agreement and the performance by the Borrower of its obligations hereunder shall not be invalidated, suspended or limited in any way by any termination, rescission, cancellation, invalidation, non-performance or non-completion of the Construction Contract or any other contract, agreement or arrangement relating thereto (other than the Finance Documents) or any dispute or claim between the Borrower and/or the Builder and/or any suppliers and/or any other third parties under or in connection with the Construction Contract, or any defence thereto, or any insolvency proceedings relating to the Builder or any other Person.

2.11    Finance Parties’ Rights and Obligations

(a)    The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)    The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)    A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.    DISBURSEMENT PROCEDURES; BORROWER’S PAYMENT INSTRUCTIONS

3.1    Availability of Facility

(a)    Subject to Clause 3.9, the Facility shall be made available to the Borrower as set out in Clause 3.7 (Disbursement; Hedging Arrangements).

(b)    Upon the terms and subject to the conditions of this Agreement, the Facility shall be available for drawing by the Borrower on any Business Day on or prior to the Commitments Termination Date.

3.2    Hedging; Preliminary Mechanics

(a)    The Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE):
(i)    within three (3) days of entering into or terminating a Hedging Agreement or agreeing any material amendment to the amount thereof or the applicable exchange rate thereunder or fixing any NYC Applicable Rate:
(A)    written notice of the date, counterparty, relevant USD and EUR amounts, maturity date and exchange rate in respect of any such Hedging Agreement, termination or material amendment;
(B)    an Excel spreadsheet with the details of the then current Hedging Arrangements and NYC Applicable Rates and the financing to be provided under the Facility, substantially in the form agreed between the Borrower and the Finance Parties in consultation with BpiFAE; and
(C)    a copy of the Borrower's email exchange with the relevant counterparty evidencing such counterparty's initial confirmation of such trade; and
(ii)    within seven (7) Business Days of any such execution or fixing, the official confirmation of such trade or fixing or a screen shot evidencing such trade or fixing and the resulting rate.
(b)    Notwithstanding paragraph (a) above, on or between the tenth (10th) and second (2nd) Business Days prior to the date on which the Borrower delivers a Drawing Request to the Facility Agent, the Borrower shall deliver to the Facility Agent (who shall promptly forward the same to the Lenders and BpiFAE):
(i)    a screen shot evidencing the Applicable Spot Rate; and
(ii)    the Borrower's preliminary written calculation in reasonable detail of the weighted average rate of currency hedges entered into by the Borrower under the Hedging Arrangements (including in such weighted average calculation the Applicable Spot Rate and any NYC Applicable Rate) together with copies or other evidence of such currency hedges as the Facility Agent may reasonably require.
3.3    Delivery of a Drawing Request

The Borrower may utilise the Facility by delivery of a duly completed Drawing Request to the Facility Agent at or before 9:00 a.m. (London time), not less than seven (7) Business Days in advance of the Scheduled Delivery Date of the Purchased Vessel. The Facility Agent shall promptly notify each Lender of any Drawing Request by forwarding a copy thereof to each Lender, together with its attachments.

3.4    Completion of a Drawing Request

(a)    Subject to Clause 2.6 (Delayed Delivery) and the terms of Clause 3.6 (Drawing Request Amendment Request), a Drawing Request is irrevocable.

(b)    A Drawing Request will not be regarded as having been duly completed unless:

(i)    it is signed and delivered by an Authorised Officer;

(ii)    the currency and amount of the requested disbursement comply with Clause 3.5 (Currency and Amount of Disbursement); and

(iii)    all supporting documentation described therein is provided to the Facility Agent together with such Drawing Request.

3.5    Currency and Amount of Disbursement

(a)    The currency of the disbursement requested in the Drawing Request shall be Dollars.

(b)    The amount of the Loan shall be the amount specified in the Drawing Request.

(c)    The Drawing Request shall not request a disbursement for more than the aggregate of the Available Commitments.

3.6    Drawing Request Amendment Request

(a)    If, after the Borrower has provided the Drawing Request, one of the Borrower's counterparties under the Hedging Agreements identified in paragraph 3(a) (Hedging Euros Purchase) of the Drawing Request becomes insolvent or breaches, repudiates or terminates its Hedging Agreement or the Borrower otherwise has a good-faith basis for believing that such counterparty will not or cannot perform its obligations under the relevant Hedging Agreement, then the Borrower shall be entitled to deliver a duly completed Drawing Request Amendment Request to the Facility Agent requesting that the USD proceeds of the Loan be re-allocated so that such proceeds which would have been disbursed to such counterparty as part of the Hedging Euros Purchase be instead disbursed to (i) one or more other counterparties under the Hedging Agreements identified in paragraph 3(a) (Hedging Euros Purchase) of the Drawing Request, (ii) one or more counterparties under new Hedging Agreements who are Finance Parties or EUR Facility Finance Parties and/or (iii) the Borrower for use in the Applicable Spot Rate Euros Purchase (the “Requested Drawing Amendments”).
(b)    The Facility Agent shall promptly notify each Lender of any Drawing Request Amendment Request by forwarding a copy thereof to each Lender, together with its attachments.
(c)    Upon receipt of a Drawing Request Amendment Request, the Facility Agent shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate is to apply) the arrangements with Natixis DAI relating to the CIRR) to implement the Requested Drawing Amendments.
(d)    The Borrower acknowledges the limitations on the Facility Agent's obligations under paragraph (c) above and accepts that the Facility Agent may not be able to implement the Requested Drawing Amendments. For the avoidance of doubt, if the Facility Agent is not able to implement the Requested Drawing Amendments and the Loan is made in accordance with the unamended Drawing Request, the Borrower shall be responsible for the Loan as so made and the other Obligations to the full extent as set forth in this Agreement and the other Finance Documents.
(e)    A Drawing Request Amendment Request will not be regarded as having been duly completed unless:
(i)    it contains reasonable details justifying the Requested Drawing Amendments;
(ii)    it is signed and delivered by an Authorised Officer; and
(iii)    all supporting documentation described therein is provided to the Facility Agent together with such Drawing Request Amendment Request.
(f)    Without prejudice to Clause 2.6 (Delayed Delivery), a Drawing Request Amendment Request is irrevocable.
3.7    Disbursement; Hedging Arrangements

(a)    Without prejudice to the Lenders’ obligations under Clause 2.3 (Commitments of the Lenders), the Loan shall, on the terms and subject to the conditions of this Agreement, be made on the Business Day specified in the Drawing Request. To the extent that funds are received by the Facility Agent from the Lenders pursuant to Clause 2.3 (Commitments of the Lenders), the Facility Agent shall, without any set-off, counterclaim or deduction and subject to Clause 3.6 (Drawing Request Amendment Request) and Clause 12.3 (Funding Reliance, etc.), make such funds available to the Borrower on the Business Day specified in the Drawing Request by wire transfer of same day funds to the account or accounts the Borrower shall have specified in its Drawing Request.

(b)    Without prejudice to paragraph (a) above, the Business Day specified by the Borrower in the Drawing Request for disbursement of the Loan may be up to two (2) Business Days prior to the then Scheduled Delivery Date in order for the Borrower to execute and settle the Hedging Arrangements and purchase Euros at the Applicable Spot Rate. For the avoidance of doubt, such disbursement shall constitute the making of the Loan to the Borrower for all purposes hereunder.

(c)    The Borrower shall, subject to Clause 3.6 (Drawing Request Amendment Request), upon the disbursement of the Loan and in any event no later than the Business Day immediately preceding the then Scheduled Delivery Date, in consultation with the Facility Agent, use the USD proceeds of the Loan (other than the USD Retained Portion) to (i) complete the purchase of Euros from the Borrower's counterparties in accordance with the terms of the Hedging Arrangements (the “Hedging Euros Purchase”) and (ii) purchase Euros at the Applicable Spot Rate with any such USD proceeds of the Loan not used for the Hedging Euros Purchase (the “Applicable Spot Rate Euros Purchase”). The Borrower shall procure that the EUR proceeds received from the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase are paid directly into the EUR Funding Account no later than the Business Day immediately preceding the then Scheduled Delivery Date.

(d)    Upon the disbursement of the Loan, the Facility Agent shall deposit the USD Retained Portion into the USD Funding Account and hold it in such account until it is obliged to release such portion to the Borrower and BpiFAE in the relevant apportionments set out in Clause 2.2 (Purpose) and in the Drawing Request and in accordance with the Borrower's payment instructions set forth in Clause 3.8 (Borrower's Payment Instructions).

(e)    Upon the receipt of the EUR proceeds of the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase into the EUR Funding Account, the Facility Agent shall, on the terms and subject to the conditions of this Agreement, procure that such proceeds and the USD Retained Portion are disbursed from the Funding Accounts on the Effective Delivery Date in the apportionment set out in Clause 2.2 (Purpose).

3.8    Borrower’s Payment Instructions

The Lenders shall not be obliged to make the Facility available except in accordance with Clause 3.7 (Disbursement; Hedging Arrangements) and in the apportionments set out in Clause 2.2 (Purpose). Accordingly, the Borrower hereby irrevocably instructs the Facility Agent, upon the satisfaction of the conditions set forth in Clause 4 (Conditions Precedent) and subject to the other terms and conditions of this Agreement and the other Finance Documents, to disburse the proceeds of the Loan (other than the USD Retained Portion) in accordance with Clause 3.7 (Disbursement; Hedging Arrangements) and, upon the receipt of the EUR proceeds of the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase into the EUR Funding Account, to disburse such proceeds and the USD Retained Portion from the Funding Accounts in the apportionment set out in Clause 2.2 (Purpose).

3.9    Deemed Advance of Deferred Tranche

Any advance under the Deferred Tranche shall be automatically made available in the manner contemplated by Recital (D) and, accordingly, other than this Clause 3.9, the other provisions of Clause 3 shall not apply to a deemed advance of any part of the Deferred Tranche, and all references to Loan and/or the Facility in the remainder of this Clause 3 shall be deemed to exclude the Deferred Tranche.

4.    CONDITIONS PRECEDENT

4.1    Conditions Precedent to Effectiveness

The entry into force of this Agreement is subject to the condition that, on or prior to the date hereof, the Facility Agent shall have confirmed in writing to the Borrower and the other Finance Parties that it has received (or waived in writing) the following documents and evidence, each in form and substance satisfactory to the Facility Agent:

(a)    Resolutions, etc.

(i)    a certificate of the Borrower’s Secretary or Assistant Secretary as to the incumbency of the Borrower’s Authorised Officers (including a specimen of each such Authorised Officer’s signature) and as to the truth and completeness and continuing force and effect of the attached:

(A)    resolutions of the Borrower’s Board of Directors authorising the execution, delivery and performance of this Agreement and each other Finance Document (including for the avoidance of doubt any Drawing Request); and

(B)    Organic Documents of the Borrower,

upon which certificate the Lenders may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificate; and

(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;

(b)    Finance Documents

this Agreement, the Funding Accounts Charge and each Fee Letter, in each case duly executed by each of the parties hereto and thereto;

(c)    Opinions of Counsel

    opinions, addressed to the Facility Agent, each Original Lender, the BpiFAE Agent, each Mandated Lead Arranger and the Documentation Bank, from:

(i)    Watson Farley & Williams LLP, counsel to the Borrower, as to Liberian law; and

(ii)    White & Case LLP, counsel to the Lenders, as to English law,

each of which shall also be in form and substance satisfactory to the Mandated Lead Arrangers;

(d)    Process Agent Appointment

evidence that the Borrower’s process agent described in Clause 13.14(d) has accepted its appointment;

(e)    EUR Facility Amendment

the EUR Facility Amendment duly executed by each of the parties thereto; and

(f)    Funds Flow Amendment

the Funds Flow Amendment duly executed by each of the parties thereto.

4.2    Conditions Precedent to Disbursement

The obligations of the Lenders to fund the Loan (excluding the Deferred Tranche) and of the Facility Agent to disburse the Loan on the Disbursement Date are subject to the Facility Agent’s receipt (or waiver in writing), prior to or concurrently with the disbursement of the Loan, of the following documents, information, evidence and confirmations, each in form and substance satisfactory to the Facility Agent:

(a)    Resolutions, etc.

(i)    a certificate of the Borrower’s Secretary or Assistant Secretary as to the continuing truth, completeness, force and effect of the documents described in Clause 4.1(a)(i), upon which certificate the Lenders may conclusively rely until they shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower canceling or amending such prior certificates; and

(ii)    a Certificate of Good Standing issued by the relevant Liberian authorities in respect of the Borrower;

(b)    Hedging Agreements

each Hedging Agreement in respect of which the Borrower's hedging counterparty has been identified in paragraph 3(a) (Hedging Euros Purchase) of the Drawing Request and each Hedging Agreement entered into with a Finance Party or EUR Facility Finance Party (as applicable) as contemplated by Clause 3.6(a)(ii), in each case duly executed by each of the parties thereto;
(c)    Drawing Requests

(i)    a Drawing Request satisfying the requirements of Clause 3.4 (Completion of a Drawing Request); and

(ii)    the then-effective drawing request under the EUR Facility Agreement;

(d)    Opinions of Counsel

opinions, addressed to the Facility Agent, each Lender, the BpiFAE Agent, each Mandated Lead Arranger and the Documentation Bank, from:

(i)    Watson Farley & Williams LLP, counsel to the Borrower, updating the opinion as to Liberian law provided under Clause 4.1(c)(i);

(ii)    White & Case LLP, counsel to the Lenders, as to English law (if required); and

(iii)    any other counsel the opinion of which the Lenders’ external legal counsel reasonably advises,

each of which shall also be in form and substance satisfactory to the Mandated Lead Arrangers;

(e)    Fees, Expenses, etc.

evidence that the Facility Agent shall have received all duly invoiced fees that the Borrower shall have agreed in writing to pay to the Facility Agent (whether for its own account or for the account of any of the other Finance Parties, including under any Fee Letter) that are due and payable as of the Disbursement Date and all invoiced and documented expenses of the Finance Parties (including the agreed fees and expenses of counsel to the Finance Parties) required to be paid by the Borrower pursuant to Clause 13.5 (Payment of Costs and Expenses) or that the Borrower has otherwise agreed in writing to pay to the Finance Parties, in each case on or prior to the Disbursement Date;

(f)    Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.

confirmation that, both before and after giving effect to the disbursement of the Loan, the following statements shall be true and correct:

(i)    the representations and warranties set forth in Clause 7 (Representations and Warranties) (other than Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract) are true and correct in all material respects (except for any such representations and warranties that are qualified by materiality or the non-existence of a Material Adverse Effect, which are true and correct in all respects), in each case by reference to the facts and circumstances then existing; and

(ii)    no Default, Event of Default or Mandatory Prepayment Event, and no event which (with the expiry of a grace period, the giving of notice or both) will become a Mandatory Prepayment Event, has occurred and is continuing or is reasonably likely to occur upon the disbursement of the Loan;

(g)    Construction Contract

    originals of:

(i)    a certificate signed by an Authorised Officer, certifying as true and complete an attached copy of the Construction Contract duly signed by the Borrower and the Builder;

(ii)    a certificate of an Authorised Officer and an authorised officer of the Builder, specifying the date on which the Construction Contract entered into force and confirming that it remains in full force and effect in accordance with its terms and has not been suspended, repudiated, invalidated, terminated or cancelled (in whole or in part);

(iii)    a written confirmation by the Builder, countersigned by the Borrower, of the aggregate amount of the Non-Yard Costs accounted by the Builder;

(iv)    a written confirmation by the Builder, countersigned by the Borrower, of the aggregate amount of the signed Change Orders; and

(v)    a power of attorney or other signing authorities for the Builder’s authorised officers who are signing any documentation on its behalf; and

(h)    Commercial Invoice and Proof of Past Payments

(i)    an original duly executed invoice from the Builder containing a breakdown of the Delivery Installment, with details of the payments already made to the Builder under, or of the financed portion of:

(A)    the Basic Cash Contract Price;

(B)    the Non-Exercise Premium (if any);

(C)    the aggregate amount of the Change Orders payable to the Builder, or reimbursable to the Borrower (Borrower-Paid Change Orders); and

(D)    the aggregate amount of the utilised NYC Allowance to be reimbursed to the Borrower; and

(ii)    copies of credit advices or bank statements from the Builder’s bank, duly certified as true by the Builder, evidencing that all Installments (other than the Delivery Installment) and all other amounts required to be paid under the Construction Contract have been paid by the Borrower to the Builder, and received by the Builder, in accordance with the terms of the Construction Contract; and
(i)    No Liens

evidence that no Lien, other than the Mortgage, is recorded over the Purchased Vessel.

4.3     Conditions Precedent to Release of Funds from the Funding Accounts

The obligations of the Facility Agent to procure that the EUR proceeds of the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase are disbursed from the EUR Funding Account and that the USD Retained Portion is disbursed from the USD Funding Account in the apportionment set out in Clause 2.2 (Purpose) on the Effective Delivery Date are subject to the Facility Agent's receipt (or waiver in writing), prior to or concurrently with the disbursement of such EUR proceeds and the USD Retained Portion, of the following documents, information, evidence and confirmations, each in form and substance satisfactory to the Facility Agent:

(a)    Protocol of Delivery

a copy of the protocol of delivery and acceptance under the Construction Contract, duly signed by the Borrower and the Builder and certified as true by the Borrower;
(b)    BpiFAE Insurance Policy

evidence that the BpiFAE Insurance Policy is in full force and effect (subject only to the full payment of the BpiFAE Premium) and has not been suspended, repudiated, terminated, invalidated or cancelled (in whole or in part), which shall also be in form and substance satisfactory to the Mandated Lead Arrangers;

(c)    Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.
confirmation that, both before and after giving effect to the disbursement of such EUR proceeds and the USD Retained Portion, the statements set forth in Clause 4.2(f) (Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.) continue to be true and correct, in each case by reference to the facts and circumstances then existing;
(d)    No Liens
evidence that there continues to be no Lien, other than the Mortgage, recorded over the Purchased Vessel;
(e)    Shortfall Satisfied
evidence that, if the Hedging Euros Purchase and the Applicable Spot Rate Euros Purchase have not resulted in sufficient EUR (when taken together with the EUR to be advanced under the EUR Facility Agreement as described in the then-effective drawing request under the EUR Facility Agreement) to pay the entire Delivery Installment to the Builder, the Borrower has paid such shortfall to the Builder with its own funds.
4.4    Form of Conditions Precedent

(a)    For purposes of the entry into force of this Agreement, each of the documents and evidence described in Clause 4.1 (Conditions Precedent to Effectiveness) shall be received by the Facility Agent in original, hard copy or electronic copy format; provided that the parties agree to use reasonable efforts to ensure that any such documents and/or evidence accepted by the Facility Agent in non-original format shall be replaced by originals thereof promptly following the date of this Agreement.

(b)    For purposes of the funding and disbursement of the Loan, each of the documents and evidence described in Clause 4.2 (Conditions Precedent to Disbursement) shall be received by the Facility Agent in original, hard copy or electronic copy format; provided that:

(i)    whereas a hard copy or electronic copy of the duly executed Drawing Request and all supporting documentation described therein and any Drawing Request Amendment Request and all supporting documentation described therein shall be acceptable to the Facility Agent for purposes of Clause 3.3 (Delivery of a Drawing Request) and Clause 3.6 (Drawing Request Amendment Request), the Borrower shall deliver originals thereof to the Facility Agent prior to the disbursement of the Loan;

(ii)    only originals of the certificates, confirmations and power of attorney described in Clause 4.2(g) (Construction Contract) and the invoice described in Clause 4.2(h)(i) (Commercial Invoice and Proof of Past Payments) shall be acceptable to the Facility Agent for purposes of satisfying such conditions; and

(iii)    the parties agree to use reasonable efforts to ensure that any other such documents and/or evidence accepted by the Facility Agent in non-original format shall be replaced by originals thereof promptly following the Disbursement Date.

(c)    For purposes of the release of the EUR proceeds of the Loan from the EUR Funding Account and the USD Retained Portion from the USD Funding Account, the documents and evidence described in Clause 4.3 (Conditions Precedent to Release of Funds from the Funding Accounts) shall be received by the Facility Agent in original, hard copy or electronic copy format; provided that the parties agree to use reasonable efforts to ensure that, if any such documents and/or evidence is accepted by the Facility Agent in non-original format, it shall be replaced by an original thereof promptly following the date of the release of such EUR proceeds and the USD Retained Portion.

4.5    Facility Agent’s Responsibility

(a)    The Facility Agent’s responsibility for examination of the documents presented pursuant to this Clause 4 (Conditions Precedent) shall be limited to establishing that they appear on their face to comply with the documents specified above within the meaning of article 14a of the Uniform Customs and Practice for Documentary Credits (2007 Revision) of the International Chamber of Commerce (Publication nr. 600). For the avoidance of doubt, documents which appear on their face to be inconsistent with one another shall not be considered to be in order.

(b)    The Facility Agent shall not be liable for any delay in the making of the Loan occasioned by any request which it may make for information or documentation referred to in this Clause 4 (Conditions Precedent) or by any reasonable request it may make for clarification in case of material discrepancies or material missing information in relation to the documents referred to in this Clause 4 (Conditions Precedent).

(c)    With respect to the conditions precedent set forth in Clause 4.2(f) (Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.) to (i) (No Liens) and Clause 4.3(c) (Representations and Warranties, no Default, no Mandatory Prepayment Event, etc.) and (d) (No Liens), the Facility Agent may (but is not required to) rely on information provided by the Borrower, including the information set forth in the Drawing Request and any Drawing Request Amendment Request.

(d)    Paragraphs (a) and (c) above apply as between the Finance Parties only and do not affect or change in any way the rights and obligations of the Borrower under the Finance Documents and do not, directly or indirectly, result in any increased or additional cost or liability to the Borrower.

4.6    Waiver

The conditions specified in this Clause 4 (Conditions Precedent) are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Facility Agent (upon instructions from all Lenders in the case of Clause 4.1 (Conditions Precedent to Effectiveness) and instructions from the Required Lenders in all other cases) with, to the extent required as determined by the Facility Agent, the consent of BpiFAE, provided that any waiver of or in respect of the conditions specified in Clause 4.1(f) (Funds Flow Amendment) shall be subject to the prior written consent of the Borrower.

4.7    Deferred Tranche Conditions Precedent

The Deferred Tranche shall only be advanced pursuant to Clause 3.9 (Deemed Advance of Deferred Tranche) and Recital (D) if prior to the date of the first such advance, the Facility Agent shall have received (in a form and substance satisfactory to it):

(a)    the BpiFAE Insurance Policy Amendment No.1 and the BpiFAE Insurance Policy Amendment No.2, each duly signed and issued either (i) in an original with ‘wet-ink’ signature(s) or (ii) if the execution of an original of either amendment is not practicable at the relevant time (having regard to the logistical difficulties caused by COVID-19), electronically signed and initialled, together with written confirmation from BpiFAE confirming that (A) Bpifrance Assurance Export agrees that this manner of signature is acceptable and (B) by this signing process the parties shall be bound by the BpiFAE Insurance Policy Amendment No.1 and the BpiFAE Insurance Policy Amendment No.2 (as applicable), and in each case, BpiFAE shall not have, prior to any deemed advance of the Deferred Tranche, delivered to the Facility Agent any notice seeking the cancellation, suspension or termination of the BpiFAE Insurance Policy Amendment No.1 or the BpiFAE Insurance Policy Amendment No.2 or the suspension of the deemed advance of the Deferred Tranche under this Agreement;

(b)    an opinion from Norton Rose Fulbright LLP, counsel to the Facility Agent and the Lenders, on matters relating to the conformity of the BpiFAE Insurance Policy Amendment No.2 issued by BpiFAE in accordance with paragraph (a) above with the arrangements relating to the Deferred Tranche set out in this Agreement;

(c)    written confirmation from BpiFAE that the Borrower has paid any additional BpiFAE Premium then due and payable in respect of the issuance of the BpiFAE Insurance Policy Amendment No.2 referred to in paragraph a) above (and as contemplated by Clause 5.3 of Amendment and Restatement No.3); and

(d)    written confirmation from the Borrower that no Mandatory Prepayment Event under Clauses 11.1(m) (Dividend or New Debt) or 11.1(n) (Breach of Principles) has occurred and is continuing.
5.    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

5.1    Repayments

(a)    Subject to paragraph (b) below (which it is acknowledged that as of the Deferred Tranche Effective Date, did not apply), the Borrower shall repay (i) the Loan (but for this purpose excluding the Deferred Tranche) in the installments and on the dates set out in Part A of Schedule B (Repayment Schedule) and (ii) the Deferred Tranche, in the installments and on the dates set out in Part B of Schedule B (Repayment Schedule) (in each case as such Schedule B was substituted on the Deferred Tranche Effective Date).
(b)    (i)Schedule B (Repayment Schedule) has been prepared as at the date of this Agreement on the assumptions that:

(A)    the Disbursement Date will be two (2) Business Days prior to the Original Scheduled Delivery Date;

(B)    the principal amount of the Loan advanced under this Agreement will be the Maximum Loan Amount and that the Maximum Loan Amount will be equal to two hundred forty four million four hundred sixty nine thousand eight hundred and ninety three and 86/100 Dollars (USD 244,469,893.86) (representing one hundred seventy eight million four hundred forty five thousand one hundred and seventy eight Euros (EUR 178,445,178) converted into Dollars at a rate of one (1) to one point three seven (1.37)); and

(C)    the Loan will not be prepaid in whole or in part.

(ii)    If any of these assumptions proves to be incorrect then, as soon as reasonably practicable, the Facility Agent shall, in consultation with the Borrower, prepare a substitute Schedule B (Repayment Schedule) on the same basis as the existing Schedule B (Repayment Schedule) but reflecting the correct Disbursement Date, amount of the Loan advanced in USD or, as the case may be, principal amount of the Loan outstanding after any such prepayment.

(iii)    The Facility Agent shall provide the Lenders and the Borrower with a copy of the substitute Schedule B (Repayment Schedule) promptly following its preparation and in any event at least ten (10) Business Days prior to the first or, as applicable, next Repayment Date.

(iv)    Upon the receipt by the Lenders and the Borrower of the substitute Schedule B (Repayment Schedule), subject to there being no manifest error therein, such substitute schedule will replace the existing Schedule B (Repayment Schedule) and all repayments of the Loan will, subject to the further application of clause (i) above, be made in accordance with the substitute Schedule B (Repayment Schedule).

(c)
(i)    If, with respect to any date on which an amount of principal and/or interest is due and payable by the Borrower under this Agreement (the “USD Amount”) and an amount of principal and/or interest is due and payable by the Borrower under the EUR Facility Agreement (the “EUR Amount”), the Borrower becomes aware that it will be making a payment that is not sufficient to pay in full both the USD Amount and the EUR Amount (a “Short Payment”), the Borrower shall inform the Facility Agent and the EUR Facility Agent thereof in advance in writing and shall share the Short Payment such that each of the Facility Agent and the EUR Facility Agent receives the payment to be made to it under each of this Agreement and the EUR Facility Agreement on a pro rata and pari-passu basis as provided in paragraph (ii) below.

(ii)    Such pro rata and pari-passu payment shall be made by reference to the then outstanding principal amount of the Loan (after converting the same into EUR at the Applicable Spot Rate on that date) and the then outstanding principal amount of the loan under the EUR Facility Agreement.

(iii)    The Borrower only (and, for the avoidance of doubt, not the Finance Parties or the EUR Facility Finance Parties) shall be responsible for the ongoing monitoring of the pro rata and pari-passu payment share so that any Short Payment is made on a pro rata and pari-passu basis between the Lenders and the EUR Facility Lenders. If the Borrower fails to comply with the provisions of this Clause 5.1(c), no Finance Party shall be required to repay to the Borrower or to any EUR Facility Finance Party any amount received from the Borrower as payment for the USD Amount or the EUR Amount, as the case may be.

(iv)    On the date on which the Borrower makes a Short Payment, it shall provide reasonable written details to each of the Facility Agent and the EUR Facility Agent of (A) the then outstanding principal amount of the Loan (converted into EUR at the Applicable Spot Rate on that date) and the then outstanding principal amount of the loan under the EUR Facility Agreement and (B) how it calculated the apportionment of the Short Payment, including a screen shot of the Applicable Spot Rate.

(v)    The provisions of this Clause 5.1(c) are not to be regarded as a waiver by any Finance Party of any failure by the Borrower to pay in full any USD Amount on the relevant due date, and the compliance by the Borrower with the provisions of this Clause 5.1(c) will not in any way preclude the application of the provisions of Clause 10.1(a) (Non-Payment of Obligations) if the full amount of the relevant payment is not made within the applicable remedy period.

(d)    Subject to Clause 2.6(c), no amounts repaid by the Borrower under this Agreement may be reborrowed by the Borrower.

5.2    Prepayment

(a)    The Borrower:

(i)    may, from time to time on any Business Day following the Loan Release Date, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loan; provided that:

(A)    any such voluntary prepayment (except if made pursuant to subclause (a)(ii) below) shall require:

(I)    if the Loan is accruing interest at the Fixed Rate, at least forty five (45) days’ prior written notice to the Facility Agent; and

(II)    if the Loan is accruing interest at the Floating Rate, at least fifteen (15) days’ prior written notice to the Facility Agent,

(B)    each of which notice shall be irrevocable and shall be promptly forwarded by the Facility Agent to the Lenders and (if the Fixed Rate applies) Natixis DAI; and

(C)    any such voluntary partial prepayment shall be in a minimum amount of five million Dollars (USD 5,000,000) and a multiple of one million Dollars (USD 1,000,000) (or the remaining amount of the Loan ) and shall (except as provided in the BpiFAE Insurance Policy) be applied against the outstanding repayment installments of the Loan set out in Schedule B (Repayment Schedule), in the inverse order of the maturity thereof, save that where there is an outstanding amount of the Deferred Tranche, any such prepayment shall first be applied against the Deferred Tranche and either in inverse order of maturity or ratably across the remaining installments of the Deferred Tranche (as the Borrower shall designate in writing); and

(ii)    may, if a Post-Disbursement Delay has occurred and is continuing and the Borrower has provided at least three (3) Business Days’ prior written notice to the Facility Agent (which notice shall be irrevocable and shall be promptly forwarded by the Facility Agent to the Lenders), prepay (in whole and not part) on any Business Day prior to the Commitments Termination Date (excluding, for the purposes of the entirety of this Clause 5.2 (Prepayment), paragraph (a) of the definition thereof) the outstanding principal amount of the Loan, all accrued and unpaid interest on the Loan and all other Obligations payable to the Finance Parties;

(iii)    shall, on the Commitments Termination Date, if a Post-Disbursement Delay has occurred and is continuing, prepay (in whole and not part) the outstanding principal amount of the Loan, all accrued and unpaid interest on the Loan and all other Obligations payable to the Finance Parties to the extent that such amounts have not been paid pursuant to clause (ii) above; and

(iv)    shall, immediately upon any acceleration of the repayment of the installments of the Loan pursuant to Clause 10.2 (Action if Bankruptcy) or Clause 10.3 (Action if Other Event of Default) or the mandatory prepayment of the Loan pursuant to Clause 11.2 (Mandatory Prepayment), repay the Loan or, in the case of a Mandatory Prepayment Event arising pursuant to Clauses 11.1(m) (Dividend or New Debt) or 11.1(n) (Breach of Principles), repay the Deferred Tranche, together with all accrued and unpaid interest on the Loan or the Deferred Tranche (as applicable) and, other than in the case of a Mandatory Prepayment Event arising pursuant to Clauses 11.1(m) (Dividend or New Debt) or 11.1(n) (Breach of Principles), all other Obligations payable to the Finance Parties.

(b)    Each prepayment of the Loan (including any prepayment of the Deferred Tranche) made in accordance with this Clause 5.2 (Prepayment) shall be subject to the payment of any Funding Losses but otherwise without any premium or penalty, provided that no Funding Losses shall be payable in connection with any such prepayment if the Floating Rate applies and such prepayment is made on the last day of an Interest Period.

(c)    In making any prepayment described in paragraph (a)(ii) above, the Borrower may, at its option and only if it has provided notice to the Facility Agent under Clause 2.6(c)(ii), upon additional prior written notice to the Facility Agent (which notice shall be irrevocable, shall be promptly forwarded by the Facility Agent to the Lenders and shall be included in the prepayment notice provided under paragraph (a)(ii) above), instruct the Facility Agent to utilise the funds standing to the credit of the EUR Funding Account in accordance with the terms of the Funding Accounts Charge to purchase USD and to utilise the funds standing to the credit of the USD Funding Account, in each case to apply in or towards such prepayment, provided that the Borrower shall pay any shortfall in USD with its own funds. The Borrower shall be permitted to repeat the process described in this paragraph (c) as necessary in the event of any subsequent Loan made in accordance with Clause 2.6 (Delayed Delivery).

(d)    In making any prepayment described in paragraph (a)(ii) above, the funds standing to the credit of the EUR Funding Account shall be utilised in accordance with the terms of the Funding Accounts Charge to purchase USD and the funds standing to the credit of the USD Funding Account shall be utilised, in each case to apply in or towards such prepayment, provided that the Borrower shall pay any shortfall in USD with its own funds.

(e)    The Facility Agent shall procure that, following any such full prepayment of the Loan, all accrued and unpaid interest on the Loan and all other Obligations payable to the Finance Parties as contemplated by paragraphs (c) and (d) above, any surplus balance standing to the credit of the Funding Accounts together with any remaining interest which may have accrued on the Funding Accounts shall be returned to the Borrower.

(f)    If the Fixed Rate Applies and the Borrower wishes to make a voluntary prepayment in accordance with this Clause 5.2 (Prepayment) (a “Potential Prepayment”), then, if the Borrower so requests prior to providing a notice of prepayment, the Facility Agent shall use reasonable efforts to obtain from Natixis DAI and provide to the Borrower the reasonable details of Natixis DAI's calculations of its estimated Funding Losses which would be incurred if such Potential Prepayment were to occur. Solely if such estimate, details and/or calculations (as applicable) are provided by Natixis DAI shall they be provided to the Borrower. If the Borrower (acting reasonably) disagrees with Natixis DAI's estimate, details or calculations, then the Borrower shall promptly notify the Facility Agent thereof in writing with reasonable details of the Borrower's position and the Facility Agent shall use reasonable efforts to arrange a consultation between the Borrower, the Facility Agent, the Lenders and Natixis DAI to discuss and agree the amount of Funding Losses to be paid in connection with the Potential Prepayment.

(g)    Subject to Clause 2.6(c), no amounts prepaid by the Borrower pursuant to this Clause 5.2 (Prepayment) may be reborrowed by the Borrower.

5.3    Interest Provisions

Interest on the outstanding principal amount of the Loan shall accrue and be payable in accordance with this Clause 5.3 (Interest Provisions).

(a)    Rates

(i)    The Loan (but for this purpose excluding any drawn portion of the Deferred Tranche) shall accrue interest, during the following periods, at the following rates:
(A)     during the period beginning on (and including) the Disbursement Date and ending on (but excluding) the Loan Release Date, at the Floating Rate; and
(B)    during the period beginning on (and including) the Loan Release Date and ending on (but excluding) the date of repayment or prepayment of the Loan in full to the Lenders, at the rate (which shall be the Fixed Rate or the Floating Rate) elected by the Borrower pursuant to paragraph (b) below, provided that:
(I)    if there is a Pre-Disbursement Delay and the Disbursement Date occurs (and therefore the Loan is made), then with respect to any period from (and including) the proposed Disbursement Date specified in the relevant Drawing Request until (and excluding) the actual Disbursement Date, the Loan shall accrue interest at a rate equal to the difference (if positive) between the Floating Rate and overnight LIBOR for such period; and
(II)    if there is a Post-Disbursement Delay, then with respect to any period from (and including) the Disbursement Date until (and excluding) the earlier of the Loan Release Date and the date of any prepayment under Clause 5.2(a)(ii) or (iii), as applicable, the Loan shall accrue interest at the Floating Rate.

(ii)    The drawn portion of the Deferred Tranche shall accrue interest from the first Repayment Date to fall during the Advanced Loan Deferral Period (or, in the case of a further advance in respect of the Deferred Tranche after the first advance and in respect of that further advance, from the relevant Repayment Date in respect of the Loan to which that further advance of the Deferred Tranche relates) to the date of repayment or prepayment of the Deferred Tranche in full to the Lenders at the Floating Rate. The first deemed advance and the second deemed advance in respect of the Deferred Tranche shall be consolidated at, and run concurrently from, the time of the making of the second advance and interest on the advances in respect of the Deferred Tranche shall be payable on each Repayment Date.
(iii)    Interest accrued on the Loan and the drawn portion of the Deferred Tranche shall, subject to paragraph (d) below, be payable semi-annually in arrears on the Repayment Dates set out in the relevant part of Schedule B (Repayment Schedule). The Loan (including any drawn portion of the Deferred Tranche) shall bear interest on a day-to-day basis during each Interest Period at the interest rate determined hereunder as being applicable to the Loan.

(b)    Election of Interest Rate

(i)    The Borrower shall elect to pay interest on the Loan at the Fixed Rate or the Floating Rate, after which (subject to paragraph (a) above) such elected interest rate shall apply to the Loan.

(ii)    The Borrower shall notify the Facility Agent of such election in writing at least fifteen (15) Business Days prior to providing the Disbursement Request and, regardless of the application of Clause 2.6 (Delayed Delivery) (if applicable), such election shall be irrevocable.

(iii)     It is agreed that this paragraph (b) shall not apply to the Deferred Tranche, and that any drawn portion of the Deferred Tranche shall accrue interest at the Floating Rate notwithstanding the absence of any election pursuant to this paragraph (b).

(c)    Post-Maturity Rates

After the date on which any principal amount of the Loan is due and payable (whether on any Repayment Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable (including, for the avoidance of doubt, the Commitment Fee, the Pre-Disbursement Delay Fee or any fee payable under any Fee Letter), the Borrower shall pay on first demand, but only to the extent permitted by relevant and applicable law, interest (after as well as before judgment) on such amounts for each day during the period of such default at a rate per annum equal to the sum of overnight LIBOR as quoted at 11:00 a.m. (London time) plus three point two zero per cent. (3.20%) per annum.

(d)    Interest Payment Dates

(i)    Without prejudice to paragraph (c) above or clause (ii) below, interest accrued on the Loan shall be payable, without duplication, on:

(A)    each Repayment Date;

(B)    the date of any prepayment, in whole or in part, of principal outstanding on the Loan (but only on the principal so prepaid); and

(C)    with respect to any portion of the Loan the repayment of which is accelerated pursuant to Clause 10.2 (Action if Bankruptcy) or Clause 10.3 (Action if Other Event of Default), immediately upon such acceleration.

(ii)    Interest accrued on the Loan or any other monetary Obligation arising under or in connection with this Agreement after the date such amount is due and payable (whether upon acceleration or otherwise) shall be payable upon demand.

(e)    Fixed Rate Unavailable Before Delivery

For the avoidance of doubt, the Fixed Rate shall not be available during or with respect to any period prior the Effective Delivery Date.
5.4    Pre-Disbursement Delay Fee

(a)    If there is a Pre-Disbursement Delay and the Disbursement Date does not occur (and therefore the Loan is not made), then the Borrower shall pay to the Facility Agent for the account of each Lender for any period commencing on (and including) the proposed Disbursement Date specified in the relevant Drawing Request and ending on (and excluding) the date on which such Drawing Request is withdrawn in accordance with Clause 2.6(b) a fee (the “Pre-Disbursement Delay Fee”) equal to the product of (i) the amount of the Loan proposed in such Drawing Request multiplied by (ii) the difference (if positive) between the Floating Rate and overnight LIBOR for such period.
(b)    The Pre-Disbursement Delay Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender within five (5) Business Days of the date on which the relevant Drawing Request is withdrawn in accordance with Clause 2.6(b).
5.5    Commitment Fee

(a)    Subject to paragraph (e) below, the Borrower agrees to pay, in Euros, to the Facility Agent for the account of each Lender for the period commencing on (and including) the date hereof and ending on (and including) the Commitments Termination Date a commitment fee (the “Commitment Fee”) equal to zero point twenty five per cent. (0.25%) per annum of the daily Available Commitment of each Lender.

(b)    In the event of a prepayment under and in accordance with Clause 5.2(a)(ii), the Commitment Fee shall re-commence accruing with respect to the period commencing on (and including) the date of such prepayment and ending on (and including) the next Commitments Termination Date.
(c)    The Commitment Fee shall be payable by the Borrower to the Facility Agent for the account of each Lender in arrear as from the date of this Agreement on (i) the date falling six (6) months after the date hereof, (ii) the last day of each six (6) month period thereafter ending prior to any Commitments Termination Date and (iii) each Commitments Termination Date.

(d)    Notwithstanding the foregoing, the Borrower shall not be required to pay the Commitment Fee with respect to any period and amount for which the Borrower is responsible for paying the Pre-Disbursement Delay Fee.

(e)    The other provisions of this Clause 5.5 shall not (but without prejudice to any Commitment Fee that has been paid by the Borrower to the Lenders prior to the Deferred Tranche Effective Date) apply to any Lender’s Commitment in respect of the Deferred Tranche, in respect of which the Borrower agrees to pay to the Facility Agent for the account of each Lender a commitment fee on the basis, and at the times, set out in a Fee Letter to be entered into on or about the date of Amendment and Restatement No.3.

5.6    Other Fees

The Borrower agrees to pay to the Facility Agent the fees set forth in the Fee Letters on the dates and in the amounts set forth therein.

5.7    Calculation Basis

All interest and fees under the Finance Documents (including, for the avoidance of doubt, the Commitment Fee, the Pre-Disbursement Delay Fee and any fee payable under any Fee Letter, and excluding any “flat” fees) shall be calculated on the basis of the actual number of days elapsed over a year comprised of three hundred and sixty (360) days.

5.8    Currency

Except as otherwise agreed in this Agreement or in any of the other Finance Documents, all payments by the Borrower hereunder and under the other Finance Documents shall be made in Dollars. The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

6.    LIBOR-RELATED PROVISIONS; FUNDING LOSSES; INCREASED CAPITAL COSTS; TAXES; RESERVE COSTS; PAYMENTS; ETC.

6.1    LIBOR Determination; Replacement Reference Banks

The Facility Agent shall obtain from each Reference Bank timely information for the purpose of determining LIBOR in the event that LIBOR is to be determined pursuant to paragraph (b) of the definition thereof. If any one or more of the Reference Banks shall fail to furnish in a timely manner such information to the Facility Agent, the Facility Agent shall determine LIBOR on the basis of the information furnished by the remaining Reference Banks. If a Reference Bank ceases for any reason to be able and willing to act as such, the Facility Agent shall, at the direction of the Required Lenders and after consultation with the Borrower and the Lenders, appoint a replacement for such Reference Bank reasonably acceptable to the Borrower, and such replaced Reference Bank shall cease to be a Reference Bank hereunder. The Facility Agent shall furnish to the Borrower and to the Lenders each determination of LIBOR made by reference to quotations of interest rates furnished by Reference Banks.

6.2    LIBOR Lending Unlawful

If, after the date hereof, the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority having jurisdiction over any Lender asserts that it is unlawful for such Lender to make, continue or maintain the Loan (including the Deferred Tranche), its participation therein bearing interest at a rate based on LIBOR, then the obligation of such Lender to make, continue or maintain its participation in the Loan shall, upon notice thereof to the Borrower, the Facility Agent and each other Lender, forthwith be suspended until the circumstances causing such suspension no longer exist, provided that such Lender’s obligation to make, continue and maintain its participation in the Loan hereunder shall be automatically converted into an obligation to make, continue and maintain its participation in the Loan bearing interest at a rate to be negotiated between such Lender and the Borrower that is the equivalent of the sum of LIBOR for the relevant Interest Period plus the Floating Rate Margin.

6.3    Market Disruption

(a)    The provisions of paragraph (b) below shall apply at any time interest on the Loan (including in respect of any drawn portion of the Deferred Tranche) is payable at the Floating Rate.

(b)    If:

(i)    at or about 11:00 a.m. (London time) on the Quotation Date for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR (for the purposes of paragraph (b) of such definition) for Dollars for the relevant Interest Period; or

(ii)    before close of business in London on the Quotation Date for the relevant Interest Period, the Facility Agent receives a duly evidenced notification from one or more Lenders whose aggregate participations in the Loan exceed forty two point five per cent. (42.5%) of the Loan that the cost to them of obtaining matching deposits in the London interbank market for the relevant Interest Period would be in excess of LIBOR, then in any such case the Facility Agent shall promptly give notice thereof to the Borrower and each of the Lenders together with copies of each of the notices and evidence provided to the Facility Agent pursuant to clause 6.3(b)(i) and/or 6.3(b)(ii) above (hereinafter called a “Market Disruption Notice”).

(c)    Upon the issuance of a Market Disruption Notice pursuant to paragraph (b)(i) above, the rate of interest on any affected Lender’s participation in the Loan for the relevant Interest Period shall (after consultation with the Facility Agent and the other Lenders) be the percentage rate per annum which is the sum of the Floating Rate Margin and the rate notified to the Facility Agent and the Borrower by such Lender as soon as practicable and in any event before the close of business in France on the second (2nd) Business Day after the Quotation Date, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan for the relevant Interest Period from whatever source it may reasonably select, the details of which shall be stated in that Lender’s notice; and

(d)    Upon the issuance of a Market Disruption Notice pursuant to paragraph (b)(ii) above, the rate of interest on each affected Lender’s participation in the Loan for the relevant

Interest Period shall (after consultation with the Facility Agent and the other Lenders) be the percentage rate per annum which is the sum of the Floating Rate Margin and a rate that is the weighted average (in proportion to each affected Lender’s participation in the Loan) of the rates notified to the Facility Agent and the Borrower by each of the affected Lenders as soon as practicable and in any event before the close of business in France on the second (2nd) Business Day after the Quotation Date to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan for the relevant Interest Period from whatever source it may reasonably select, the details of which shall be stated in that Lender’s notice.

(e)    If a Market Disruption Notice has been issued and the Borrower so requires, the Facility Agent, the Lenders and the Borrower shall negotiate in good faith for a period of not more than fifteen (15) Business Days with a view to agreeing upon a mutually satisfactory interest rate and interest period (or interest periods) to be substituted for those which would otherwise have applied under this Agreement. Any such agreed and approved interest rate and interest period (or interest periods) shall, with the prior consent of the Lenders and the Borrower, be binding on all parties hereto. For the avoidance of doubt, in the event that no substitute basis is agreed upon pursuant to this paragraph (e) by the end of the fifteen (15) Business Day period, then the rate of interest for the Loan shall continue to be the rate otherwise determined in accordance with the terms of this Agreement.

(f)    In the event that the circumstances described in paragraph (a) above shall extend beyond the end of the relevant Interest Period or any other interest period agreed pursuant to paragraph (d) above or shall occur in respect of any other Interest Period or other interest period, as the case may be, the procedures described in paragraphs (b), (c) and/or (e) above, as applicable, shall apply and shall be repeated as often as may be necessary and in respect of each Interest Period or other interest period affected by such circumstances.

6.4    Increased Loan Costs, etc.

(a)    If, after the date hereof, a change in any applicable treaty, law, regulation or regulatory requirement or in the interpretation thereof or in its application to the Borrower, or the compliance by any Lender with any applicable direction, request, requirement or guideline (whether or not having the force of law) of any governmental or other authority, including any agency of the European Union or similar monetary or multinational authority, insofar as it may be changed or imposed after the date hereof, shall:

(i)    subject any Lender to any tax with respect to its participation in the Loan or any part thereof imposed, levied, collected, withheld or assessed by any jurisdiction or any political subdivision or taxing authority thereof (other than taxation on overall net income and, to the extent such taxes are described in Clause 6.7 (Taxes), withholding taxes); or

(ii)    change the basis of taxation to any Lender (other than a change in taxation on the overall net income of such Lender) of payments of principal or interest or any other payment due or to become due pursuant to this Agreement and/or the other Finance Documents, as applicable; or

(iii)    impose, modify or deem applicable any reserve or capital adequacy requirements (other than the increased capital costs described in Clause 6.6 (Increased Capital Costs) and the reserve costs described in Clause 6.8 (Reserve Costs)) or other banking or monetary controls or requirements which affect the manner in which a Lender shall allocate its capital resources to its obligations hereunder or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, such Lender (provided that such Lender shall, unless prohibited by law, allocate its capital resources to its obligations hereunder in a manner which is consistent with its present treatment of the allocation of its capital resources); or

(iv)    impose on any Lender any other condition affecting its participation in the Loan or any part thereof,

and the result of any of the foregoing is either (A) to increase the cost to such Lender of making or maintaining its participation in the Loan or any part thereof, (B) to reduce the amount of any payment received by such Lender or its effective return hereunder or on its capital or (C) to cause such Lender to make any payment or to forego any return based on any amount received or receivable by such Lender hereunder, then, in any such case, if such increase or reduction in the opinion of such Lender materially affects the interests of such Lender:

(I)     such Lender shall notify the Facility Agent who shall then notify the Borrower of the occurrence of such event; and

(II)    the Borrower shall forthwith upon such demand pay to the Facility Agent for the account of such Lender such amount as is necessary to compensate such Lender for such additional cost or such reduction and ancillary expenses, including taxes, incurred as a result of such adjustment.

(b)    Any notice provided pursuant to paragraph (a)(I) above shall (i) describe in reasonable detail the event leading to such additional cost, together with the approximate date of the effectiveness thereof and (ii) set forth the amount of such additional cost.

(c)    Failure or delay on the part of any Lender to demand compensation pursuant to this Clause 6.4 (Increased Loan Costs, etc.) shall not constitute a waiver of such Lender’s right to demand such compensation.

6.5    Funding Losses

(a)    The Borrower shall pay:

(i)    all losses or expenses incurred by each Lender in respect of the Loan which are incurred directly by reason of the liquidation or redeployment (at not less than a market rate determined reasonably by reference to the facts and circumstances then existing) of deposits or other funds acquired or contracted to be acquired by such Lender or in un-winding, breaking, terminating, closing out, cancelling, substituting or replacing or modifying any such deposits; and

(ii)    where the Fixed Rate applies, all losses and expenses pursuant to any hedging agreement or other swap or similar arrangements entered into for the purposes of or in connection with making, continuing to make or maintaining any portion of the principal amount of the Loan or pursuant to or in connection with the CIRR, in any such case in the maximum amount specified in paragraph (c) below (“Funding Losses”) and in each case which are incurred by any Lender as a direct result of any of the following events (each a “Funding Losses Event”):

(A)    any total or partial cancellation of the Commitments by or attributable to the Borrower if such cancellation is made or occurs later than the date on which the Borrower issues the Drawing Request (which has not been withdrawn pursuant to Clause 2.6 (Delayed Delivery));

(B)    after the date on which the Borrower issues a Drawing Request, any failure of the Loan to be made in accordance with such Drawing Request, other than (I) where a Pre-Disbursement Delay has occurred, if the Loan is made within five (5) Business Days of the proposed Disbursement Date as specified in such Drawing Request or (II) to the extent attributable to the relevant Lender’s gross negligence or wilful misconduct;

(C)    any prepayment by the Borrower of all or any part of the Loan for any reason whatsoever (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan), except for:

(I)    where the Floating Rate applies, any prepayment made on an Interest Payment Date; and

(II)    irrespective of whether the Floating Rate or the Fixed Rate applies, any mandatory prepayment attributable solely to the fact that the BpiFAE Insurance Policy is no longer in full force and effect, is terminated or cancelled or is no longer valid, or it is suspended for more than six (6) months, in each case where the same is due to the gross negligence or wilful misconduct of the relevant Lender;

(D)    any payment not being made on its due date, including following acceleration of the Loan; or
(E)    any prepayment not being made after a notice of prepayment has been provided to the Facility Agent pursuant to Clause 5.2 (Prepayment) or any other clause of this Agreement.
(b)    The Borrower shall make payment of all Funding Losses, on the later of the seventh (7th) Business Day after its receipt of a written notice of a Funding Losses Event from the Facility Agent (a “Funding Losses Notice”) and the effective date of the relevant Funding Losses Event, to the Facility Agent for the account of the relevant Lender.

(c)    The amount of the Funding Losses payable by the Borrower shall be:

(i)     the amount by which:

(A)    interest calculated by applying the Floating Rate (whether the Borrower has elected the Floating Rate or the Fixed Rate) to the amount of such Lender’s participation in the Loan received or recovered by it (or which such Lender was entitled to have received or recovered under this Agreement, as the case may be) as a result of a Funding Losses Event which would be payable by the Borrower under this Agreement if (I) such Funding Losses Event had not occurred and (II) where the Fixed Rate applies, the Borrower had elected the Floating Rate, for the period starting on the date of such Lender’s receipt or recovery of such amount (or the date on which such Lender was entitled to receive or recover such amount, as the case may be) and ending on the last day of the applicable Interest Period (the “Relevant Period”)

exceeds

(B)    the amount which such Lender would be able to obtain by placing an amount equal to the amount received or recovered by it (or which it was entitled to have received or recovered, as the case may be) on deposit with a leading bank in the London interbank market for the Relevant Period; and

(ii)    where the Fixed Rate applies, since the Lenders commit themselves irrevocably to the French Authorities in charge of monitoring the CIRR mechanism, any prepayment (whether voluntary, involuntary or mandatory, including following the acceleration of the Loan) will be subject to the mandatory payment by the Borrower of the amount calculated in liaison with the French Authorities two (2) Business Days prior to the prepayment date by taking into account the differential (the “Rate Differential”) between the CIRR and the prevailing market yield (currently ISDAFIX) for each installment to be prepaid and applying such Rate Differential to the remaining residual period of such installment and discounting to the net present value as described below. Each of these Rate Differentials will be applied to the corresponding installment to be prepaid during the period starting on the date on which such prepayment is required to be made and ending on the original Repayment Date (as adjusted following any previous prepayments) for such installment and

(A)    the net present value of each corresponding amount resulting from the above calculation will be determined at the corresponding market yield; and

(B)    if the cumulated amount of such present values is negative, no amount shall be due to the Borrower or from the Borrower.

(d)    Any Funding Losses Notice with respect to Funding Losses suffered by a Finance Party shall include calculations in reasonable detail of the relevant amounts and set forth the relevant loss and expense.
(e)    The Facility Agent shall notify the Borrower, in writing, of the amount of the Funding Losses due from the Borrower by sending a Funding Losses Notice to the Borrower as soon as is reasonably practicable after the occurrence of the relevant Funding Losses Event and after it has received notice of the amount of Funding Losses calculated by the relevant Lender or the French Authorities, as applicable.

6.6    Increased Capital Costs

(a)    If, after the date hereof any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority increases the amount of capital required to be maintained by any Lender or any Person controlling such and the rate of return on its or such controlling Person’s capital as a consequence of its Commitment or the Loan made by such Lender is reduced to a level below that which such Lender or such controlling Person would have achieved but for the occurrence of any such change in circumstance, then, in any such case upon notice from time to time by the Facility Agent to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person, as applicable, for such reduction in rate of return.

(b)    Any notice pursuant to paragraph (a) above shall (i) describe in reasonable detail the capital adequacy requirements which have been imposed, together with the approximate date of the effectiveness thereof and (ii) set forth the amount of such lowered return.

(c)    In determining such amount, such Lender may use any method of averaging and attribution that it shall, subject to paragraph (b) above, deem applicable.

(d)    Each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid such reduction in such rate of return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(e)    Failure or delay on the part of any Lender to demand compensation pursuant to this Clause 6.6 (Increased Capital Costs) shall not constitute a waiver of such Lender’s right to demand such compensation.

6.7    Taxes

(a)    All payments by any Obligor of principal of, and interest on, the Loan and all other amounts payable under any Finance Document (including, for the avoidance of doubt, under any Fee Letters) shall be made free and clear of and without deduction for any Covered Taxes.

(b)    In the event that any withholding or deduction from any payment to be made by an Obligor under any Finance Document is required in respect of any Covered Taxes pursuant to any applicable law, rule or regulation, then the Borrower will:

(i)    pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)    promptly (and in any event within thirty (30) days) forward to the Facility Agent an official receipt or other documentation satisfactory to the Facility Agent evidencing such payment to such authority; and

(iii)    pay to the Facility Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

(c)    If any Covered Taxes are directly asserted against the Facility Agent or any Lender with respect to any payment received or paid by the Facility Agent or such Lender hereunder or under any other Finance Document, the Facility Agent or such Lender (as applicable) may pay such Covered Taxes and the Borrower will, promptly after (and in any event within five (5) Business Days of) demand, pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Covered Taxes (including any Covered Taxes on such additional amount) shall equal the amount such Person would have received had no such Covered Taxes been asserted.

(d)    If the Borrower fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental withholding Covered Taxes, interest or penalties that may become payable by any Lender as a result of any such failure (so long as such amount did not become payable as a result of the failure of such Lender to provide timely notice to the Borrower (directly or through the Facility Agent) of the assertion of a liability related to the payment of Covered Taxes). For purposes of this Clause 6.7 (Taxes), a distribution hereunder by the Facility Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.
(e)    If any Lender is entitled to any refund, credit, deduction or other reduction in tax by reason of any payment made by the Borrower in respect of any Covered Tax under this Clause 6.7 (Taxes) or by reason of any payment made on account of Tax by the Borrower pursuant to Clause 6.4 (Increased Loan Costs, etc.), such Lender shall in its absolute discretion use reasonable efforts to obtain such refund, credit, deduction or other reduction and, promptly after receipt thereof, will pay to the Borrower such amount (plus any interest received by such Lender in connection with such refund, credit, deduction or reduction) as is equal to the net after-tax value to such Lender of such part of such refund, credit, deduction or reduction as such Lender reasonably determines is allocable to such Covered Tax or such payment (less out-of-pocket expenses incurred by such Lender), provided that no Lender shall be obligated to disclose to the Borrower any information regarding its tax affairs or tax computations.

(f)    Each Lender agrees with the Borrower and the Facility Agent that it will:

(i)    in the case of a Lender organised under the laws of a jurisdiction other than the United States:

(A)    provide to the Facility Agent and the Borrower an appropriately executed copy of Internal Revenue Service Form W-8ECI certifying that any payments made to or for the benefit of such Lender are effectively connected with a trade or business in the United States (or alternatively, an Internal Revenue Service Form W-8BEN claiming the benefits of a tax treaty, but only if the applicable treaty described in such form provides for a complete exemption from U.S. federal income tax withholding), or any successor form, on or prior to the date hereof (or, in the case of any New Lender, on or prior to the date of the relevant assignment), in each case attached to an Internal Revenue Service Form W-8IMY, if appropriate;

(B)    notify the Facility Agent and the Borrower if the certifications made on any form provided pursuant to clause (A) above are no longer accurate and true in all material respects; and

(C)    provide such other tax forms or other documents as shall be prescribed by applicable law, if any, or as otherwise reasonably requested, to demonstrate, to the extent applicable, that payments to such Lender hereunder and under the other Finance Documents are exempt from withholding under FATCA; and

(ii)    in all cases, provide such forms, certificates or other documents, as and when reasonably requested by the Borrower, necessary to claim any applicable exemption from, or reduction of, Covered Taxes or any payments made to or for benefit of such Lender, provided that the Lender is legally able to deliver such forms, certificates or other documents.

(g)    For any period with respect to which a Lender (or New Lender) has failed to provide the Borrower with the applicable forms described in paragraph (f) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided (which, in the case of an New Lender, would be the date on which the original assignor was required to provide such form) or if such form otherwise is not required hereunder) such Lender (or New Lender) shall not be entitled to the benefits of this Clause 6.7 (Taxes) with respect to Covered Taxes imposed by reason of such failure.

(h)    Without prejudice to the foregoing, all consideration expressed to be payable under a Finance Document by any party thereto to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply made by any Finance Party to another party in connection with a Finance Document, that party shall pay to such Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (subject to such Finance Party having provided an appropriate VAT invoice to such party) or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by article 56 of the European Directive 2006/112/EC and any relevant Tax provision of the jurisdiction in which such party receives such supply.

(i)    Where a Finance Document requires any party to reimburse a Finance Party for any costs or expenses, that party shall also at the same time pay and indemnify such Finance Party against all VAT incurred by such Finance Party in respect of the costs or expenses to the extent that such Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment of full VAT incurred. In case such Finance Party is entitled to benefit from partial recovery of VAT incurred, it shall be indemnified and held harmless by the reimbursing party against the portion of VAT that it or any other member of the group of which it is a member for VAT purposes has not recovered or for which it has not benefited from a credit.

(j)    Each party to this Agreement shall, within ten (10) Business Days of a reasonable request by another party hereto:

(i)    confirm to that other party whether it is:

(A)    a FATCA Exempt Party; or

(B)    not a FATCA Exempt Party; and

(ii)    with effect from 2014, supply to that other party such forms, documentation and other information relating to its status under FATCA (including its applicable “passthru payment percentage” or other information required under the U.S. Treasury Regulations or other official guidance including intergovernmental agreements) as that other party reasonably requests for the purposes of that other party’s compliance with FATCA.

(k)    If any party to this Agreement confirms to another party hereto pursuant to paragraph (j)(i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be, a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(l)    If a party to this Agreement fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (j) above, then:

(i)    if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(ii)    if that party failed to confirm its applicable “passthru payment percentage” then such party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable “passthru payment percentage” is one hundred per cent. (100%), until (in each case) such time as the party in question provides the requested confirmation, forms, documentation or other information.

6.8    Reserve Costs

(a)    Without in any way limiting the Borrower’s obligations under Clause 6.4 (Increased Loan Costs, etc.), the Borrower shall, on and after the Deferred Tranche Effective Date, if applicable, pay to the Facility Agent for the account of each Lender on the last day of each Interest Period in which there remains an amount of the Deferred Tranche outstanding, and so long as the relevant Lending Office of such Lender is required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the F.R.S. Board, upon notice from such Lender, an additional amount equal to the product of the following for the Deferred Tranche for each day during such Interest Period:

(i)    the principal amount of the Deferred Tranche outstanding on such day; and

(ii)    the remainder of (i) a fraction, the numerator of which is the rate (expressed as a decimal) at which interest accrues on the Deferred Tranche for such Interest Period as provided in this Agreement (less, if applicable, the Floating Rate Margin) and the denominator of which is one (1) minus any increase after the Deferred Tranche Effective Date in the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Lender minus (ii) such numerator; and

(iii)    1/360.

(b)    Such notice shall (i) describe in reasonable detail the reserve requirement that has been imposed, together with the approximate date of the effectiveness thereof and (ii) set forth the applicable reserve percentage.

6.9    Payments

(a)    Unless otherwise expressly provided, all payments by an Obligor pursuant to any Finance Document shall be made by such Obligor to the Facility Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Facility Agent shall be made not later than 4:00 p.m. (London time) on the date due, in same day or immediately available funds, to such account as the Facility Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Lenders on the next succeeding Business Day.

(b)    The Facility Agent shall promptly (but in any event on the same Business Day that the same are received or, as contemplated in paragraph (a) above, deemed received) remit in same day funds to each Lender or such Lender’s designee its share, if any, of such payments received by the Facility Agent for the account of such Lender without any set-off, deduction or counterclaim.

(c)    If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Facility Agent shall apply that payment towards the Borrower’s obligations under the Finance Documents in the following order:

(i)    first, in or towards payment of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;
(ii)    secondly, in or towards payment pro rata among the relevant Finance Parties of any fees, costs, expenses or commission due but unpaid under this Agreement or the other Finance Documents;

(iii)    thirdly, in or towards payment pro rata among the relevant Finance Parties of any accrued interest due but unpaid under Clause 5.3(c) (Post-Maturity Rates);
(iv)    fourthly, in or towards payment pro rata among the relevant Finance Parties of any other accrued interest and Deferred Costs due but unpaid under this Agreement;
(v)    fifthly, in or towards payment pro rata among the Lenders of any principal due but unpaid under this Agreement; and
(vi)    sixthly, in or towards payment pro rata among the relevant Finance Parties and to the Account Bank of any other sum due to the Finance Parties and/or the Account Bank, as applicable, but unpaid under the Finance Documents, in each case in the inverse order of the maturity thereof, provided that the Facility Agent shall, if so directed by the Required Lenders, vary the order set out in clauses (ii) to (iv) above and, provided further that any such appropriation will override any appropriation made by the Borrower.

(d)    Whenever any payment to be made under any Finance Document shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day (except that, if such next succeeding Business Day does not fall in the same calendar month as the original payment due date, then the relevant payment shall be made on the last Business Day in the calendar month of the original payment due date) and any such extension of time shall be included in computing interest and fees, if any, in connection with such payment. If any payment date under a Finance Document is altered by the application of this paragraph (d), the subsequent payment date shall not be altered unless that subsequent payment date also requires alteration pursuant to the preceding sentence.

(e)    For any payment of principal or interest to be made by the Borrower under this Agreement, the Borrower shall procure that the Facility Agent receives (i) a SWIFT advice in the form of an MT 199 of such payment from the Borrower’s payment bank on or before the second (2nd) Business Day prior to the payment date and (ii) a written confirmation in the form of an MT 103 that such payment has been made from the Borrower’s payment bank by no later than 3:00 p.m. (London time) on the payment date.

6.10    No Double Counting

Any payment required to be made by the Borrower pursuant to any of Clauses 6.4 (Increased Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7(c), (d), (h) or (i) (Taxes) or 6.8 (Reserve Costs) shall be calculated without double-counting under any other such Clauses or payment under any other provision of this Agreement, and on the basis that the Borrower shall not be liable to make any payment pursuant to any such Clause to the extent that such amount has been compensated under Clause 6.7 (Taxes) or would have been so compensated but for any exclusions applicable thereunder, is attributable to a Lender’s failure to satisfy its obligations under Clause 6.7(f) (Taxes) or is attributable to a Lender’s breach by its gross negligence or wilful misconduct of any applicable treaty, law, regulation or regulatory requirement.

6.11    Cancellation of Commitment or Prepayment of Affected Lender

If the Borrower shall be required to make any payment to any Lender pursuant to Clauses 6.3 (Market Disruption), 6.4 (Increased Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7 (Taxes) or 6.8 (Reserve Costs), the Borrower shall be entitled at any time (so long as no Default and/or Mandatory Prepayment Event shall have occurred and be continuing) within one hundred and eighty (180) days after receipt of notice from such Lender of such required payment to cancel or prepay the affected portion of such Lender’s Commitment or participation in the Loan (as applicable), together with (in the case of prepayment) any accrued interest thereon through the date of such prepayment. Any such prepayment shall include a prepayment of principal and interest in respect of the relevant Lender’s Commitment in relation to the Deferred Tranche.

6.12    Sharing of Payments

(a)    If a Lender (a “Recovering Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 6.9(a)(a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)    the Recovering Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Facility Agent;

(ii)    the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 6.9 (Payments), without taking account of any tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(iii)    the Recovering Party shall, within three (3) Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Party as its share of any payment to be made, in accordance with Clause 6.9 (Payments).

(b)    The Facility Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Lenders (other than the Recovering Party) (the “Sharing Parties”) in accordance with Clause 6.9(Payments) towards the obligations of the Borrower to the Sharing Parties.

(c)    On a distribution by the Facility Agent under paragraph (b) above of a payment received by a Recovering Party from the relevant Obligor, as between that Obligor and the Recovering Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the relevant Obligor.

(d)    If any part of the Sharing Payment received or recovered by a Recovering Party becomes repayable and is repaid by that Recovering Party to the Borrower, then:

(i)    each Sharing Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Party for its proportion of any interest on the Sharing Payment which that Recovering Party is required to pay) (the “Redistributed Amount”); and

(ii)    as between the relevant Obligor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the relevant Obligor.

(e)    This Clause 6.12 (Sharing of Payments) shall not apply to the extent that the Recovering Party would not, after making any payment pursuant to this Clause 6.12 (Sharing of Payments), have a valid and enforceable claim against the relevant Obligor.

(f)    A Recovering Party is not obliged to share with any other Lenders any amount which the Recovering Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)    it notified that other Lender of the legal or arbitration proceedings; and

(ii)    that other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable after having received notice and did not take separate legal or arbitration proceedings.

6.13    No Borrower Set-off

All payments required to be made by the Borrower under this Agreement and the other Finance Documents shall be made without set-off, deduction or counterclaim.

6.14    Finance Party Set-off

Upon the occurrence of an Event of Default or Mandatory Prepayment Event and while it is continuing, each Finance Party shall have, to the extent permitted by applicable law, the right to appropriate and apply to the payment of the Obligations then due and owing to it any and all balances, credits, deposits, accounts or monies of any Obligor then or thereafter maintained with such Finance Party (collectively, the “Borrower Amounts”); provided that any such appropriation and application shall be subject to the provisions of Clause 6.12 (Sharing of Payments). If any Borrower Amount is in a different currency than the Obligations, the relevant Finance Party may convert such Borrower Amount at a market rate of exchange in its usual course of business for the purpose of the set-off. Each Finance Party agrees promptly to notify the applicable Obligor and the Facility Agent (unless such Finance Party is the Facility Agent) after any such set-off and application made by such Finance Party; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Finance Party under this Clause 6.14 (Finance Party Set-off) are in addition to other rights and remedies (including other rights of set-off under applicable law or otherwise) which such Finance Party may have.

6.15    Use of Proceeds

(a)    The proceeds of the Loan shall be applied in accordance with Clause 2.2 (Purpose) and Clause 3.7 (Disbursement; Hedging Arrangements).

(b)    Without prejudice to paragraph (a) above, no proceeds of the Loan will be used to acquire any equity security of a class which is registered pursuant to section 12 of the Securities Exchange Act of 1934 or any “margin stock”, as defined in F.R.S. Board Regulation U.

6.16    Deferred Costs

Independently of any other obligation to pay costs, expenses or interest under or in connection with this Agreement, the Borrower shall as a separate obligation, also pay to the Facility Agent (for distribution to each Lender) deferred costs in respect of any drawn portion of the Deferred Tranche at the Deferred Costs Percentage for each Interest Period during which any part of the Deferred Tranche remains outstanding. Whilst not an interest liability, such deferred costs shall be charged from and including the first day of the applicable Interest Period in which an amount of the Deferred Tranche is outstanding to (but not including) the last day of such Interest Period, and will be payable semi-annually in arrears on each Repayment Date. Any deferred costs payable in accordance with this Clause 6.16 shall be calculated on the basis of the actual number of days elapsed over a year comprised of 360 days.

6.17     Unavailability of Screen Rate

Notwithstanding anything to the contrary in this Agreement or any other Finance Document, if the Facility Agent determines (which determination shall, in the absence of manifest error, be conclusive) or the Borrower or the Required Lenders notify the Facility Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or the Required Lenders (as applicable) have determined that:
(a)    adequate and reasonable means would not exist for ascertaining (should the Floating Rate apply) the Screen Rate for the relevant Interest Period including, without limitation, because the Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(b)    the administrator of the Screen Rate or a governmental authority having jurisdiction over the Facility Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be made available or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”); or

(c)    syndicated loans currently being executed, or existing syndicated loans that include language similar to that contained in this Clause 6.17, are being executed and/or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Screen Rate, then, reasonably promptly after such determination by the Facility Agent or receipt by the Facility Agent of such notice, as applicable, or if the Borrower otherwise requests, the Facility Agent and the Borrower may amend this Agreement to replace the Screen Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar Dollars denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “Dollar Successor Rate”), and also together with any proposed Dollar Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (London time) on the fifth (5) Business Day after the Facility Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Facility Agent written notice that such Required Lenders do not accept such amendment. Such Dollar Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Facility Agent, such Dollar Successor Rate shall be applied in a manner as otherwise reasonably determined by the Facility Agent.
If no Dollar Successor Rate has been determined and the circumstances under paragraph (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Facility Agent will promptly notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to fund or maintain the relevant portion of the Loan (including the Deferred Tranche) at the Screen Rate (to the extent of the affected part of the Loan, the Deferred Tranche or Interest Periods) shall be suspended and the Borrower shall pay interest on such part of the Loan at a rate equal to the sum of the Floating Rate Margin and the weighted average of the cost to the Lenders of funding the respective portions of the affected part of the Loan (as notified to the Facility Agent and the Borrower no later than five (5) Business Days prior to the start of the relevant Interest Period). Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any part of the Loan (to the extent of the affected part of the Loan, the Deferred Tranche or Interest Periods).
Notwithstanding anything else herein, any definition of Dollar Successor Rate shall provide that in no event shall such Dollar Successor Rate be less than zero for purposes of this Agreement.

For the purposes of this Agreement, “Dollar Successor Rate Conforming Changes” means, with respect to any proposed Dollar Successor Rate, any conforming changes to the definition of Floating Rate, Screen Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Facility Agent in consultation with the Borrower, to reflect the adoption of such Dollar Successor Rate and to permit the administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Dollar Successor Rate exists, in such other manner of administration as the Facility Agent determines is reasonably necessary in connection with the administration of this Agreement).

7.    REPRESENTATIONS AND WARRANTIES

To induce the Finance Parties to enter into this Agreement and to make the Loan hereunder, the Borrower hereby represents and warrants to the Finance Parties as set forth in this Clause 7 (Representations and Warranties).

7.1    Organisation, etc.

The Borrower:

(a)    is a corporation validly organised and existing and in good standing under the laws of its jurisdiction of incorporation;

(b)    is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and

(c)    has full power and authority, has taken all corporate action and holds all governmental and creditors’ licenses, permits, consents and other approvals necessary to enter into each Finance Document to which it is a party and to perform the Obligations.

7.2    Due Authorisation, Non-Contravention, etc.

The execution, delivery and performance by the Borrower of this Agreement and each other Finance Document are within the Borrower’s corporate powers, have been duly authorised by all necessary corporate action and do not:

(a)    contravene the Borrower’s Organic Documents;

(b)    contravene any law or governmental regulation of any Applicable Jurisdiction, except as would not reasonably be expected to have a Material Adverse Effect;

(c)    contravene any court decree or order binding on the Borrower or any of its property, except as would not reasonably be expected to have a Material Adverse Effect;

(d)    contravene any contractual restriction binding on the Borrower or any of its property, except as would not reasonably be expected to have a Material Adverse Effect; or

(e)    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties, except as would not reasonably be expected to have a Material Adverse Effect.

7.3    Government Approval, Regulation, etc.

(a)    No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Agreement or any other Finance Document (except for authorisations or approvals not required to be obtained on or prior to the Disbursement Date or that have been obtained or actions not required to be taken on or prior to the Disbursement Date or that have been taken).

(b)    The Borrower holds all governmental licenses, permits and other approvals (including Environmental Approvals) required to conduct its business as conducted by it on the date of this Agreement and on the Disbursement Date, except to the extent the failure to hold any such licenses, permits or other approvals would not have a Material Adverse Effect.

7.4    Compliance with Laws

The Borrower is in compliance with all applicable laws, rules, regulations and orders, except (other than as described in paragraph (a) or (b) below) to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, which compliance includes:

(a)    the maintenance and preservation of the Borrower’s corporate existence (subject to the provisions of Clause 9.6 (Consolidation, Merger, etc.));

(b)    the maintenance of its qualification as a foreign corporation in the State of Florida, United States;

(c)    the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

(d)    compliance with all anti-money laundering and anti-corrupt practices laws and regulations applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the award or execution of this Agreement, the Hedging Agreements, the Construction Contract or any of the other Transaction Documents to which the Borrower is a party or the performance of any of the transactions contemplated hereby and/or thereby to the extent the same would be in contravention of such applicable laws and regulations; and

(e)    compliance with all applicable Environmental Laws.

7.5    Sanctions

The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

7.6    Validity, etc.

Each Transaction Document and Hedging Agreement to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as the enforceability hereof or thereof (as the case may be) may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

7.7    No Default, Event of Default or Mandatory Prepayment Event

No Default, Event of Default or Mandatory Prepayment Event has occurred and is continuing.

7.8    Litigation

There is no action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened against the Borrower that (a) except as set forth in filings made by the Borrower with the SEC, in the Borrower’s reasonable opinion might reasonably be expected to materially adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries (taken as a whole) (collectively, “Material Litigation”) or (b) purports to affect the legality, validity or enforceability of the Finance Documents or the consummation of the transactions contemplated hereby.

7.9    The Purchased Vessel

Immediately following the delivery of the Purchased Vessel to the Borrower or one of the Borrower’s wholly-owned Subsidiaries as assignee, transferee or novatee under the Construction Contract, the Purchased Vessel will be:

(a)    legally and beneficially owned by the Borrower or one of the Borrower’s wholly-owned Subsidiaries;

(b)    registered in the name of the Borrower or one of the Borrower’s wholly-owned Subsidiaries under the Bahamian flag or such other flag reasonably acceptable to the Lenders and BpiFAE;

(c)    classed as required by Clause 8.4(b);

(d)    free of all recorded Liens;

(e)    insured against loss or damage in compliance with Clause 8.5 (Insurance); and

(f)    exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly-owned Subsidiaries.

7.10    Obligations rank pari passu; Liens

(a)    The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured and unsubordinated Indebtedness of the Borrower, other than Indebtedness mandatorily preferred as a matter of law.

(b)    As at the date of this Agreement, the provisions of this Agreement which permit or restrict the granting of Liens are not less favorable than the provisions permitting or restricting the granting of Liens in any other agreement entered into by the Borrower with any other person providing financing or credit to the Borrower.

7.11    Withholding, etc.

As at the date of this Agreement, no payment to be made by the Borrower under this Agreement or any other Finance Document is subject to any withholding or similar tax imposed by any Applicable Jurisdiction.

7.12    No Filing, etc. Required

No filing, recording or registration and no payment of any stamp, registration or similar tax is necessary under the laws of any Applicable Jurisdiction to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or the other Finance Documents (except for filings, recordings, registrations or payments not required to be made prior to the Disbursement Date or that have been made).

7.13    No Immunity

The Borrower is subject to civil and commercial law with respect to the Obligations. Neither the Borrower nor any of its properties or revenues is entitled to any right of immunity in any Applicable Jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the Obligations (to the extent such suit, court jurisdiction, judgment, attachment, set-off, execution, legal process or remedy would otherwise be permitted or exist).

7.14    Investment Company Act

The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

7.15    Regulation U

The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulations substituted therefor, as from time to time in effect, are used in this Clause 7.15 (Regulation U) with such meanings.

7.16    Accuracy of Information

(a)    The financial and other information (other than financial projections or other forward looking information) furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with the negotiation of this Agreement and the other Finance Documents is, when taken as a whole, to the best knowledge and belief of the Borrower, true and correct and contains no misstatement of a fact of a material nature.

(b)    All financial projections, if any, that have been furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller in connection with this Agreement and the other Finance Documents have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time made (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, and that no assurance can be given that the projections will be realised).

(c)    All financial and other information furnished to the Facility Agent and the Lenders in writing by or on behalf of the Borrower by its chief financial officer, treasurer or corporate controller after the date of this Agreement shall have been prepared by the Borrower in good faith.

7.17    Construction Contract

The Construction Contract is not suspended, repudiated, invalidated, terminated or cancelled (in whole or in part) and is otherwise in full force and effect and there are (to the best knowledge and belief of the Borrower) no circumstances which entitle any party to the Construction Contract to terminate the Construction Contract and there is no action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened in connection with the Construction Contract.

7.18    No Winding-up

The Borrower has not taken any corporate action, nor have any other steps been taken or legal proceedings been started or (to the best of the Borrower’s knowledge and belief) threatened against it, for its bankruptcy, postponement of bankruptcy, financial restructuring, suspension of payments, a moratorium of any of its Indebtedness, winding-up, dissolution, administration, re-organisation (by way of voluntary arrangement, scheme of arrangement or otherwise), a composition, compromise, assignment or arrangement with any of its creditors or for the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, conservator, custodian, trustee or similar officer of it or all or a material part of its assets or revenues, except, in respect of any such action, steps or proceedings started or threatened against the Borrower, to the extent that the same would not have a Material Adverse Effect.

7.19    Repetition

The representations and warranties set forth in this Clause 7 (Representations and Warranties) are made by the Borrower on the date of this Agreement, and each such representation and warranty (other than as set forth in Clause 7.10(b) (Obligations rank pari passu; Liens), Clause 7.11 (Withholding, etc.) and Clause 7.17 (Construction Contract)) is deemed to be made and given again by the Borrower on the date of the Drawing Request, on the date of any Drawing Request Amendment Request, on the Disbursement Date, on the Loan Release Date and on the date of each deemed advance of the Deferred Tranche by reference to the facts and circumstances then existing.

7.20    Sanctions and KfW

The representations and warranties set out in Clause 7.5 (Sanctions) (except to the extent that any such representations and warranties relate to sanctions imposed by the United Nations Security Council or the European Union) shall not be made (or deemed to be made) to or for the benefit of KfW IPEX-Bank GmbH (“KfW”) and KfW shall have no right or remedy to enforce any such representation or warranty. KfW will not instruct, and will not be involved in any decision to be taken by the Required Lenders to instruct, the Facility Agent to exercise its rights under Clause 10.3 (Action if Other Event of Default) if such rights result from an

Event of Default under Clause 10.1(b) (Breach of Warranty) insofar as that Event of Default relates to a misrepresentation under Clause 7.5 (Sanctions) (but except where such misrepresentation also relates to sanctions imposed by the United Nations or the European Union). Nothing in this Clause 7.20 (Sanctions and KfW) shall affect any other right of KfW under any other provision of any Finance Document.

8.    AFFIRMATIVE COVENANTS

The Borrower agrees with the Facility Agent and each Lender that, from the date hereof (or, in the case of Clauses 8.2(b) (Government Approvals and Other Consents), 8.4 (The Purchased Vessel) and 8.5 (Insurance), from the Disbursement Date) until all Obligations have been paid in full, the Borrower will perform the obligations set forth in this Clause 8 (Affirmative Covenants).

8.1    Financial Information, Reports, Notices, etc.

The Borrower will furnish, or will cause to be furnished, to the Facility Agent (with sufficient copies for distribution to each Lender) the following financial statements, reports, notices and information:

(a)    as soon as available and in any event within sixty (60) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year of the Borrower, a copy of the Borrower’s report on Form 10-Q (or any successor form) as filed by the Borrower with the SEC for such Fiscal Quarter, containing unaudited consolidated financial statements of the Borrower for such Fiscal Quarter (including a balance sheet and profit and loss statement) prepared in accordance with GAAP, subject to normal year-end audit adjustments;

(b)    as soon as available and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of the Borrower, a copy of the Borrower’s annual report on Form 10-K (or any successor form) as filed by the Borrower with the SEC for such Fiscal Year, containing audited consolidated financial statements of the Borrower for such Fiscal Year prepared in accordance with GAAP (including a balance sheet and profit and loss statement) and audited by PricewaterhouseCoopers LLP or another firm of independent public accountants of similar standing;

(c)    together with each of the statements delivered pursuant to the foregoing paragraph (a) or (b), a certificate, executed by the chief financial officer, the treasurer or the corporate controller of the Borrower, showing, as of the last day of the relevant Fiscal Quarter or Fiscal Year, compliance with the covenants set forth in Clause 9.4 (Financial Condition) (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Facility Agent);

(d)    as soon as possible after the occurrence of a Default or Mandatory Prepayment Event, a statement of the chief financial officer of the Borrower setting forth details of such Default or Mandatory Prepayment Event (as the case may be) and, if it is continuing, the actions which the Borrower has taken and/or proposes to take with respect thereto;

(e)    as soon as practicable after the occurrence thereof, notice of any written amendment to or written modification of the Construction Contract that relates to (i) the amount of the Initial Basic Cash Contract Price, (ii) the date on which the Purchased Vessel is to be delivered or (iii) a decrease in the dimensions or capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by two per cent. (2%) or more;

(f)    as soon as available and in any event within thirty (30) days after the end of each calendar year, written confirmation of the then current amount of the Basic Cash Contract Price, the cumulated amount of effective Change Orders and utilised NYC Allowance;

(g)    as soon as the Borrower becomes aware thereof, notice of any suspension, repudiation, invalidation, termination or cancellation (in whole or in part) of the Construction Contract or any failure of the Construction Contract to otherwise be in full force and effect or any circumstances which entitle any party to the Construction Contract to terminate the Construction Contract or any action, suit, litigation, investigation or proceeding (including arbitration and administrative proceedings) pending or, to the knowledge of the Borrower, threatened in connection with the Construction Contract.

(h)    as soon as reasonably practicable after the Borrower becomes aware thereof, notice of any Material Litigation, except to the extent that such Material Litigation is disclosed by the Borrower in its filings with the SEC;

(i)    promptly after the sending or filing thereof, copies of all reports which the Borrower sends to all holders of each security issued by the Borrower, and all registration statements which the Borrower or any of its Subsidiaries files with the SEC or any national securities exchange;

(j)    such other information regarding the condition or operations, financial or otherwise, of the Borrower or any of its Principal Subsidiaries as any Lender (through the Facility Agent) may from time to time reasonably request;

(k)    such other documentation and information as is requested by the Facility Agent (for itself or on behalf of any Lender) in order for the Facility Agent (or such Lender, as the case may be) to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations (including all applicable anti-money laundering and anti-corrupt practices laws and regulations) in connection with the transactions contemplated by this Agreement and the other Finance Documents (including, for the avoidance of doubt, with respect to the Borrower and each of the Borrower's hedging counterparties under the Hedging Agreements as identified in paragraph 3(a) (Hedging Euros Purchase) of the Drawing Request); and

(l)    such other documentation and information that BpiFAE may from time to time request;

(m)    as soon as the Borrower becomes aware thereof, notice (with a copy to BpiFAE) of any matter that has, or may, result in a breach of Clause 8.10 (Performance of Building Contract Obligations);

(n)    during the Financial Covenant Waiver Period, as soon as available and in any event no later than five (5) days after the end of each monthly period starting on 1 April 2020, a written report (in a form satisfactory to BpiFAE) containing cash-flow projections for the period from the date of the relevant report until 31 March 2022;

(o)    during the period commencing upon the expiry of the Financial Covenant Waiver Period and ending on the date the Deferred Tranche is repaid in full, as soon as available and in any event within thirty (30) days after the end of each quarterly period starting with the quarterly period commencing on 1 April 2021 and ending on 30 June 2021, a written report (in a form satisfactory to BpiFAE) containing cash-flow projections for the 24 months succeeding the date of the relevant quarterly report; and

(p)    on one occasion during each calendar year from the start of the Financial Covenant Waiver Period until the Deferred Tranche has been repaid in full, the environmental plan of the Borrower as required to be published pursuant to the letter of the Borrower dated 27 April 2020 and which is referred to in Amendment and Restatement No.3, provided that information required to be furnished to the Facility Agent under paragraphs (a), (b), (h) and (p) of this Clause 8.1 (Financial Information, Reports, Notices, etc.) shall be deemed furnished to the Facility Agent when available free of charge on the Borrower’s website at http://www.rclinvestor.com or the SEC’s website at http://www.sec.gov; and provided further that the Facility Agent may disclose to BpiFAE the documentation and information received by or available to them pursuant to this Clause 8.1 (Financial Information, Reports, Notices, etc.) and any other documentation and information concerning the Borrower that BpiFAE may request from time to time.

8.2    Government Approvals and Other Consents

The Borrower will obtain and maintain (or cause to be obtained and maintained) all such governmental licenses, authorisations, consents, permits and approvals (including Environmental Approvals) as may be required for:

(a)    each Obligor to perform its obligations under the Finance Documents to which it is a party; and

(b)    the operation of the Purchased Vessel in compliance with all applicable laws, except to the extent that the failure to obtain and/or maintain (or cause to be obtained and/or maintained) such governmental licenses, authorisations, consents, permits and approvals as may be required for the operation of the Purchased Vessel in compliance with all applicable laws does not and could not reasonably be expected to have a Material Adverse Effect.

8.3    Compliance with Laws, etc.

(a)    The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except (other than as described in paragraph (i) or (ii) below) to the extent that the failure to so comply would not have a Material Adverse Effect, which compliance shall in any case include:

(i)    the maintenance and preservation of the Borrower’s corporate existence (subject to the provisions of Clause 9.6 (Consolidation, Merger, etc.));

(ii)    the maintenance of its qualification as a foreign corporation in the State of Florida, United States;

(iii)    the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being diligently contested in good faith by appropriate proceedings;

(iv)    compliance with all anti-money laundering and anti-corrupt practices laws and regulations applicable to the Borrower, including by not making or causing to be made any offer, gift or payment, consideration or benefit of any kind to anyone, either directly or indirectly, as an inducement or reward for the performance of any of the transactions contemplated by this Agreement, the Hedging Agreements, the Construction Contract or any of the other Transaction Documents to which the Borrower is a party to the extent the same would be in contravention of such applicable laws; and

(v)    compliance with all applicable Environmental Laws.

(b)    The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

8.4    The Purchased Vessel

The Borrower will:

(a)    cause the Purchased Vessel to be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries, provided that the

Borrower or such Subsidiary may charter (or sub-charter, as the case may be) out the Purchased Vessel (i) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (ii) on a time charter with a stated duration not in excess of one (1) year;

(b)    cause the Purchased Vessel to be kept in such condition as will entitle her to classification by a classification society of recognised standing;

(c)    promptly upon delivery of the Purchased Vessel, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)    evidence that there are no Liens recorded over the Purchased Vessel;

(ii)    evidence as to the ownership of the Purchased Vessel by the Borrower or one of its wholly-owned Subsidiaries;

(iii)    evidence that the Purchased Vessel is registered under the Bahamian flag or such other flag reasonably acceptable to the Lenders and BpiFAE; and

(iv)    a copy of the Builder’s duly executed invoice for the Delivery Installment marked “Paid” and certified as a true and complete copy by an Authorised Officer; and

(d)    within seven (7) days after delivery of the Purchased Vessel, provide the following to the Facility Agent with respect to the Purchased Vessel:

(i)    evidence of the class of the Purchased Vessel; and

(ii)    evidence as to all required insurance being in effect with respect to the Purchased Vessel in compliance with Clause 8.5 (Insurance); and
(e)    on or before the later of (i) 31 July and (ii) 30 days after its own receipt of a Statement of Compliance in each calendar year, supply, or procure the supply, to the Facility Agent (for distribution to BpiFAE and the Lenders) (in each case at the cost of the Borrower) of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI (as collated and reported to the Purchased Vessel’s flag state using the verification report submitted to that flag state) and any Statement of Compliance, in each case relating to the Purchased Vessel for the preceding calendar year, provided always that such information shall be confidential information for the purposes of Clause 13.15 (Confidentiality) and, accordingly, no Lender shall publicly disclose such information with the identity of the Purchased Vessel or the Borrower (or, if applicable, the Borrower’s wholly owned Subsidiary that then owns the Purchased Vessel) without the prior written consent of the Borrower (it being expressly agreed however that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender’s portfolio climate alignment).

8.5    Insurance

The Borrower, will or will cause one or more of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to the Purchased Vessel against such casualties, third-party liabilities and contingencies and in such amounts, in each case, as is customary for other businesses of similar size in the passenger cruise line industry (provided that in no event will the Borrower or any Subsidiary be required to obtain any business interruption, loss of hire or delay in delivery insurance) and will, upon request of the Facility Agent, furnish to the Facility Agent (with sufficient copies for distribution to each Lender) at reasonable intervals a certificate of a senior officer of the Borrower setting forth the nature and extent of all insurance maintained or caused to be maintained by the Borrower and the Subsidiaries and certifying as to compliance with this Clause 8.5 (Insurance).

8.6    Books and Records

The Borrower will keep books and records that accurately reflect all of its business affairs and transactions and permit the Facility Agent and each Lender or any of their respective representatives, at reasonable times and upon reasonable prior notice and intervals, to visit each of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records.

8.7    Cessation of Business

The Borrower will ensure that its principal business is and continues to be the operation of cruise vessels.

8.8    BpiFAE Insurance Policy Requirements

The Borrower shall, on the reasonable request of the Facility Agent, provide such other information as required under or in connection with the BpiFAE Insurance Policy as necessary to enable the Facility Agent to obtain the full support of BpiFAE pursuant to the BpiFAE Insurance Policy. The Borrower must pay to the Facility Agent the amount of all reasonable costs and expenses reasonably incurred by the Facility Agent in connection with complying with a request by BpiFAE for any additional information necessary or desirable in connection with the BpiFAE Insurance Policy; provided that the Borrower is consulted before the Facility Agent incurs any such cost or expense (it being understood and agreed that such consultation shall not constitute grounds for the Borrower to not comply with the first sentence of this Clause8.8 (BpiFAE Insurance Policy Requirements)).

8.9    Starting Date of Repayment

The Borrower will promptly following the delivery of the Purchased Vessel on the Effective Delivery Date, provide to the Facility Agent a notice of the Starting Date of Repayment duly signed by the EUR Facility Agent substantially in the form of Schedule G (Form of Notice of Starting Date of Repayment), it being agreed that this Clause 8.9 does not apply to the Starting Date of Repayment in respect of the Deferred Tranche.

8.10    Performance of Building Contract Obligations

The Borrower shall (and shall procure that each of its Subsidiaries shall) comply with its contractual commitments under and in respect of (i) each shipbuilding contract in existence as at the Deferred Tranche Effective Date (or which comes into existence at any time in which an amount of the Deferred Tranche remains outstanding) entered into with the Builder and (ii) any option agreements or similar binding contractual commitments (whether in respect of a firm order of a vessel or otherwise) in existence at the Deferred Tranche Effective Date (or which comes into existence at any time in which an amount of the Deferred Tranche remains outstanding) entered into by the Borrower (or its Subsidiary) and the Builder in connection with the potential entry into a shipbuilding contract at a future point in time (it being agreed that such obligation shall not require the Borrower or the relevant Subsidiary (as applicable) to exercise any option or other contractual right thereunder), save that this Clause 8.10 shall be subject to any change of any such shipbuilding contract, option agreement, contract or other related document if such change has, in consultation with BpiFAE, been agreed between the Borrower or, as the case may be, relevant Subsidiary and the Builder.

9.    NEGATIVE COVENANTS

The Borrower agrees with the Facility Agent and each Lender that, from the date hereof until all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Clause 9 (Negative Covenants).

9.1    Business Activities

The Borrower will not, and will not permit any of its Subsidiaries to, engage in any principal business activity other than those engaged in by the Borrower and its Subsidiaries on the date of this Agreement and other business activities reasonably related, ancillary or complementary thereto or that are reasonable extensions thereof.

9.2    Indebtedness

The Borrower will not permit any of the Existing Principal Subsidiaries to create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

(a)    Indebtedness secured by Liens permitted under paragraphs (c) to (p) of Clause 9.3 (Liens);

(b)    Indebtedness owing to the Borrower or any direct or indirect Subsidiary of the Borrower;

(c)    Indebtedness incurred to finance, refinance or refund the cost (including the cost of construction) of assets acquired after the date hereof;

(d)    Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness secured by Liens permitted under paragraph (d) of Clause 9.3 (Liens), at any one time outstanding and not exceeding (determined at the time of creation of any such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) ten per cent. (10%) of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter;

(e)    [Intentionally Omitted];

(f)    obligations in respect of Hedging Instruments entered into for the purpose of managing interest rate, foreign currency exchange or commodity exposure risk and not for speculative purposes; and

(g)    Indebtedness of Silversea Cruise Holding Ltd. and its Subsidiaries (“Silversea”) identified in Section 1 of Schedule J (Silversea Liens and Indebtedness) hereto.

9.3    Liens

The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets (including the Purchased Vessel), whether now owned or hereafter acquired, except:

(a)    Liens on the Purchased Vessel under the Mortgage;

(b)    [Intentionally Omitted];

(c)    Liens on assets (including shares of capital stock of corporations and assets owned by any corporation that becomes a Subsidiary of the Borrower after the date of this Agreement) acquired after the date hereof (whether by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries (other than (i) an Existing Principal Subsidiary or (ii) any other Principal Subsidiary which, at any time, after three (3) months after the acquisition of a Vessel, owns such Vessel free of any mortgage Lien), which Liens were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such assets, so long as (A) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (B) each such Lien is created within three (3) months after the acquisition of the relevant assets;

(d)    in addition to other Liens permitted under this Clause 9.3 (Liens), Liens securing Indebtedness in an aggregate principal amount, together with (but without duplication of) Indebtedness permitted under paragraph (d) of Clause 9.2 (Indebtedness), at any one time outstanding and not exceeding the greater of (determined at the time of creation of such Lien or the incurrence by any Existing Principal Subsidiary of such Indebtedness, as applicable) ten per cent. (10%) of the total assets of the Borrower and its Subsidiaries (the “Lien Basket Amount”) taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter; provided, however that, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Lien Basket Amount shall be the greater of (i) five per cent. (5%) of the total assets of the Borrower and its Subsidiaries taken as a whole as determined in accordance with GAAP as at the last day of the most recent ended Fiscal Quarter and $735,000,000;

(e)    Liens on assets acquired after the date hereof by the Borrower or any of its Subsidiaries (other than assets (i) acquired by any Subsidiary that is an Existing Principal Subsidiary or (ii) acquired by any other Principal Subsidiary which, at any time, owns a Vessel free of any mortgage Lien) so long as (A) the acquisition of such assets is not otherwise prohibited by the terms of this Agreement and (B) each of such Liens existed on such assets before the time of its acquisition and was not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(f)    Liens on any asset of any corporation that becomes a Subsidiary of the Borrower (other than a corporation that also becomes a Subsidiary of an Existing Principal Subsidiary) after the date hereof so long as (i) the acquisition or creation of such corporation by the Borrower is not otherwise prohibited by the terms of this Agreement and (ii) such Liens are in existence at the time such corporation becomes a Subsidiary of the Borrower and were not created by the Borrower or any of its Subsidiaries in anticipation thereof;

(g)    Liens securing Government-related Obligations;

(h)    Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings;

(i)    Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue by more than 60 days or being diligently contested in good faith by appropriate proceedings;

(j)    Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

(k)    Liens for current crew’s wages and salvage;

(l)    Liens arising by operation of law as the result of the furnishing of necessaries for the Purchased Vessel or any Other Vessel so long as the same are discharged in the ordinary course of business or are being diligently contested in good faith by appropriate proceedings;

(m)    Liens on the Purchased Vessel and/or any Other Vessel that:

(i)    secure obligations covered (or reasonably expected to be covered) by insurance;

(ii)    were incurred in the course of or incidental to trading the Purchased Vessel and/or such Other Vessels (as applicable) in connection with repairs or other work to the Purchased Vessel and/or such Other Vessels (as applicable); or

(iii)    were incurred in connection with work to the Purchased Vessel and/or such Other Vessels (as applicable) that is required to be performed pursuant to applicable law, rule, regulation or order,

provided that, in each case described in this paragraph (m), such Liens are either (A) discharged in the ordinary course of business or (B) being diligently contested in good faith by appropriate proceedings;

(n)    normal and customary rights of set-off upon deposits of cash or other Liens originating solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights in favor of banks or other depository institutions;

(o)    Liens in respect of rights of set-off, recoupment and holdback in favor of credit card processors securing obligations in connection with credit card processing services incurred in the ordinary course of business;

(p)    Liens on cash or Cash Equivalents or marketable securities securing obligations in respect of Hedging Instruments permitted under Clause 9.2(f) or securing letters of credit that support such obligations;

(q)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements;

(r)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(s)    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries; and

(t)    Liens on any property of Silversea identified in Section 2 of Schedule J (Silversea Liens and Indebtedness) hereto.

9.4    Financial Condition

The Borrower will not permit:

(a)    the Net Debt to Capitalisation Ratio, as at the end of any Fiscal Quarter, to be greater than 0.625 to 1;

(b)    the Fixed Charge Coverage Ratio to be less than 1.25 to 1 as at the last day of any Fiscal Quarter; or

(c)    in addition, if, at any time, the Senior Debt Rating of the Borrower is less than Investment Grade as given by both Moody’s and S&P, the Borrower will not permit Stockholders' Equity to be less than, as at the last day of any Fiscal Quarter, the sum of (i) four billion one hundred and fifty million Dollars ($4,150,000,000) plus (ii) fifty per cent. (50%) of the consolidated net income of the Borrower and its Subsidiaries for the period commencing on 1 January 2007 and ending on the last day of the Fiscal Quarter most recently ended (treated for these purposes as a single accounting period, but in any event excluding any Fiscal Quarters for which the Borrower and its Subsidiaries have a consolidated net loss).

9.5    Additional Undertakings.

From the effectiveness of the Amendment and Restatement No.4, and notwithstanding anything to the contrary set out in this Agreement or any other Finance Document:
(a)    First Priority Guarantee Matters. Until the occurrence of a First Priority Release Event:

(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the First Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)    the First Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(iii)    the First Priority Guarantor will not incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with any Other Guarantees;

(iv)    neither Celebrity Cruises Holdings Inc. nor Celebrity Cruises Inc will incur any additional Indebtedness for borrowed money (including any guarantees in respect of Indebtedness), except in connection with the Secured Note Indebtedness or any Permitted Refinancing thereof; and

(v)     the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any First Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any First Priority Assets, other than:

(A)    to any other entity that is a First Priority Guarantor;
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of First Priority Assets made after the effectiveness of the Amendment and Restatement No.4 (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(x)    $250,000,000 plus
(y)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) First Priority Assets or other assets owned by another First Priority Guarantor immediately prior to acquisition) acquired by any First Priority Guarantor after the effectiveness of the Amendment and Restatement No.4; or
(C)    if the net proceeds therefrom are applied in accordance with Section 4.09(b)(i) or 4.09(b)(iii) of the Secured Note Indenture, to the extent applicable at such time; provided, however, that if, within 450 days of such Disposition, any net proceeds of such Disposition have not been utilized in accordance with such provisions and are retained by the Borrower or any Subsidiary after such application (such retained net proceeds, “Excess Proceeds”), then::
(1)    if not already held by a First Priority Guarantor, such Excess Proceeds shall be promptly transferred to a First Priority Guarantor to be (x) retained in an account and on the balance sheet of that First

Priority Guarantor and (y) used solely (i) for capital expenditures for the benefit of the remaining First Priority Assets or for the purposes of any asset purchase by that First Priority Guarantor or (ii) to make an offer to each ECA Guarantor in accordance with the following sub-clause (2); or
(2)    where the Borrower has elected to utilize the Excess Proceeds in the manner referred to in (ii) above, the Borrower shall make a written offer contemporaneously to each ECA Guarantor to apply such Excess Proceeds as a pro rata prepayment of the Loan and the Indebtedness under each other ECA Financing that is pari passu in right of payment to the Obligations. If any ECA Guarantor provides written notice to the Borrower within 90 days of such offer accepting such offer, the Borrower shall prepay the relevant Indebtedness notified to it within 10 Business Days (or such longer period as may be agreed with the lenders under each relevant ECA Financing being perpaid) of the date of receipt of such notice. If any ECA Guarantor fails to accept such offer within the said 90 days referred to above, then the pro rata portion of such Excess Proceeds that would have been applied to prepay the ECA Financings with respect to such ECA Guarantor if such offer was accepted shall be retained and applied in accordance with the foregoing sub-clause (1)(i).

(b)    Second Priority Guarantee Matters. Until the occurrence of a Second Priority Release Event:

(i)    the Borrower will not, and will not permit any of its Subsidiaries to, form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Second Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)    no Second Priority Guarantor will form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Second Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Second Priority Assets, other than:

(A)    to any other entity that is a Second Priority Guarantor; or
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Second Priority Assets made after the effectiveness of the Amendment and Restatement No.4 (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A)) is less than the sum of:
(x)    $250,000,000 plus
(y)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Second Priority Assets or other assets owned by another Second Priority Guarantor immediately prior to acquisition) acquired by any Second Priority Guarantor after the effectiveness of the Amendment and Restatement No.4.

(c)    Third Priority Guarantee Matters. Until the occurrence of a Third Priority Release Event:

(i)    the Borrower will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of the Third Priority Guarantor (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests);

(ii)    the Third Priority Guarantor will not form, create, acquire or otherwise establish any new Subsidiaries that own, directly or indirectly, the Equity Interests of any Principal Subsidiary (and will not permit any such new Subsidiary to own, directly or indirectly, any such Equity Interests); and

(iii)    the Borrower shall not, and shall procure that each other Subsidiary will not, Dispose of any Third Priority Assets or any Equity Interests in a Subsidiary that owns, directly or indirectly, any Third Priority Assets, other than:

(A)    to any other entity that is a Third Priority Guarantor;
(B)    if the fair market value thereof, together with the fair market value of all other Dispositions of Third Priority Assets made after the effectiveness of the Amendment and Restatement No.4 (but for this purpose excluding any Disposition of the type referred to in the foregoing clause (A) and any Disposition, the net proceeds of which are applied in accordance with the following clause (C)) is less than the sum of:
(x)    $250,000,000 plus
(y)    the fair market value of any asset (other than (1) current assets, intercompany debt or equity instruments and (2) Third Priority Assets or other assets owned by another Third Priority Guarantor immediately prior to acquisition) acquired by any Third Priority Guarantor after the effectiveness of the Amendment and Restatement No.4; or
(C)    if the net proceeds therefrom are applied in accordance with those provisions of the Unsecured Note Indenture and/or the definitive documentation governing the DDTL Indebtedness to the extent applicable at the time which allow the Borrower to make an offer to prepay and/or repay the debt evidenced by the Unsecured Note Indenture and/or DDTL Indebtedness, as applicable; provided that, if any such net proceeds are retained by the Borrower or any Subsidiary after such application, the Borrower shall promptly repay or redeem all or any portion of any Indebtedness that is pari passu or senior in right of payment to the Obligations and for which a Third Priority Guarantor is a guarantor, in each case, subject to the terms of the documentation governing such Indebtedness (including the DDTL Indebtedness, the Unsecured Note Indebtedness, any Bank Indebtedness, any Credit Card Obligations, the Loan and any other Indebtedness under an ECA Financing); provided, further, that any repayment of Indebtedness under any revolving credit agreement pursuant to this paragraph shall be accompanied by a corresponding permanent reduction in the related revolving credit commitments.
(d)    New Guarantor Matters. In the event the Borrower or any of its Subsidiaries acquires an ECA Financed Vessel:

(i)    the Borrower will, within 15 Business Days of the purchase of the relevant ECA Financed Vessel, cause the applicable New Guarantor to provide (A) an Additional Guarantee, together with each equivalent Other Guarantee required to be provided under the terms of the other ECA Financings (as amended from time to time) and (B) all documents and information required by the Lenders in order to satisfy any applicable “know your customer” checks and any other reasonable condition precedent requirements of the Lenders (excluding, for the avoidance of doubt, legal opinions); provided that, in each case, if such New Guarantor is party to a Senior Guarantee at such time, the Facility Agent shall have contemporaneously entered into a New Guarantor Subordination Agreement; and

(ii)    until the occurrence of a Second Priority Release Event and a Third Priority Release Event:

(A)    the Borrower will not permit the applicable New Guarantor to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness) other than the applicable Additional Guarantee, any Other Guarantee and any Senior Guarantee;

(B)    the Borrower will not permit the Principal Subsidiary that acquires the relevant ECA Financed Vessel to incur any Indebtedness for borrowed money (including any guarantees in respect of Indebtedness);

(C)    notwithstanding any other provision of this Agreement, the Borrower will not, and shall procure that no other Subsidiary shall Dispose (whether to a member of the Group or otherwise) the relevant ECA Financed Vessel (or any equity interests in a Subsidiary that owns, directly or indirectly, such ECA Financed Vessel); provided that (1) such ECA Financed Vessel may be exclusively operated by or chartered to the Borrower or one of the Borrower’s wholly owned Subsidiaries and (2) the Borrower or such Subsidiary may charter out such ECA Financed Vessel (x) to entities other than the Borrower and the Borrower’s wholly owned Subsidiaries and (y) on a time charter with a stated duration not in excess of one year; and

(D)    notwithstanding the provisions of Sections 9.2 and 9.3, the Borrower will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon the relevant ECA Financed Vessel, orther than Liens permitted under Section 9.3 that do not Indebtedness for borrowed money.

(e)    Further Assurances. At the Borrower’s reasonable request, the Facility Agent shall execute (i) any Additional Subordination Agreement or any Subordination Agreement, in substantially the form attached hereto as Schedule N or Schedule O with such changes, or otherwise in form and substance, reasonably satisfactory to the

Facility Agent (acting upon the instructions of the Required Lenders and BpiFAE), to ensure the required priority of the Second Priority Guarantee and the Third Priority Guarantee and (ii) any New Guarantor Subordination Agreement contemporaneously with the execution of any Senior Guarantee by a New Guarantor if such New Guarantor has granted an Additional Guarantee at such time.

(f)    Amount of Indebtedness. The Borrower shall ensure that:

(i)    the maximum aggregate principal amount of Bank Indebtedness (or any Permitted Refinancing thereof) guaranteed by the Second Priority Guarantors shall not exceed, in the aggregate, $5,300,000,000 (or its equivalent in any other currency) until the occurrence of a First Priority Release Event, a Second Priority Release Event, and a Third Priority Release Event;

(ii)     the maximum aggregate principal amount of Unsecured Note Indebtedness and DDTL Indebtedness (or any Permitted Refinancing of either of them), in each case, guaranteed by the Third Priority Guarantor shall not exceed, in the aggregate, $1,700,000,000 (or its equivalent in any other currency) until the occurrence of a Third Priority Release Event;

(iii)    until the occurrence of a Second Priority Release Event, none of the Second Priority Guarantors will grant any guarantee that is pari passu with or senior to its obligations under the Second Priority Guarantee, except in connection with (A) any Bank Indebtedness or any Permitted Refinancing thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by that Second Priority Guarantor in connection with the relevant Indebtedness; and

(iv)    until the occurrence of a Third Priority Release Event, the Third Priority Guarantor will not grant any guarantee that is pari passu with or senior to its obligations under the Third Priority Guarantee, except in connection with (A) any Bank Indebtedness, Unsecured Note Indebtedness, DDTL Indebtedness or any Permitted Refinancing of any thereof, (B) any Credit Card Obligations or (C) any Other Guarantees, provided that each Other Guarantee shall be on terms no more favourable in any material respect (including for this purpose the priority of that guarantee) than that currently provided by the Third Priority Guarantor in connection with the relevant Indebtedness.

(g)    Release of Guarantees. The Borrower agrees to give the Facility Agent written notice of the occurrence of any First Priority Release Event, Second Priority Release Event or Third Priority Release Event. The Facility Agent agrees that:

(i)    the First Priority Guarantee shall be automatically released upon the occurrence of a First Priority Release Event;

(ii)    the Second Priority Guarantee shall be automatically released upon the occurrence of a Second Priority Release Event;
(iii)    the Third Priority Guarantee shall be automatically released upon the occurrence of a Third Priority Release Event; and
(iv)    each Additional Guarantee shall be automatically released upon the occurrence of both a Second Priority Release Event and a Third Priority Release Event,
provided in each case that upon the Borrower’s request, the Facility Agent shall promptly confirm in writing the release of the applicable Guarantee following the occurrence of the relevant release event.

9.6    Consolidation, Merger, etc.

The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, except:

(a)    any such Subsidiary may (i) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary of the Borrower, and the assets or stock (or other ownership interests) of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other Subsidiary of the Borrower or (ii) merge with and into another Person in connection with a sale or other disposition permitted by Clause 9.7 (Asset Dispositions, etc.); and

(b)    so long as no Event of Default or Mandatory Prepayment Event has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may merge into any other Person, or any other Person may merge into the Borrower or any such Subsidiary, or the Borrower or any of its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets of any Person, in each case so long as:

(i)    after giving effect thereto, the Stockholders’ Equity of the Borrower and its Subsidiaries is at least equal to ninety per cent. (90%) of such Stockholders’ Equity immediately prior thereto; and

(ii)    in the case of a merger involving the Borrower where the Borrower is not the surviving entity:

(A)    the surviving entity shall have assumed in writing, delivered to the Facility Agent, all of the Borrower’s obligations hereunder and under the other Finance Documents;

(B)    the Borrower shall have provided such documentation and information as is requested by the Facility Agent (for itself or on behalf of any Lender) in order for the Facility Agent (or such Lender, as the case may be) to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations (including all applicable anti-money laundering and anti-corrupt practices laws and regulations) in connection with the surviving entity; and

(C)    BpiFAE shall have consented to the merger.

9.7    Asset Dispositions, etc.

Subject to Section 9.5, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, contribute or otherwise convey, or grant options, warrants or other rights with respect to all or substantially all of the assets of (a) the Borrower or (b) the Subsidiaries of the Borrower, taken as a whole except sales of assets between or among the Borrower and Subsidiaries of the Borrower.

9.8    Use of Proceeds

The Borrower will not request any Loan, and the Borrower shall not use the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of Sanctions applicable to any party hereto.

9.9    Construction Contract

The Borrower will not amend or modify any term or condition of the Construction Contract that relates to (a) the type, size or capacity of the Purchased Vessel or its ability to comply with applicable laws (including Environmental Laws), (b) the Cash Contract Price, any element thereof or the way in which the Cash Contract Price or any element thereof is determined or (c) the delivery date of the Purchased Vessel or the way in which such delivery date is determined, in any such case in a manner which, in the reasonable opinion of the Lenders after consultation with BpiFAE, has or could reasonably be expected to have a Material Adverse Effect, except where such amendment or modification (i) shall have been consented to by the Required Lenders after consultation with BpiFAE or (ii) relates to a decrease in the dimensions or capacity of the Purchased Vessel in terms of the number of passengers and/or staterooms by less two per cent. (2%).

9.10    Borrower’s Procurement Undertaking.

Where any of the covenants set out in this Agreement require performance by any Subsidiary of the Borrower, the Borrower shall procure the performance of that obligation by such Subsidiary.

10.    EVENTS OF DEFAULT

10.1    Listing of Events of Default

Each of the following events or occurrences described in this Clause 10.1 (Listing of Events of Default) shall constitute an “Event of Default”.

(a)    Non-Payment of Obligations

The Borrower shall default in the payment when due of any payment Obligation, unless:

(i)    in the case of any default in the payment of any principal amount of the Loan, such default is caused by an administrative or technical error and the payment is made within five (5) Business Days of its due date;

(ii)    in the case of any default in the payment of any interest on the Loan or deferred costs payable pursuant to Clause 6.16 (Deferred Costs) in respect of the Deferred Tranche, payment is made within five (5) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent; and

(iii)    in the case of any default in the payment of any other amounts under any Finance Document, payment is made within ten (10) Business Days after notice thereof shall have been given to the Borrower by the Facility Agent.

(b)    Breach of Warranty

Any representation or warranty of the Borrower made or deemed to be made hereunder (including in any documents delivered pursuant to Clause 4 (Conditions Precedent)) or under any other Finance Document is or shall be incorrect in any material respect when made.

(c)    Non-Performance of Certain Covenants and Obligations

(i)    The Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Finance Document (other than the covenants set forth in Clauses 8.1(m) to 8.1(p) (Financial Information, Reports, Notices, etc.), Clause 8.4(e) (The Purchased Vessel), Clause 8.10 (Performance of Building Contract Obligations) and Clause 9.4 (Financial Condition) and the obligations referred to in paragraph (a) above) and such default shall continue unremedied for a period of five (5) days after notice thereof shall have been given to the Borrower by the Facility Agent or any Lender (or, if (a) such default is capable of being remedied within thirty (30) days (commencing on the first day following such five-day period) and (b) the Borrower is actively seeking to remedy the same during such period, such default shall continue unremedied for at least thirty five (35) days after such notice to the Borrower).

(ii)    The Borrower shall default in the due performance and observance of its obligations under Clause 5.1(c), it being provided that if the default consists of a payment default, the remedy periods provided in Clause 10.1(a) (Non-Payment of Obligations) shall apply.

(d)    Default on Other Indebtedness

(i)    The Borrower or any of the Principal Subsidiaries shall fail to pay:

(A)    any Indebtedness under the EUR Facility Agreement; or

(B)    any Indebtedness that is outstanding in a principal amount of at least one hundred million Dollars ($100,000,000) (or the equivalent in any other currency) in the aggregate (but excluding the Indebtedness hereunder or with respect to Hedging Instruments)

(hereinafter called the “Relevant Indebtedness”) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Relevant Indebtedness;

(ii)    any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any Relevant Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Relevant Indebtedness to cause such Relevant Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness);

(iii)    any such Relevant Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Relevant Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Relevant Indebtedness); or

(iv)    the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any

Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods. For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time, provided that (1) any required prepayment or right to require prepayment triggered by terms that are certified by the Borrower to be unique to, but customary in, ship financings shall not constitute an Event of Default under this paragraph 10.1(d) so long as any required prepayment is made when due and (2) any breach of financial covenants equivalent to those set out in Clause 9.4 (Financial Condition) under or in relation to any other BpiFAE-backed facility agreement to which the Borrower is a party shall not, to the extent that such breach occurs during the Financial Covenant Waiver Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Financial Covenant Waiver Period), constitute an Event of Default under this Agreement provided that no Mandatory Prepayment Event has occurred under Clause 11.1(m) (Dividend or New Debt) or Clause 11.1(n) (Breach of Principles).

(e)    Bankruptcy, Insolvency, etc.

The Borrower, any of the Material Guarantors or any of the Principal Subsidiaries (or any of the Borrower’s other Subsidiaries to the extent that the relevant event described below would have a Material Adverse Effect), or, in the case of clause (ii) below, the Borrower only, shall:

(i)    generally fail to pay, or admit in writing its inability to pay, its debts as they become due or permit

(ii)    enter into a binding settlement with all, or which is enforceable against each, of its creditors with respect to its Indebtedness;

(iii)    apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property, or make a general assignment for the benefit of creditors;

(iv)    in the absence of such application, consent or acquiescence, suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for it or for a substantial part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days, provided that in the case of such an event in respect of the Borrower or any Material Guarantor, such Person hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any relevant proceeding during such sixty (60)-day period to preserve, protect and defend their respective rights under the Finance Documents;

(v)    suffer to exist the commencement of any bankruptcy, reorganisation, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower, any Material Guarantor or any of such Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower, such Material Guarantor or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower, such Material Guarantor or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed, provided that the Borrower and each Material Guarantor hereby expressly authorises the Facility Agent and each Lender to appear in any court conducting any such case or proceeding during such sixty (60)-day period to preserve, protect and defend their respective rights under the Finance Documents; or

(vi)    take any corporate action authorising, or in furtherance of, any of the foregoing.

(f)    Cessation of Business

The Borrower ceases to carry on all or substantially all of its business.

(g)    Execution or Distress

Any execution, expropriation, attachment, sequestration or distress is levied against, or an encumbrancer takes possession of, all or a substantial part of the assets of the Borrower (a “Distress Event”) and such Distress Event continues for a period of thirty (30) Business Days, unless, upon the expiry of any such thirty (30) Business Day period if such Distress Event is still continuing, the Borrower demonstrates to the satisfaction of the Facility Agent that it is diligently and in good faith contesting such Distress Event by appropriate proceedings and that such Distress Event does not and could not reasonably be expected to have a Material Adverse Effect.

10.2    Action if Bankruptcy

If any Event of Default described in clauses (ii) to (v) of Clause 10.1(e) (Bankruptcy, Insolvency, etc.) shall occur with respect to the Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of the Loan and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

10.3    Action if Other Event of Default

If any Event of Default (other than any Event of Default described in clauses (ii) to (v) of Clause 10.1(e) (Bankruptcy, Insolvency, etc.) with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare the outstanding principal amount of the Loan and all other Obligations to be immediately due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loan and all other Obligations shall be and become immediately due and payable, without further notice, demand or presentment.

11.    MANDATORY PREPAYMENT EVENTS

11.1    Listing of Mandatory Prepayment Events

Each of the following events or occurrences described in this Clause 11.1 (Listing of Mandatory Prepayment Events) shall constitute a “Mandatory Prepayment Event”.

(a)    Change of Control

There occurs any Change of Control.

(b)    [Intentionally Omitted]

(c)    Unenforceability

Any Finance Document shall cease to be the legally valid, binding and enforceable obligation of the Borrower or, to the extent applicable, any Material Guarantor (in each case, other than with respect to provisions of any Finance Document (a) identified as unenforceable in any opinion of the Borrower’s counsel provided pursuant to Clause 4 (Conditions Precedent) or in any opinion delivered to the Facility Agent after the effectiveness of this Agreement in connection with this Agreement or (b) that a court of competent jurisdiction has determined are not material) and such event shall continue unremedied for fifteen (15) days after notice thereof has been given to the Borrower by the Facility Agent.

(d)    Approvals

Any material license, consent, authorisation, registration or approval at any time necessary to enable the Borrower, any Material Guarantor or any Principal Subsidiary to conduct its business in a given jurisdiction shall be revoked, withdrawn or otherwise cease to be in full force and effect unless the same would not have a Material Adverse Effect.

(e)    Non-Performance of Certain Covenants and Obligations

The Borrower shall default in the due performance and observance of any of the covenants set forth in Clause 6.15 (Use of Proceeds) or Clause 9.4 (Financial

Condition), provided that any such default in respect of Clause 9.4 (Financial Condition) that occurs during the Financial Covenant Waiver Period (but without prejudice to the rights of the Lenders in respect of any further breach that may occur following the expiry of the Financial Covenant Waiver Period) shall not (as long as no Event of Default under any of Clauses 10.1(e) to 10.1(g) (inclusive) has occurred and is continuing, or no Mandatory Prepayment Event under Clause 11.1(m) (Dividend or New Debt) or Clause 11.1(n) (Breach of Principles) has occurred, in each case during the Financial Covenant Waiver Period) constitute a Mandatory Prepayment Event.

(f)    Judgments

Any judgment or order for the payment of money in excess of one hundred million Dollars ($100,000,000) shall be rendered against the Borrower or any of the Principal Subsidiaries by a court of competent jurisdiction and the Borrower or such Principal Subsidiary shall have failed to satisfy such judgment and either:

(i)    enforcement proceedings in respect of any material assets of the Borrower or such Principal Subsidiary shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or enjoined within five (5) Business Days after the commencement of such enforcement proceedings; or

(ii)    there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

(g)    Condemnation, etc.

The Purchased Vessel shall be condemned or otherwise taken under colour of law or requisitioned and the same shall continue unremedied for at least twenty (20) days, unless such condemnation or other taking would not have a Material Adverse Effect.

(h)    Total Loss
The Purchased Vessel is or becomes a Total Loss and a period of one hundred eighty (180) days from the occurrence of the Total Loss has elapsed.    For purposes of this paragraph (h):

(i)    “Total Loss” means:

(A)    the actual total loss of the Purchased Vessel;

(B)    the constructive, compromised, agreed or arranged total loss of the Purchased Vessel;

(C)    any expropriation, confiscation, requisition, appropriation, forfeiture or acquisition of the Purchased Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any Person or Persons claiming to be or to represent a government or official authority (excluding a requisition for hire not involving a requisition of title); or

(D)    any arrest, capture, seizure, confiscation, restraint, disappearance or detention of the Purchased Vessel (including any hijacking or theft) other than as described in clause (C) above,

(E)    unless, in the case of clause (C) or (D) above, the Purchased Vessel is redelivered to the Borrower’s full control, possession and enjoyment before the date on which prepayment is required to be made under Clause 11.2 (Mandatory Prepayment); and

(ii)    a Total Loss shall be deemed to have occurred:

(A)    in the case of a Total Loss under clause (A) of the definition thereof, at 12:00 p.m. (London time) on the date of the actual loss of the Purchased Vessel or, if that is not known, on the date on which the Purchased Vessel was last heard from;

(B)    in the case of a Total Loss under clause (B) of the definition thereof, on the earlier of (I) the date on which a notice of abandonment is given to the insurers and (II) the date of any compromise, arrangement or agreement made by or on behalf of the Borrower with the Purchased Vessel’s insurers in which such insurers agree to treat the Purchased Vessel as a total loss; and

(C)    in the case of a Total Loss under clause (C) or (D) of the definition thereof, at 12:00 p.m. (London time) on the date on which the relevant event is expressed to take effect by the Person making the same.

(i)    Arrest

The Purchased Vessel shall be arrested and the same shall continue unremedied for at least twenty (20) days, unless such arrest would not have a Material Adverse Effect.

(j)    Sale of the Purchased Vessel

The Purchased Vessel is sold to a company which is not the Borrower or a wholly-owned Subsidiary of the Borrower (other than for the purpose of a lease back to the Borrower or a wholly-owned Subsidiary of the Borrower) or any wholly-owned

Subsidiary of the Borrower that owns the Purchased Vessel ceases to be a wholly-owned Subsidiary of the Borrower while it owns the Purchased Vessel.

(k)    BpiFAE Insurance Policy

(i)    The BpiFAE Insurance Policy is no longer in full force and effect, is terminated or cancelled or is no longer valid.
(ii)    The BpiFAE Insurance Policy is suspended for more than six (6) months.
(l)    Illegality for Lenders

It becomes unlawful in any applicable jurisdiction for any Lender (such Lender being an “affected Lender” for the purposes of this Clause 11.1(l) and Clause 11.2 (Mandatory Prepayment)) to perform its obligations as contemplated by this Agreement and/or any other Finance Document (an “Illegality Event”) and no later than the close of business on the last day of the Option Period related to the giving of any Illegality Notice by an affected Lender pursuant to the paragraph below, either: (x) the Borrower has not elected to take an action specified in sub-clause (1) or (2) below, (y) if the Borrower has elected to act as set forth in clause (1) below, the Borrower has failed to take the action required in respect of such election, or (z) if the Borrower has elected to act as set forth in sub-clause (2) below, the affected Lender’s participation in the Loan has not been transferred to one or more Affiliates, other Lenders or financial institutions.

Upon the occurrence of an Illegality Event, the affected Lender may give written notice (the “Illegality Notice”) to the Borrower and the Facility Agent of such event, including reasonable details of the relevant circumstances. If an affected Lender delivers an Illegality Notice, the Borrower and the affected Lender shall discuss in good faith (but without obligation) what steps may be open to the relevant Lender to mitigate or remove such circumstances in accordance with the provisions of Clause 13.3(a), but, if they are unable to agree such steps within the Option Period or if the Borrower so elects, the Borrower shall have the right, exercisable at any time during the Option Period, either:

(1)    to prepay the affected Lender’s participation in the Loan in full on or before the expiry of the Option Period, together with all unpaid interest and fees thereon accrued to but excluding the date of such prepayment, or

(2)    to exercise its rights in accordance with the terms and conditions of Clause 13.11(g) (Borrower’s Lender Replacement Rights).

For the purpose of this Clause “Option Period” means the occurrence of the first of the two following dates: the last day of the Interest Period occurring after the delivery of the Illegality Notice or, if earlier, the date specified by the Lender in the Illegality

Notice (being no earlier than the last day of any applicable grace period permitted by law).

(m)    Dividend or New Debt

(i)    The Borrower declares, pays or makes or agrees to pay or make, directly or indirectly, any Restricted Payment, except for (A) dividends or other distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests or options to purchase Equity Interests and (B) Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans (including with respect to performance shares issued in the ordinary course of business) for present or former officers, directors, consultants or employees of the Borrower in the ordinary course of business consistent with past practice;

(ii)    the Borrower completes a Debt Incurrence;

(iii)    the Borrower completes an Equity Issuance; or

(iv)    the Borrower makes any payment of any kind under any shareholder loan other than any payments made pursuant to that certain $2,200,000,000 Term Loan Agreement, dated as of 23 March 2020, among the Borrower and Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A., BOFA Securities, Inc., BNP Paribas Securities Corp. and Goldman Sachs Bank USA, as joint lead arrangers and joint bookrunners and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, or in any case resolves to do so.

(n)    Breach of Principles

The Borrower shall default in the due performance and observance of the Principles, including, without limitation, a breach of the covenants set out in Clauses 8.1(m) to 8.1(p) (Financial Information, Reports, Notices, etc.) Clause 8.4(e) (The Purchased Vessel) and Clause 8.10 (Performance of Building Contract Obligations), and, if capable of remedy, such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Facility Agent, provided that, if the default does not otherwise constitute a Default or a Mandatory Prepayment Event under another section of this Agreement, the Borrower, the Facility Agent and BpiFAE shall seek to negotiate a resolution in good faith for a maximum period of fifteen (15) days after notice thereof shall have been given to the Borrower by the Facility Agent.

11.2    Mandatory Prepayment

(a)    If any Mandatory Prepayment Event shall occur and be continuing, the Facility Agent, upon the direction of the Required Lenders, shall, by notice to the Borrower and without prejudice to the Borrower’s obligations in Clause 6.5 (Funding Losses), require the Borrower to prepay in full on the date of such notice:

(i)    the Loan or (A) (in the case of Clause 11.1(l) (Illegality for Lenders)) each affected Lender’s participation in the Loan (as applicable) or (B) in the case of Clauses 11.1(m) (Dividend or New Debt) and 11.1(n) (Breach of Principles), any drawn amount of the Deferred Tranche;

(ii)    all accrued and unpaid interest on the Loan or (A) (in the case of Clause 11.1(l) (Illegality for Lenders)) each affected Lender’s participation in the Loan (as applicable) or (B) in the case of Clauses 11.1(m) (Dividend or New Debt) and 11.1(n) (Breach of Principles), in respect of any drawn amount of the Deferred Tranche; and

(iii)    all other Obligations payable to the Lenders or (in the case of Clause 11.1(l) (Illegality for Lenders)) each affected Lender (as applicable),

and, in such event, the Borrower agrees to so pay all such amounts.

(b)    In addition to any prepayment made pursuant to paragraph (a) above, in the case of a Mandatory Prepayment Event arising under Clause 11.1(m) (Dividend or New Debt) or Clause 11.1(n) (Breach of Principles), the Facility Agent shall, by notice to the Borrower (i) require that any part of the Deferred Tranche that has not been advanced as at the time of such Mandatory Prepayment Event be automatically cancelled and, on the Repayment Date on which that portion of the Deferred Tranche would have otherwise been advanced, the Borrower shall continue to be obliged to make the relevant repayment of the Loan (and thus no deemed advance in respect of the Deferred Tranche shall occur) and (ii) immediately terminate the waiver contained in Clause 11.1(e) (Non-Performance of Certain Covenants and Obligations) relating to the occurrence of any Mandatory Prepayment Event in respect of Clause 9.4 (Financial Condition), such that any breach of Clause 9.4 (Financial Condition) in existence as at the date of the notice from the Facility Agent referred to above or any breach occurring at any time after such notice, shall constitute a Mandatory Prepayment Event with all attendant consequences.

12.    THE FACILITY AGENT, MANDATED LEAD ARRANGERS AND DOCUMENTATION BANK

12.1    Appointment and Duties

(a)    Each Finance Party (other than the Facility Agent) hereby appoints Société Générale as Facility Agent, as its agent under and for purposes of this Agreement and each other Transaction Document to which the Facility Agent is a party.

(b)    Each Finance Party (other than the Facility Agent) irrevocably authorises the Facility Agent to sign the Funds Flow Amendment, the Funding Accounts Charge and the

relevant Fee Letters on behalf of such Finance Party and to act on behalf of such Finance Party under and in respect of this Agreement and each other Transaction Document to which it is a party, including by giving the payment instructions set forth in the Funds Flow Agreement as amended pursuant to the Funds Flow Amendment, and, in the absence of other written instructions from the Required Lenders received from time to time by the Facility Agent (with respect to which the Facility Agent agrees that it will comply, except as otherwise provided in this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank), as otherwise advised by counsel or as otherwise instructed by any French Authority, it being understood and agreed that any instructions provided by a French Authority shall prevail), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Facility Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto.

(c)    The Facility Agent shall not be obliged to act on the instructions of any Finance Party or the Required Lenders if to do so would, in the opinion of the Facility Agent, be contrary to any provision of this Agreement, any other Transaction Document to which the Facility Agent is a party or the BpiFAE Insurance Policy or to any law or the conflicting instructions of any French Authority, or would expose the Facility Agent to any actual or potential liability to any third party.

(d)    The Facility Agent’s duties under the Transaction Documents to which it is a party are solely mechanical and administrative in nature.

12.2    Indemnity

Without prejudice to the Borrower’s indemnity obligations hereunder, each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Facility Agent, pro rata according to such Lender’s Commitment, from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) that be incurred by or asserted or awarded against the Facility Agent in any way relating to or arising out of this Agreement and any other Transaction Document or any action taken or omitted by the Facility Agent under this Agreement or any other Transaction Document; provided that no Lender shall be liable for the payment of any portion of such claims, damages, losses, liabilities and expenses which have resulted from the Facility Agent’s gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Facility Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any such indemnified costs, this Clause 12.2 (Indemnity) applies whether any such investigation, litigation or proceeding is brought by the Facility Agent, any Lender or any third party. The Facility Agent shall not be required to take any action hereunder or under any other Transaction Document, or to prosecute or defend any suit in respect of this

Agreement or any other Transaction Document, unless it is expressly required to do so under this Agreement or is indemnified hereunder to its satisfaction. If any indemnity in favor of the Facility Agent shall be or become, in the Facility Agent’s determination, inadequate, the Facility Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

12.3    Funding Reliance, etc.

Each Lender shall notify the Facility Agent by 9:00 a.m. (London time), one (1) day prior to the advance of the Loan if it is not able to fund the following day. Unless the Facility Agent shall have been notified by telephone, confirmed in writing, by any Lender by 9:00 a.m. (London time), on the day prior to the advance of the Loan that such Lender will not make available the amount which would constitute its percentage (based upon its Commitment) of the Loan on the date specified therefor, the Facility Agent may assume that such Lender has made such amount available to the Facility Agent and, in reliance upon such assumption, may, but shall not be obliged to, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Facility Agent, such Lender and the Borrower severally agree to repay the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Facility Agent made such amount available to the Borrower to the date such amount is repaid to the Facility Agent, at the interest rate applicable at the time to the Loan without premium or penalty.

12.4    Exculpation

The Facility Agent shall not be liable to any other Finance Party for any action taken or omitted to be taken by it under this Agreement or any other Transaction Document, or in connection herewith or therewith, except for the Facility Agent’s own gross negligence or wilful misconduct. No director, officer, employee or agent of the Facility Agent shall be liable to any Finance Party other than the Facility Agent for any action taken or omitted to be taken by it under this Agreement or any other Transaction Document, or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Facility Agent:

(a)    may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it and in accordance with the advice of such counsel, accountants or experts;
(b)     makes no warranty or representation to any other Finance Party and shall not be responsible to any other Finance Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement;

(c)    shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of the Obligors or the existence at any time of any Default, Event of Default or

Mandatory Prepayment Event or to inspect the property (including the books and records) of the Obligors;

(d)    shall not be responsible to any other Finance Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

(e)    shall incur no liability under or in respect of this Agreement by action upon any notice, consent, certificate or other instrument or writing (which may be by facsimile or electronic mail) believed by it to be genuine and signed or sent by the proper party or parties; and

(f)    shall have no responsibility to the Borrower or any other Finance Party on account of:

(i)    the failure of another Finance Party or the Obligors to perform any of its obligations under this Agreement, any other Transaction Document or any Hedging Agreement;

(ii)    the financial condition of the Obligors;

(iii)    the completeness or accuracy of any statements, representations or warranties made in or pursuant to this Agreement, any other Transaction Document or any Hedging Agreement, or in or pursuant to any document delivered pursuant to or in connection with this Agreement, any other Transaction Document or any Hedging Agreement; or

(iv)    the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of this Agreement, any other Transaction Document or any Hedging Agreement or of any document executed or delivered pursuant to or in connection with any Transaction Document or any Hedging Agreement.

12.5    Successor/Replacement

(a)    The Facility Agent may resign and be replaced as such by all of the Lenders at any time upon at least two (2) Business Days’ prior notice to the Borrower (and, in the case of a resignation, all Lenders), and a successor Facility Agent shall be appointed.
(b)    Upon the Borrower’s receipt of notice of a proposed successor Facility Agent under paragraph (a) above, the Borrower shall, as soon as reasonably practicable and in any event within two (2) Business Days, advise the existing Facility Agent in writing whether the Borrower approves or objects to such proposed successor Facility Agent; provided that, if the Borrower fails to so advise the Facility Agent in writing within such two (2) Business Days, then the Borrower shall be deemed to have approved of such proposed successor Facility Agent.

(c)    Any successor Facility Agent hereunder shall be entitled to receive from the resigning or otherwise replaced Facility Agent such documents of transfer and assignment as such successor Facility Agent may request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the resigning or otherwise replaced Facility Agent, and the resigning or otherwise replaced Facility Agent shall be discharged from its duties and obligations under this Agreement.

(d)    After any resigning or otherwise replaced Facility Agent’s resignation or replacement hereunder as the Facility Agent, the provisions of:

(i)    this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement; and

(ii)    Clause 13.5 (Payment of Costs and Expenses) and Clause 13.6 (Indemnification) shall continue to inure to its benefit.

(e)    The Facility Agent shall resign in accordance with paragraph (a) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraphs (a) and (b) above) if, on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)    the Facility Agent fails to respond to a request under Clause 6.7(j) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)    the information supplied by the Facility Agent pursuant to Clause 6.7(j) or (k) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)    the Facility Agent notifies the Lenders and the Borrower that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a party hereto will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party and that Lender, by notice to the Facility Agent, requires it to resign.

12.6    Loans by the Facility Agent

The Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if the Facility Agent were not the Facility Agent hereunder and without any duty to account therefor to the other Finance Parties. The Facility Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Borrower or its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Facility Agent.

12.7    Credit Decisions

Each Lender acknowledges that it has, independently of the Facility Agent and each other Finance Party, and based on such Lender’s review of the financial information of the Obligors, this Agreement, the other Transaction Documents, the Hedging Agreements and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment or otherwise participate in the Loan. Each Lender also acknowledges that it will, independently of the Facility Agent and each other Finance Party, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement, any other Transaction Document or the Hedging Agreements.

12.8    Copies, etc.

The Facility Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Facility Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Facility Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Facility Agent from the Borrower for distribution to the Lenders by the Facility Agent in accordance with the terms of this Agreement.

12.9    The Facility Agent’s Rights

The Facility Agent may (a) assume that all representations or warranties made or deemed repeated by the Obligors in or pursuant to this Agreement or any other Transaction Document are true and complete, unless, in its capacity as the Facility Agent, it has acquired actual knowledge to the contrary; (b) assume that no Default, Event of Default or Mandatory Prepayment Event has occurred unless, in its capacity as Facility Agent, it has acquired actual knowledge to the contrary; (c) rely on any document or notice believed by it to be genuine; (d) rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; (e) rely as to any factual matters which might reasonably be expected to be within the knowledge of the Borrower on a certificate or other document signed by or on behalf of the Borrower; and (f) refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of such exercise by the Lenders (or, where applicable, by the Required Lenders) and unless and until it has received from the Lenders any payment which it may require on account of, or any security which it may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

12.10    The Facility Agent’s Duties

(a)    The Facility Agent shall (i) if requested in writing to do so by a Lender, make enquiry and advise the Lenders as to the performance or observance of any of the provisions of this Agreement, any other Transaction Document or any Hedging Agreement by the Borrower and/or as to the existence of a Default, Event of Default and/or Mandatory Prepayment Event and (ii) inform the Lenders promptly of any Default, Event of Default and/or Mandatory Prepayment Event of which the Facility Agent has actual knowledge.

(b)    The Facility Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by the Obligors or actual knowledge of the occurrence of any Default unless a Lender, or the Borrower, shall have given written notice thereof to the Facility Agent in its capacity as the Facility Agent. Any information acquired by the Facility Agent other than specifically in its capacity as the Facility Agent shall not be deemed to be information acquired by the Facility Agent in its capacity as the Facility Agent.

(c)    The Facility Agent may, without any liability to account to the Lenders, generally engage in any kind of banking or trust business with the Borrower or with the Borrower’s Subsidiaries or associated companies or with a Lender as if it were not the Facility Agent.

12.11    Employment of Agents

In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to this Agreement, the Facility Agent shall be entitled to:

(a)    employ and pay agents to do anything which the Facility Agent is empowered to do under or pursuant to this Agreement or the other Transaction Documents (including the receipt of money and documents and the payment of money); provided that, unless otherwise provided herein, including Clause 13.5 (Payment of Costs and Expenses), the employment of such agents shall be for the Facility Agent’s account; and

(b)    to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other Person believed by the Facility Agent in good faith to be competent to give such opinion, advice or information.

12.12    Distribution of Payments

The Facility Agent shall pay promptly to the order of each Lender such Lender’s pro rata share of every sum of money received by the Facility Agent pursuant to this Agreement and the other Finance Documents (with the exception of any amounts which, by the terms of this Agreement or any Fee Letter, as the case may be, are payable to the Facility Agent for its own account or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Facility Agent on trust absolutely for such Lender.

12.13    Reimbursement

The Facility Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Facility Agent does pay any sum to a Lender on account of any amount prospectively due to such Lender pursuant to Clause 12.12 (Distribution of Payments) before it has itself received payment of that amount, and the Facility Agent does not in fact receive payment within five (5) Business Days after the date on which that payment was required to be made by the terms of this Agreement or the other Finance Documents, as applicable, then that Lender will, on demand by the Facility Agent and without prejudice to the Borrower’s obligations hereunder, refund to the Facility Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Facility Agent for any amount which the Facility Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of this Agreement or the other Finance Documents, as applicable, and ending on the date on which the Facility Agent receives reimbursement.

12.14    Instructions

Where the Facility Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Required Lenders, each of the Lenders shall provide the Facility Agent with instructions within three (3) Business Days of the Facility Agent’s request (which request may be made orally or in writing). If a Lender does not provide the Facility Agent with instructions within that period, that Lender shall be bound by the decision of the Facility Agent. Nothing in this Clause 12.14 (Instructions) shall limit the right of the Facility Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Required Lenders, as applicable, if the Facility Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with this Agreement and/or the other Finance Documents. In that event, the Facility Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Facility Agent pursuant to this Clause 12.14 (Instructions).

12.15    Payments

All amounts payable to a Lender under this Clause 12 (The Facility Agent, Mandated Lead Arrangers and Documentation Bank) shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Facility Agent.

12.16    “Know your customer” Checks

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied that it has complied with all necessary “know your customer” and other similar checks under all applicable laws and regulations in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

12.17    No Fiduciary Relationship

Except as provided in Clause 12.12 (Distribution of Payments), the Facility Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other Person and nothing contained in this Agreement or any other Transaction Document shall constitute a partnership between any two or more Lenders or between the Facility Agent and any other Person.

12.18    The Mandated Lead Arrangers and the Documentation Bank

Except as specifically provided herein, none of the Mandated Lead Arrangers or the Documentation Bank has any obligations of any kind to any Person under or in connection with any Transaction Document.

13.    MISCELLANEOUS PROVISIONS

13.1    Waivers and Amendments

(a)    The provisions of this Agreement and the other Finance Documents may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided that no such amendment, modification or waiver which would:

(i)    contravene or be in breach of the terms of the BpiFAE Insurance Policy or the arrangements with Natixis DAI relating to the CIRR (if the Fixed Rate applies) shall be effective unless consented to by, as applicable, BpiFAE and/or Natixis DAI;

(ii)    modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

(iii)    modify this Clause 13.1 (Waivers and Amendments) or change the definition of “Required Lenders” shall be effective without the consent of each Lender;

(iv)    increase the Commitment of any Lender shall be effective without the consent of such Lender;

(v)    reduce any fees described in Clause 5 (Repayment, Prepayments, Interest and Fees) payable to any Lender shall be effective without the consent of such Lender;

(vi)    extend the Longstop Date shall be effective without the consent of each Lender;

(vii)    extend the due date for, or reduce the amount of, any scheduled payment, repayment or prepayment of principal of or interest on the Loan or any other payment Obligation (or reduce the principal amount of or rate of interest on the Loan or any other payment Obligation) owed to any Lender shall be effective without the consent of such Lender;

(viii)    modify the currency in which any payment is to be made under any Finance Document shall be effective without the consent of each Finance Party who is to receive such payment; or

(ix)    affect adversely the interests, rights or obligations of the Facility Agent in its capacity as such shall be effective without consent of the Facility Agent.

(b)    The Borrower agrees to pay to the Facility Agent for its own account a fee in the amount of fifteen thousand Dollars (USD 15,000) for each waiver of or amendment (i) required to be made to the Finance Documents during the term of the Loan to correspond to changes to the Construction Contract, (ii) requested by the Borrower or (iii) required due to the occurrence of a Default.

(c)    Neither the Borrower’s rights nor its obligations under the Finance Documents shall be changed, directly or indirectly, as a result of any amendment, supplement, modification, variance or novation of the BpiFAE Insurance Policy, except any amendments, supplements, modifications, variances or novations, as the case may be, which occur (i) with the Borrower’s consent, (ii) at the Borrower’s request or (iii) in order to conform to amendments, supplements, modifications, variances or novations effected in respect of the Finance Documents in accordance with their terms.

(d)    The Borrower agrees that, without the prior written consent of the Facility Agent, it shall not:

(i)    agree to any change (A) to the definition of “Repayment Date” under the EUR Facility Agreement, (B) to the definition of “Business Day” under the EUR Facility Agreement (but only to the extent the same would result in a change in the definition of “Repayment Date” under the EUR Facility Agreement) or (C) that will result in a change of the payment dates of any amount of scheduled payments of principal or interest under clause 5.1(a) (as may be varied pursuant to clause 5.1(b)(ii)) or clause 5.3(a)(Rates) of the EUR Facility Agreement;

(ii)    agree to any change to the provisions of clause 7 (Representations and Warranties), clause 8 (Affirmative Covenants) and/or clause 9 (Negative Covenants) of the EUR Facility Agreement but only to the extent those provisions are, as at the date of this Agreement, substantially the same in their terms, scope and effect as, respectively, the provisions of Clause 7 (Representations and Warranties), Clause 8 (Affirmative Covenants) and Clause 9 (Negative Covenants);

(iii)    agree to any change to the provisions of clause 10.1 (Listing of Events of Default) of the EUR Facility Agreement but, with regards to clauses 10.1(a) (Non-Payment of Obligations), 10.1(b) (Breach of Warranty) and/or 10.1(c) (Non-Performance of Certain Covenants and Obligations) of the EUR Facility Agreement, but only to the extent the same concern breaches of or defaults under those provisions of the EUR Facility Agreement which are, as at the date of this Agreement, substantially the same in their terms, scope and effect as, respectively, the provisions of Clauses 10.1(a) (Non-Payment of Obligations), 10.1(b) (Breach of Warranty) and/or 10.1(c) (Non-Performance of Certain Covenants and Obligations);

(iv)    agree to any change to the provisions of clause 11.1 (Listing of Mandatory Prepayment Events) of the EUR Facility Agreement but only to the extent those provisions are, as at the date of this Agreement, substantially the same in their terms, scope and effect as the provisions of Clause 11.1 (Listing of Mandatory Prepayment Events); and/or

(v)    agree to any change to the obligations to make pari-passu and pro-rata payments under the Facility and the EUR Facility as provided under Clause 5.1(c) and under clause 5.1 (c) of the EUR Facility Agreement.

13.2    Exercise of Remedies

No failure or delay on the part of the Facility Agent or any Lender in exercising any power or right under this Agreement or any other Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Facility Agent or any Lender under this Agreement or any other Finance Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

13.3    Mitigation, Borrower Challenges, etc.

(a)    Each Lender agrees to use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR), in consultation with the Borrower, to avoid any circumstances which arise and which would result in any Commitments becoming cancellable or amounts becoming payable or prepayable pursuant to Clauses 2.5 (Cancellation due to Lender Illegality), 2.7 (Automatic Cancellation), 6.3 (Market Disruption), 6.4 (Increased Loan Costs, etc.), 6.6 (Increased Capital Costs), 6.7(c), (d), (h) or (i) (Taxes), 6.8 (Reserve Costs) and/or 11.1(l) (Illegality for Lenders), including using reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to designate a different Lending Office, if such efforts would avoid such Commitments becoming cancellable or such amounts becoming payable or prepayable, provided that, in each such case, such efforts shall not, in the reasonable judgment of such Lender, be prejudicial or otherwise disadvantageous to such Lender and/or its Affiliates.
(b)    For the avoidance of doubt, the Facility Agent shall not be required to take or omit to take any action pursuant to paragraph (a) above if it would put the Facility Agent in default under the Funds Flow Agreement (as amended by the Funds Flow Amendment).

13.4    Notices

(a)    All notices and other communications provided to any party hereto under this Agreement or any of the other Finance Documents shall be in writing, by facsimile or by electronic mail, shall be in the English language (or, if not in the English language, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation thereof will prevail unless the document is a constitutional, statutory or other official document) and shall be addressed, delivered or transmitted to such party at its following address, facsimile number or electronic mail address:

(i)    in the case of the Borrower:

Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132-2096
U.S.A.

Attention:        Antje Gibson, Vice President and Treasurer
Tel:    +1 305 539 6440
Fax:        +1 305 539 0562
Email:        agibson@rccl.com

(ii)    in the case of the Facility Agent (and all notices and communications addressed to any Lender or Mandated Lead Arranger from any party other than the Facility Agent shall be delivered to the Facility Agent for forwarding to such Lender or Mandated Lead Arranger, as applicable):

Société Générale
189 rue d’Aubervilliers
75886 PARIS Cedex 18
France

Attention:     Muriel Baumann / Edouard Rutin
Tel:     +33 (0)1 58 98 22 76 / +33 (0)1 57 29 37 79
Fax:     +33 (0)1 46 92 45 97
Email:     muriel.baumann@sgcib.com
edouard.rutin@sgcib.com
par-oper-fin-smo-ext@sgcib.com

and

Attention:     Catherine Ferreira
Tel:     +33 (0)1 42 14 48 45
Fax:     +33 (0)1 70 71 95 63
Email:     catherine.ferreira@sgcib.com
par-oper-caf-dmt6@sgcib.com

(iii)    in the case of the BpiFAE Agent:

Société Générale
189 rue d’Aubervilliers
75886 PARIS Cedex 18
France

Attention:     Muriel Baumann / Edouard Rutin
Tel:     +33 (0)1 58 98 22 76 / +33 (0)1 57 29 37 79
Fax:     +33 (0)1 46 92 45 97
Email:     muriel.baumann@sgcib.com
edouard.rutin@sgcib.com
par-oper-fin-smo-ext@sgcib.com
and

Attention:     Catherine Ferreira
Tel:     +33 (0)1 42 14 48 45
Fax:     +33 (0)1 70 71 95 63
Email:     catherine.ferreira@sgcib.com
par-oper-caf-dmt6@sgcib.com

(iv)    in the case of each of the Mandated Lead Arrangers and Original Lenders, that identified with its name below:

(A)    Banco Santander, S.A. (as both Mandated Lead Arranger and Original Lender):
Banco Santander, S.A.
Ciudad Grupo Santander
Avda. De Cantabria s/n
28660 Boadilla del Monte
Madrid
Spain
Attention:    Elise Regnault / Julián Arroyo / Angela Rabanal / Ecaterina Mucuta / Vanessa Berrio Vélez / Ana Sanz Gómez
Tel:    +34 912893722 / +1 212-297-2919 / +1 212-297-2942 / +33 1 53 53 70 46 / +34 91 289 10 28 / +34 91 289 17 90
Fax:    +34 91 257 1682
Email:    elise.regnault@gruposantander.com / Julian.Arroyo@santander.us / arabanal@santander.us / ecaterina.mucuta@gruposantander.com / vaberrio@gruposantander.com / anasanz@gruposantander.com
(B)    KfW IPEX-Bank GmbH (as both Mandated Lead Arranger and Original Lender):
KfW IPEX-Bank GmbH
Palmengartenstrasse 59
60325 Frankfurt am Main
Germany
Attention:    Maritime Industries – Celine Brochard
Tel:    +49 69 7431 6537
Fax:    +49 69 7431 3768
Email:    celine.brochard@kfw.de
or, in the case of any Lender that is not an Original Lender, as set forth in the applicable Lender Transfer Certificate or Lender Assignment Agreement, or, in any case, at such other address, facsimile number or electronic mail address as may be designated by such party in a notice to the other parties.

(b)    Any notice:

(i)    if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received;

(ii)    if transmitted by facsimile, shall be deemed given when transmitted provided it is received in legible form; and

(iii)    subject to paragraph (c) below, if transmitted by electronic mail, shall be deemed given upon acknowledgment of receipt by the recipient in readable form (it being agreed that any electronic mail so acknowledged after 5:00 p.m. in the location of receipt shall be deemed to have been given on the following day).
(c)    Any communication to be made between any two parties under or in connection with this Agreement or any of the other Finance Documents may be made by electronic mail or other electronic means to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two parties:

(i)    notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)    notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice.

(d)    Subject to Clause 4.4 (Form of Conditions Precedent) and the proviso in Clause 8.1 (Financial Information, Reports, Notices, etc.), the Borrower may provide to the Facility Agent all information, documents and other materials that it furnishes to the Facility Agent hereunder, including all notices, requests, financial statements, financial and other reports, certificates and other materials, by transmitting the same to the Facility Agent in an electronic/soft medium in a format acceptable to the Facility Agent, promptly followed by an original thereof (unless the Facility Agent agrees otherwise); provided that any such items requested pursuant to Clause 8.1(j) or 8.1(k) shall be in a format acceptable to the Borrower and the Facility Agent and any such items requested pursuant to Clause 8.1(l) shall be in a format acceptable to BpiFAE.

13.5    Payment of Costs and Expenses

(a)    The Borrower agrees to pay on demand all reasonable and documented fees and expenses of the Finance Parties (including the reasonable and documented fees and out-of-pocket expenses of external counsel to the Finance Parties in France, England and the United States; provided that the Borrower shall only be required to pay the fees of one collective counsel to the Finance Parties per each such jurisdiction) in connection with (i) structuring the transactions contemplated hereby and (ii) the negotiation, preparation, review, printing and execution of this Agreement and the other Finance Documents and the completion of the transactions contemplated hereby and thereby, in each case whether or not the transactions contemplated hereby are consummated.

(b)    In addition, the Borrower agrees to pay the documented fees and out-of-pocket expenses of external counsel to the Finance Parties and of local counsel, if any, who may be retained by counsel to the Finance Parties (provided that, except after acceleration of the Obligations pursuant to Clause 10.3 (Action if Other Event of Default), the Borrower shall only be required to pay the fees of one collective counsel to the Finance Parties per relevant jurisdiction) in connection with (A) any amendments, waivers, consents, supplements or other modifications to this Agreement and/or the other Finance Documents as may from time to time hereafter be requested or required, (B) the Finance Parties monitoring the transactions contemplated hereby or preserving their rights under the Finance Documents and (C) the Finance Parties exercising remedies or otherwise enforcing their rights under the Finance Documents, in each case whether or not the transactions contemplated hereby are consummated.

(c)    The Borrower further agrees to pay, and to keep the Finance Parties harmless from all liability for, any stamp, recording, documentary or other similar taxes arising from the execution, delivery or enforcement of this Agreement or the borrowing hereunder.

(d)    Without prejudice to paragraph (b) above, the Borrower agrees to reimburse the Finance Parties upon demand for all out-of-pocket expenses incurred by the Finance Parties in connection with (a) the negotiation of any restructuring or “work-out”, whether or not consummated, of any Obligations and (b) the enforcement of any Obligations.

13.6    Indemnification

(a)    The Borrower hereby indemnifies and holds harmless each Finance Party, the Account Bank and each of their respective Affiliates and their (and their Affiliates’) respective officers, advisors, directors and employees (collectively, the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including fees and disbursements of counsel, which must be reasonable so long as no Event of Default is continuing), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including in connection with any investigation, litigation or proceeding or the preparation of a defence in connection therewith), in each case arising out of or in connection with or by reason of this Agreement, the other Finance Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Loans (collectively, the “Indemnified Liabilities”), except (i) to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or wilful misconduct or is a claim, damage, loss, liability or expense which would have been compensated under other provisions of the Finance Documents but for any exclusions applicable thereunder and (ii) with respect to claims, damages, losses, liability or expenses arising solely under the Funds Flow Agreement or the Funds Flow Amendment, to the extent the same are not attributable to the Borrower’s breach of the terms thereof.

(b)    In the case of an investigation, litigation or other proceeding to which the indemnity in this Clause 13.6 (Indemnification) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other Person or an Indemnified Party is otherwise a party thereto.

(c)    Each Indemnified Party shall:

(i)    furnish the Borrower with prompt notice of any action, suit or other claim covered by this Clause 13.6 (Indemnification);

(ii)    not agree to any settlement or compromise of any such action, suit or claim without the Borrower’s prior consent;

(iii)    cooperate fully in the Borrower’s defence of any such action, suit or other claim (provided that the Borrower shall reimburse such Indemnified Party for its out-ofpocket expenses incurred pursuant hereto, which must be reasonable so long as no Event of Default is continuing); and

(iv)    at the Borrower’s request, permit the Borrower to assume control of the defence of any such claim, other than regulatory, supervisory or similar investigations, provided that:

(A)    the Borrower acknowledges in writing its obligations to indemnify such Indemnified Party in accordance with the terms herein in connection with such claims;

(B)    the Borrower shall keep such Indemnified Party fully informed with respect to the conduct of the defence of such claim;

(C)    the Borrower shall consult in good faith with such Indemnified Party (from time to time and before taking any material decision) about the conduct of the defence of such claim;

(D)    the Borrower shall conduct the defence of such claim properly and diligently taking into account its own interests and those of such Indemnified Party;

(E)    the Borrower shall employ counsel reasonably acceptable to such Indemnified Party and at the Borrower’s expense; and

(F)    the Borrower shall not enter into a settlement with respect to such claim unless either:

(I)    such settlement involves only the payment of a monetary sum, does not include any performance by or an admission of liability or responsibility on the part of such Indemnified Party and contains a provision unconditionally releasing such Indemnified Party and each other Indemnified Party from, and holding all such Persons harmless against, all liability in respect of claims by any releasing party; or

(II)    such Indemnified Party provides written consent to such settlement (such consent not to be unreasonably withheld or delayed).

(d)    Notwithstanding the Borrower’s election to assume the defence of an action, suit or other claim pursuant to paragraph (c) above, the Indemnified Party shall have the right to employ separate counsel and to participate in the defence of such action, suit or claim and the Borrower shall bear the fees, costs and expenses of such separate counsel if:

(i)    the use of counsel chosen by the Borrower to represent such Indemnified Party would present such counsel with an actual or potential conflict of interest;

(ii)    the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnified Party and such Indemnified Party shall have concluded that there may be legal defences available to it which are different from or additional to those available to the Borrower and determined that it is necessary to employ separate counsel in order to pursue such defences (in which case the Borrower shall not have the right to assume the defence of such action on such Indemnified Party’s behalf);

(iii)    the Borrower shall not have employed counsel reasonably acceptable to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of the institution of such action; or

(iv)    the Borrower authorises such Indemnified Party to employ separate counsel at the Borrower’s expense.

(e)    If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)    making or filing a claim or proof against the Borrower;

(ii)    obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings;

the Borrower shall as an independent obligation, within three (3) Business Days of demand, indemnify each Indemnified Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that Indemnified Party at the time of its receipt of that Sum.

13.7    Survival

The obligations of the Borrower under Clauses 6.4 (Increased Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7 (Taxes), 6.8 (Reserve Costs), 13.5 (Payment of Costs and Expenses) and 13.6 (Indemnification) and the obligations of the Lenders under Clause 12.2 (Indemnity), shall in each case survive any termination of this Agreement and the payment in full of all Obligations. The representations and warranties made by the Borrower in this Agreement shall survive the execution and delivery of this Agreement.

13.8    Severability

Any provision of any Finance Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Finance Document or affecting the validity or enforceability of such provision in any other jurisdiction.

13.9    Execution in Counterparts

This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

13.10    Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

(a)    except to the extent permitted by Clause 9.6 (Consolidation, Merger, etc.), the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Facility Agent, each Lender and BpiFAE; and

(b)    the rights of sale, assignment and transfer of the Lenders are subject to Clause 13.11 (Lender Transfers, Assignments and Participations).

13.11    Lender Transfers, Assignments and Participations

Each Lender may transfer by novation all or any of its rights and obligations under the Finance Documents or assign all or any such rights or sell participations in its portion of any part of the Loan or grant security over its rights under the Finance Documents to one or more other Persons in accordance with this Clause 13.11 (Lender Transfers, Assignments and Participations).

(a)    Transfers and Assignments

(i)    Any Lender, upon prior notice to BpiFAE and with the prior written consent of Natixis DAI (if the Loan is accruing interest at the Fixed Rate) and the Borrower (the consent of the Borrower not to be unreasonably withheld or delayed), may at any time (and from time to time) transfer by novation all or any of its rights and obligations under the Finance Documents or assign all or any of its rights under the Finance Documents to any bank or financial institution (including any financial institution presented to the Lenders by the Borrower, which shall be subject to the approval of the Lenders (acting reasonably)) and/or to BpiFAE (any such transferee or assignee, as the case may be, a “New Lender”); provided that any New Lender (other than BpiFAE) shall, if the Fixed Rate applies, be eligible to benefit from the CIRR stabilisation.

(ii)    Notwithstanding clause (i) above, the consent of the Borrower shall not be required:
(A)    in the case of any transfer or assignment:
(I)    to BpiFAE;
(II)     to any other existing Lender; or
(III)    by KfW IPEX-Bank GmbH to its ultimate German holding company; and/or
(B)    for any transfer or assignment during the continuation of an Event of Default under Clauses 10.1(a) (Non-Payment of Obligations), 10.1(d)(i) (Default on other Indebtedness) and 10.1(e) (Bankruptcy, Insolvency, etc.).

(iii)    The consent of the Borrower to a transfer or assignment shall be deemed to be given in the absence of a written notice delivered by the Borrower to the Facility Agent, on or before the fifth (5th) Business Day after receipt by the Borrower of such Lender’s request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent.

(iv)    Any transfer or assignment by a Lender under this paragraph (a) (other than a transfer or assignment to BpiFAE and/or where a Default is continuing and/or where the transfer or assignment is at the Borrower’s request) shall not result in an increase of the Borrower’s obligations under Clauses 6.4 (Increased

Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7 (Taxes) and 6.8 (Reserve Costs) or any other additional costs to the Borrower which the Borrower would not have been obligated to pay to the transferring or assigning Lender had the transfer or assignment (as the case may be) not occurred.

(b)    Procedure for Transfer or Assignment

(i)    The Borrower and the Facility Agent shall be entitled to continue to deal solely and directly with the existing Lender in connection with the interests to be transferred or assigned to a New Lender until (i) such New Lender and the transferring/assigning Lender shall have executed and delivered to the Facility Agent a duly completed Lender Transfer Certificate or Lender Assignment Agreement, as applicable, (ii) the Facility Agent shall have executed such Lender Transfer Certificate or Lender Assignment Agreement, as applicable, and (iii) the processing fee described in clause (viii) below shall have been paid.

(ii)    Subject to the Facility Agent performing all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the New Lender, the Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Lender Transfer Certificate or Lender Assignment Agreement appearing on its face to comply with the terms of this Agreement, execute that Lender Transfer Certificate or Lender Assignment Agreement, as applicable, and promptly thereafter provide a copy thereof to the Borrower.

(iii)    Any transfers or assignment must be in a minimum aggregate amount of fifteen million Dollars (USD 15,000,000) (or, if less, all of the existing Lender’s Commitment or portion of the Loan, as applicable).

(iv)    From and after the date that the Facility Agent executes the Lender Transfer Certificate or Lender Assignment Agreement, as applicable, (A) the New Lender thereunder shall be deemed automatically to have become a party hereto and, to the extent that rights and/or obligations hereunder have been transferred or assigned to such New Lender in connection with such Lender Transfer Certificate or Lender Assignment Agreement, shall have the rights and/or obligations, as the case may be, of a Lender hereunder and under the other Finance Documents, and (B) the transferring/assigning Lender, to the extent that rights and/or obligations hereunder have been transferred or assigned by it, shall be released from its obligations hereunder and under the other Finance Documents.

(v)    Except to the extent resulting from a change in law occurring after the date of a transfer or assignment (as the case may be), in no event shall the Borrower be required to pay to any New Lender any amount under Clauses 6.4

(Increased Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7 (Taxes) or 6.8 (Reserve Costs) that is greater than the amount which it would have been required to pay had no such transfer or assignment been made.

(vi)    Each New Lender, by executing the relevant Lender Transfer Certificate or Lender Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the Transfer Date and that it is bound by that decision to the same extent as the existing Lender would have been had it remained a Lender.

(vii)    Any transferring/assigning Lender or the relevant New Lender must pay a processing fee to the Facility Agent upon delivery of any Lender Transfer Certificate or Lender Assignment Agreement in the amount of two thousand Dollars (USD 2,000) (and shall also reimburse the Facility Agent for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the assignment, unless a Default is continuing, in which case the Borrower shall be liable for such costs, fees and expenses).

(c)    Limitation on Responsibility of Existing Lenders

(i)    Unless expressly agreed to the contrary, an existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(A)    the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(B)    the financial condition of the Borrower;

(C)    the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(D)    the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(ii)    Each New Lender confirms to the relevant existing Lender and the other Finance Parties that it:

(A)    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the existing Lender in connection with any Finance Document; and

(B)    will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(iii)    Nothing in any Finance Document obliges any existing Lender to:

(A)    accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 13.11 (Lender Transfers, Assignments and Participations); or

(B)    support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

(d)    Participations

Any Lender may at any time sell to one or more commercial banks or other financial institutions participating interests in its portion of the Loan without informing, consulting with or obtaining the consent of any other party to the Finance Documents; provided that:

(i)    no participation contemplated in this paragraph (d) shall relieve such Lender from its obligations hereunder;

(ii)    such Lender shall remain solely responsible for the performance of its obligations hereunder;

(iii)    the Borrower and the Facility Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and each of the other Finance Documents; and

(iv)    the Borrower shall not be required to pay any amount under Clauses 6.4 (Increased Loan Costs, etc.), 6.5 (Funding Losses), 6.6 (Increased Capital Costs), 6.7 (Taxes) or 6.8 (Reserve Costs) that is greater than the amount which it would have been required to pay had no participating interest been sold.

(e)    Lender Screen

The Facility Agent shall maintain in its internal data system an electronic file (the “Lender Screen”) identifying, at any time, (i) the then current Lenders, (ii) each such Lender’s then current Commitments or participations in the Loan, as the case may be, (iii) after the Disbursement Date, the amount of the then outstanding Loan owed to each such Lender and (iv) if applicable, the fact that such Lender acquired or sold its Commitments or participations in the Loan, as the case may be, pursuant to a Lender Transfer Certificate or Lender Assignment Agreement. The entries on the Lender Screen shall be conclusive, absent manifest error. Upon reasonable prior notice, the Facility Agent shall make a screen-shot of the Lender Screen available to the Borrower and/or any Finance Party.

(f)    Security Over Lenders’ rights

(i)    In addition to the other rights provided to Lenders under this Clause 13.11 (Lender Transfers, Assignments and Participations), each Lender may at any time charge, assign or otherwise create security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender, including:

(A)    any charge, assignment or other security to secure obligations to its federal reserve or central bank;

(B)    upon at least three (3) Business Days’ prior written notice to the Borrower, any charge, assignment or other security to secure obligations of that Lender for the benefit of any of its Affiliates; and

(C)    in the case of any Lender which is a fund, any charge, assignment or other security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, provided that any such charge, assignment or security shall:

(I)    be made only with the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed), except if it is made pursuant to clause (A), (B) or (C) above in which case no such consent shall be required;

(II)    not release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other security for the Lender as a party to any of the Finance Documents; and

(III)    not require any payments to be made by the Borrower or grant to any Person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

(ii)    Any Lender charging, assigning or otherwise creating security in or over any of its rights under the Finance Documents pursuant to this paragraph (f) or the relevant chargee, assignee or secured party (as applicable) shall reimburse the Facility Agent for any reasonable out-of-pocket costs, including reasonable attorneys’ fees and expenses, incurred in connection with the relevant charge, assignment or other security.

(g)    Borrower’s Lender Replacement Rights

In respect of any Lender (an “affected Lender”), if the Commitments of such affected Lender become cancellable pursuant to Clause 2.5 (Cancellation due to Lender Illegality) or the Borrower is at any time required or entitled to cancel any Commitments of the affected Lender pursuant to Clause 6.11 (Cancellation of Commitment or Prepayment of Affected Lender) or prepay the affected Lender’s participation in the Loan pursuant to Clause 11.1(l) (Illegality for Lenders), the Borrower shall be entitled:

(i)    in the case of any such cancellation of Commitments, within thirty (30) days of receiving notice of the relevant underlying event (which shall be at least thirty (30) days prior to the Scheduled Delivery Date or, if the requirement to cancel is due to an illegality, such shorter period as is required by law); and

(ii)     in the case of any such prepayment, within thirty (30) days of receiving notice of the relevant underlying event or, if the requirement to prepay is due to an illegality, such shorter period as is required by law, and (so long as no Default has occurred and is continuing) without liability for the Borrower for any premium or penalties but subject to any liability for Funding Losses to the extent provided for in Clause 6.5 (Funding Losses), to request that the affected Lender shall, and the affected Lender shall, use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions and the terms of the BpiFAE Insurance Policy and (if the Fixed Rate applies) the arrangements with Natixis DAI relating to the CIRR) to:

(I)    in consultation with the Borrower (solely if no Default has occurred and is continuing), replace itself with one or more Affiliates and/or one or more other financial institutions (including any financial institution(s) presented to the Lenders by the Borrower, which must have a minimum rating of at least A- by Standard & Poor’s and/or A3 by Moody’s); or

(II)    transfer its Commitment and its rights and obligations under this Agreement, the other Finance Documents and the BpiFAE Insurance Policy to one or more unaffected Lenders,

in each case in accordance with the terms of this Agreement and provided that such efforts would avoid such cancellation or prepayment and would not, in the reasonable judgment of the affected Lender, be prejudicial or otherwise disadvantageous to the affected Lender and/or its Affiliates.

This paragraph (g) is without prejudice to the Lenders’ obligations under Clause 13.3 (Mitigation, Borrower Challenges, etc.).

13.12    Other Transactions

Nothing contained herein shall preclude the Facility Agent or any other Finance Party from engaging in any transaction, in addition to those contemplated by this Agreement or any other Finance Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

13.13    BpiFAE Premium

(a)    The Borrower shall exclusively bear the cost of the BpiFAE Premium. The Borrower shall pay the BpiFAE Premium to the Facility Agent (for the account of BpiFAE) with the proceeds of the disbursement of the Loan as specified in the Drawing Request.

(b)    Subject to paragraphs (c) and (d) below, the BpiFAE Premium shall be in an aggregate amount of two point three five per cent. (2.35%) of the aggregate of the amounts made available under the Facility as described in Clause 2.2(a)(i)(A) to (D). The estimated maximum amount of the BpiFAE Premium as of the date of this Agreement is set out in Clause 2.2(a)(ii).

(c)    The Borrower acknowledges that the maximum amount of the BpiFAE Premium set out in Clause 2.2(a)(ii) is based on the Maximum Loan Amount and the Final Maturity Date, and that the actual amount of the BpiFAE Premium will be equal to two point three five per cent. (2.35%) of the portion of the Loan which is actually borrowed by the Borrower in respect of the items listed in Clause 2.2(a)(i)(A) to (D). The Borrower shall make payment of the actual amount of the BpiFAE Premium notwithstanding that such actual amount may be different from the estimated maximum amount set out in Clause 2.2(a)(ii).

(d)    If the Longstop Date is extended by agreement between the Borrower and the Lenders, the BpiFAE Premium may be redetermined by BpiFAE and notified to the Borrower by the Facility Agent, and any increase thereof shall be promptly paid by the Borrower to the Facility Agent with the Borrower’s own funds.

(e)    Notwithstanding the above, a minimum premium being, as of the date of this Agreement, in an amount of one thousand five hundred and fifteen Euros (EUR 1,515) shall be paid to BpiFAE by the Borrower in respect of the BpiFAE Insurance Policy upon the execution of the BpiFAE Insurance Policy. Such amount shall remain the property of BpiFAE and is accordingly payable by the Borrower to BpiFAE in any event.

(f)    The Borrower acknowledges that the obligation to pay one hundred per cent. (100%) of the BpiFAE Premium out of, and subject to, the disbursement of the Loan (subject to paragraph (d) above) and to pay all other duly documented costs of BpiFAE incurred in connection with the BpiFAE Insurance Policy at the times required under the foregoing paragraphs of this Clause 13.13 (BpiFAE Premium) is absolute and unconditional.

(g)    If, following the Effective Delivery Date, the Borrower:

(i)    voluntarily prepays all or part of the Loan, BpiFAE will refund to the Facility Agent, for the account of the Lenders and ultimately the Borrower, eighty per cent. (80%) of the unexpired BpiFAE Premium (save in respect of the additional BpiFAE Premium payable in relation to the Deferred Tranche), calculated in accordance with the following formula:

R = P x (1 – (1 / (1+2.35%)) x (N / (12 * 365)) x 80%

where:

“R” means the amount of the refund;

“P” means the amount of the prepayment;

“N” means the number of days between the effective prepayment date and the Final Maturity Date; and

P x (1 – (1 / (1+2.35%)) corresponds to the share of the financed BpiFAE Premium corresponding to P; and

(ii)    prepays all or part of the Loan for any reason other than a voluntary prepayment, the Facility Agent shall promptly request that BpiFAE refund to the Facility Agent, for the account of the Lenders and ultimately the Borrower, eighty per cent. (80%) of the unexpired BpiFAE Premium, calculated in accordance with the formula set out in clause (i) above, and in any such case, upon the Facility Agent’s receipt of any such reimbursement from BpiFAE, the full amount of such reimbursement shall be repaid by the Facility Agent to the Borrower. For the avoidance of doubt, should the Facility Agent not receive any such reimbursement from BpiFAE, it shall have no payment obligations towards the Borrower. However, the Facility Agent shall duly demand the payment of such reimbursement from BpiFAE in each case in which the right to such reimbursement arises under this paragraph (g).

(h)    Subject only to paragraph (g) above, the BpiFAE Premium is not refundable to the Borrower for any reason whatsoever and the portion of the Loan made for purposes of financing the BpiFAE Premium shall be repaid in full by the Borrower in accordance with the terms hereof.

13.14    Law and Jurisdiction

(a)    Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall in all respects be governed by and construed in accordance with English law.

(b)    Jurisdiction

For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, each party hereto irrevocably submits to the jurisdiction of such courts. The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 13.14 (Law and Jurisdiction), and any claim that those proceedings have been brought in an inconvenient or inappropriate forum.

(c)    Alternative Jurisdiction

Nothing contained in this Clause 13.14 (Law and Jurisdiction) shall limit the rights of the Finance Parties to commence any proceedings against the Borrower in any other court of competent jurisdiction, nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

(d)    Service of Process

Without prejudice to the rights of the Finance Parties to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to RCL Cruises Ltd., presently at Building 3, The Heights – Brooklands, Weybridge, Surrey KT13 0NY, England, Attention: General Counsel, and in any such event the Borrower shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9:00 a.m. on the third (3rd) Business Day after posting by prepaid first class registered post. If the appointment of the Person mentioned in this paragraph (d) ceases to be effective in respect of the Borrower, the Borrower shall immediately notify the Facility Agent and appoint a further Person in England to accept service of process on its behalf in England and, failing such appointment within fifteen (15) days, the Facility Agent shall be entitled, at the cost of the Borrower, to appoint such Person by notice to the Borrower.

(e)    Waiver of Immunity

To the extent that the Borrower may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself, its assets or revenues such immunity (whether or not claimed), the Borrower irrevocably agrees not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

13.15    Confidentiality

(a)    Each party hereto (a “first party”) agrees to maintain the confidentiality of all non-public information provided to it by any other party hereto (a “second party”), and the first party shall not use any such information other than in connection with or in enforcement of this Agreement or in connection with other business now or hereafter existing or contemplated with the second party, except to the extent such information (a) was or becomes generally available to the public other than as a result of disclosure by the first party or its directors, officers, employees and agents or (b) was or becomes available on a non-confidential basis from a source other than the second party so long as such source is not, to its knowledge, prohibited from disclosing such information by a legal, contractual or fiduciary obligation to the second party; provided, however, that the first party may disclose such information without consulting with or obtaining the consent of any other party hereto:

(i)    at the request or pursuant to any requirement of any self-regulatory body, governmental, banking or taxation body, agency or official to which the first party is subject or in connection with an examination of the first party by any such authority, body, agency or official, including the Republic of France and any French Authority;

(ii)    pursuant to subpoena or other court process;

(iii)    when required to do so in accordance with the provisions of any applicable requirement of law or the rules of any relevant stock exchange;

(iv)    to the extent required in connection with any litigation, arbitration, administrative or other investigations, proceedings or disputes to which it may be party;

(v)    to rating agencies, auditors, insurance and reinsurance brokers, insurers and reinsurers;

(vi)    to the extent reasonably required in connection with the exercise of any remedy hereunder;

(vii)    to its independent auditors, counsel, and any other professional advisors who are advised of the confidentiality of such information;

(viii)    to any potential participant or transferee/assignee or any Affiliate thereof (each a “Primary Transfer Disclosee”), provided that such Primary Transfer Disclosee agrees to keep such information confidential to the same extent required of the first party hereunder;

(ix)    to any Person to whom or for whose benefit any Lender charges, assigns or otherwise creates security (or may do so) pursuant to Clause 13.11(f) (Security Over Lenders’ Rights) (each a “Primary Security Disclosee”);

(x)    in connection with:

(A)    any potential participation, transfer or assignment contemplated by subclause (viii) above (a “Potential Transfer”), to any Person who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, such participation or transfer/assignment; or
(B)    any Potential Transfer or any charge, assignment or security creation contemplated by subclause (ix) above, to any relevant bank or financial institution, special purpose securitisation vehicle or their management or any investor, agent, arranger or dealer who is or might wish to be involved in relevant securitisation schemes, hedging arrangements, participations or other risk transfer arrangements,
(each a “Secondary Disclosee”), in each case which is not itself the Primary Transfer Disclosee or Primary Security Disclosee, provided that:
(I)    such Secondary Disclosee agrees to keep such information confidential to the same extent required of the first party hereunder on terms that, to the extent permitted under applicable law, are enforceable by the Borrower; and
(II)    notwithstanding the foregoing, in the case of the disclosure of any non-public financial information (including any non-public financial projections) related to the Borrower, the Borrower's advance written consent has been obtained;
(xi)    in accordance with paragraph (b) below;

(xii)    as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the second party or any of its Subsidiaries is party with the first party;

(xiii)    to its Affiliates and its Affiliates’ directors, officers, employees, professional advisors and agents, provided that each such Affiliate, director, officer, employee, professional advisor or agent shall keep such information confidential to the same extent required of the first party hereunder;

(xiv)    to any other party to this Agreement;

(xv)    to the EUR Funding Agents and the EUR Funding Entity;

(xvi)    to the French Authorities and any Person to whom information is required or requested to be disclosed by the French Authorities; and

(xvii)    with the consent of the applicable second party.

(b)    (i)    Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Borrower the following information:

(A)    the Borrower’s name;

(B)    the Borrower’s country of domicile;

(C)    the Borrower’s place of incorporation;

(D)    the date of this Agreement;

(E)    the names of the Facility Agent, the BpiFAE Agent, each Mandated Lead Arranger and the Documentation Bank;

(F)    the date of each amendment and/or restatement of this Agreement;

(G)    the amount of the total Commitments;

(H)    the currency of the Facility;

(I)    the type of the Facility;

(J)    the ranking of the Facility;

(K)    the Longstop Date and Final Maturity Date for the Facility;

(L)    changes to any of the information previously supplied pursuant to clauses (A) to (K) above; and

(M)    such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(ii)    The parties hereto acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(iii)    The Borrower represents that none of the information set out in clause (i)(A) to (M) above is, nor will it at any time be, unpublished price-sensitive information.

(iv)    The Facility Agent shall notify the Borrower and the other Finance Parties of:

(A)    the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Borrower; and
(B)    the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Borrower by such numbering service provider.

(c)    Each of the parties hereto shall be responsible for any breach of this Clause 13.15 (Confidentiality) by any of its directors, officers or employees operating within the scope of his/her professional duties.

13.16    Acknowledgment and Consent to Bail-In

Notwithstanding anything to the contrary in any Finance Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Finance Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Finance Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

SIGNATURE PAGE (1 OF 2)

FACILITY AGREEMENT
(Harmony of the Seas (ex Hull No. A34))

This Agreement has been signed on the date set forth at the beginning of this Agreement.

The Borrower

ROYAL CARIBBEAN CRUISES LTD.

By: ________________________
Name:
Title:

The Facility Agent

SOCIÉTÉ GÉNÉRALE

By: _________________________
Name:
Title:

The BpiFAE Agent
SOCIÉTÉ GÉNÉRALE
By: _________________________
Name:
Title:

SIGNATURE PAGE (2 OF 2)

FACILITY AGREEMENT
(Harmony of the Seas (ex Hull No. A34))

The Mandated Lead Arrangers

BANCO SANTANDER, S.A.

By: _________________________
Name:
Title:

KfW IPEX-BANK GmbH

By: _________________________
Name:
Title:

The Lenders

BANCO SANTANDER, S.A.

By: _________________________
Name:
Title:

KfW IPEX-BANK GmbH

By: _________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE

By: _________________________
Name:
Title:

Schedule 5
Form of First Priority Guarantee

[See attached]

_____________________________________________________________________

[FORM OF] FIRST PRIORITY GUARANTEE
dated as of
[•], 2020
between
CELEBRITY CRUISE LINES INC., as the Guarantor,
and
[INSERT], as the Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    5
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     7
Section 4.09. Obligations Absolute    8
Section 4.10. Termination or Release.     9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9
i

This FIRST PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by CELEBRITY CRUISE LINES INC., a company organized under the laws of the Cayman Islands, in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).
“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.
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“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed
2

Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
3

(b)    To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.
(c)    The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against the
Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed
4

by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.
(b)    The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.
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Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”
(b)    The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.
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Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be
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conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(e).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other
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term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a First Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the
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amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
CELEBRITY CRUISE LINES INC., as the Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

Schedule 6
Form of Second Priority Guarantee

[See attached]

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under each Subordination Agreement that has been or may be executed, among [AGENT], [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the
Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

[FORM OF] SECOND PRIORITY GUARANTEE
dated as of
[•], 2020
between
THE GUARANTORS LISTED ON SCHEDULE I HERETO,
and
[INSERT], as Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.     2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    3
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    5
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    6
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    7
Section 4.04. Successors and Assigns.    7
Section 4.05. Representations and Warranties    7
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    8
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     8
Section 4.09. Obligations Absolute    9
Section 4.10. Termination or Release.     10
Section 4.11. Recourse; Limited Obligations.    10
Section 4.12. Judgment    10

This SECOND PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by the Guarantors set forth on Schedule I hereto (the “Guarantors”) in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, each Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Accommodation Payment” has the meaning assigned to such term in Section 3.01. “Allocable Amount” has the meaning assigned to such term in Section 3.01.
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower and the other Guarantors, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
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“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantors).
“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.
“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors party hereto and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, each of the Guarantors (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, such Guarantor, any other
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Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
Each of the Guarantors further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any other Guarantor party hereto, any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor party hereto, any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor party hereto, any Other Guarantor or the Borrower and whether or not any other Guarantor party hereto, any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of each Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement, including with respect to any other Guarantor under this Guarantee or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor party hereto or any Other Guarantor, the lack of legal existence of the Borrower, any other Guarantor party hereto or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower, any other Guarantor party hereto or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower, any other Guarantor party hereto or any Other Guarantor; (v) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection
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with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor party hereto or any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, such Guarantor, any other Guarantor party hereto or any Other Guarantor or other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of each Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
(b)    To the fullest extent permitted by applicable law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor party hereto or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, any other Guarantor party hereto or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, each Guarantor waives any and all suretyship defenses.
(c)    Each Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Agent as provided above, all rights of such Guarantor against the Borrower or any
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other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by such Guarantor without rendering such Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor. For purposes of the foregoing, all guarantees of such Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. If any payment shall be required to be made to the Agent under this Guarantee, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Borrower so as to maximize the aggregate amount paid to the Agent under or in connection with this Guarantee and the Agreement. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any Equity Interest in such Guarantor.
(b)    Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the
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Borrower or any other Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Guarantee or the Agreement as a joint and several obligor, repay any of the Obligations (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors (including the other Guarantors); provided that such rights of contribution, subrogation, reimbursement and indemnification shall be subordinated to the prior payment of the Obligations until the Date of Full Satisfaction. As of any date of determination, the “Allocable Amount” of each Guarantor or any other Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Agreement or any other guarantee to which such other Guarantor is a party in connection therewith without (i) rendering such Guarantor or other Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the UFTA or Section 2 of the UFCA, (ii) leaving such Guarantor or other Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Guarantor or other Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA. No failure on the part of the Borrower, any Guarantor or any other Guarantor to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations under this Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to a Guarantor shall be given in care of the Borrower.
Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such
Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and
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privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “each Guarantor.”
(b)    Each Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to any individual Guarantor, until such Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.
Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantors and the Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a
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manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it. This Guarantee shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction.    Each    Guarantor and the Agent hereby irrevocably and
unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating
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to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, each Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of such Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against each Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might
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otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Second Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents or other instruments that such Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and the Agent that this Guarantee shall be enforced against each Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), each Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date such Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to such Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]
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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
RCL CRUISE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

TORCATT ENTERPRISES S.A.,
as a Guarantor
By:
Name:
Title:

RCL HOLDINGS COOPERATIEF UA, as a Guarantor
By:
Name:
Title: Director A
By: Intertrust (Netherlands) B.V.,
as Director B
By:
Name:
Title:
By:
Name:
Title:

RCL CRUISES LTD.,
as a Guarantor
By:
Name:
Title:

RCL INVESTMENTS LTD.,
as a Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

SCHEDULE I TO GUARANTEE
GUARANTORS

Entity Name	Jurisdiction of Organization	Type of Entity
RCL Cruise Holdings LLC	Liberia	Limited Liability Company
Torcatt Enterprises S.A.	Costa Rica	Sociedad Anónima
RCL Holdings Cooperatief UA	Netherlands	Excluded Liability Company
RCL Cruises Ltd.	England & Wales	Corporation
RCL Investments Ltd.	England & Wales	Limited Company

Schedule 7
Form of Third Priority Guarantee

[See attached]

Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under (A) the Subordination Agreement dated as of [•], 2020, among [AGENT], [AGENT], RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, and Morgan Stanley Senior Funding Inc., in its capacity as Administrative Agent, and (B) each Subordination Agreement that has been or may be executed, among [AGENT], [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd., RCI Holdings LLC, and the applicable agent or other representative in respect of obligations of Royal Caribbean Cruises Ltd., and each such Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved.

[FORM OF] THIRD PRIORITY GUARANTEE
dated as of
[•], 2020
among
RCI HOLDINGS LLC, as the Guarantor,
and
[INSERT], as the Agent

Page
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.    1
Section 1.02. Other Defined Terms    1
Section 1.03. Terms Generally.    2
ARTICLE II
GUARANTEE
Section 2.01. Guarantee    2
Section 2.02. Guarantee of Payment.    2
Section 2.03. No Limitations.    3
Section 2.04. Reinstatement.    4
Section 2.05. Agreement To Pay; Subrogation    4
Section 2.06. Information.    4
Section 2.07. Limitation on Obligations Guaranteed.    5
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 3.01. Indemnity, Subrogation and Subordination.    5
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices    5
Section 4.02. Waivers; Amendment    6
Section 4.03. Agent’s Fees and Expenses; Indemnification.    6
Section 4.04. Successors and Assigns.    6
Section 4.05. Representations and Warranties    6
Section 4.06. Counterparts; Effectiveness; Several Agreement.    7
Section 4.07. Severability.    7
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.     7
Section 4.09. Obligations Absolute    8
Section 4.10. Termination or Release.     9
Section 4.11. Recourse; Limited Obligations.    9
Section 4.12. Judgment    9
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This THIRD PRIORITY GUARANTEE (this “Guarantee”), dated as of [•], 2020, is made by RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of the Republic of Liberia, in favor of [INSERT], in its capacity as facility agent under the Agreement (as defined below) (the “Agent”), for the benefit of the Lenders (as defined in the Agreement).
WHEREAS, reference is made to the [ECA AGREEMENT], dated as of [DATE] (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Agreement”), among Royal Caribbean Cruises Ltd., a Liberian corporation (the “Borrower”), the Agent and the other parties thereto.
WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower and derives substantial direct and indirect benefits from the Agreement and is willing to execute and deliver this Guarantee.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01. Agreement Definitions.
Capitalized terms used in this Guarantee, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Agreement.
Section 1.02. Other Defined Terms.
As used in this Guarantee, in addition to the terms defined in the preliminary statements above, the following terms have the meanings specified below:
“Article” means a numbered article of this Guarantee, unless another document is specifically referenced.
“Date of Full Satisfaction” means the date of payment and performance in full of the Guaranteed Obligations and the termination of the Agreement.
“Guaranteed Obligations” means the Obligations of the Borrower, including without limitation, interest and other amounts that would accrue but for the commencement of bankruptcy, reorganization or insolvency proceedings (or other similar proceedings), whether or not allowed in such proceedings.
“Other Guarantor” means any guarantor of the Guaranteed Obligations (other than the Guarantor).
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“Section” means a numbered section of this Guarantee, unless another document is specifically referenced.

“UFCA” has the meaning assigned to such term in Section 2.07. “UFTA” has the meaning assigned to such term in Section 2.07. Section 1.03. Terms Generally.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guarantee in its entirety and not to any particular provision hereof, (c) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guarantee, (d) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
GUARANTEE
Section 2.01. Guarantee.
The Guarantor irrevocably, absolutely and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration, after notice of prepayment, early termination or otherwise. The Guarantor further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, the Guarantor and that the Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. To the fullest extent permitted by applicable law, the Guarantor (a) waives promptness, diligence, presentment to, demand of payment from, and protest to, the Guarantor or the Borrower of any of the Guaranteed Obligations, and (b) also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02. Guarantee of Payment.
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The Guarantor further agrees, to the fullest extent permitted by applicable law, that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Agent or any other Person to any balance of any deposit account or credit on the books of the Agent or any other Person in favor of any Other Guarantor or any other Person or any collateral security or other credit support. The obligations of the Guarantor hereunder are independent of the obligations of any Other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any Other Guarantor or the Borrower and whether or not any Other Guarantor or the Borrower is joined in any such action or actions. Any payment required to be made by the Guarantor hereunder may be required by the Agent on any number of occasions.
Section 2.03. No Limitations.
(a)    Except for termination or release of the Guarantor’s obligations hereunder as expressly provided in Section 4.10 (but without prejudice to Section 2.04), to the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the obligations of the Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Agent or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any [Loan] Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Guaranteed Obligation, any [Loan] Document or any other agreement or non-perfection or release of collateral; (iii) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (iv) any change in the corporate existence, structure or ownership of the Borrower or any Other Guarantor, the lack of legal existence of the Borrower or any Other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by the Borrower or any Other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of the Borrower or any Other Guarantor; (v) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Borrower, the Agent or any other Person, whether in connection with the Agreement, the other [Loan] Documents or any unrelated transaction; (vi) this Guarantee having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any Other Guarantor ab initio or at any time after the date hereof; or (vii) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a defense to, or discharge of, the Borrower, the Guarantor or any Other Guarantor or any other surety as a matter of law or equity (in each case, other than the occurrence of the Date of Full Satisfaction). Anything contained in this Guarantee to the contrary notwithstanding, the obligations of the Guarantor under this Guarantee shall be limited to an aggregate amount equal to the largest amount that would not
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render its obligations under this Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal, state or foreign law.
(b)    To the fullest extent permitted by applicable law and except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10 (but without prejudice to Section 2.04), the Guarantor waives any defense based on or arising out of any defense of the Borrower or any Other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Other Guarantor, other than the occurrence of the Date of Full Satisfaction. To the fullest extent permitted by applicable law, the Guarantor waives any and all suretyship defenses.
(c)    The Guarantor acknowledges that it will receive indirect benefits from the arrangements contemplated by the [Loan] Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.
Section 2.04. Reinstatement.
Notwithstanding anything to contrary contained in this Guarantee, the Guarantor agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Person upon the bankruptcy, insolvency or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Guarantee.
Section 2.05. Agreement To Pay; Subrogation.
In furtherance of the foregoing and not in limitation of any other right that the Agent or any other Person has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due (after giving effect to any applicable grace periods), whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent for distribution to the applicable beneficiaries in cash the amount of such unpaid Guaranteed Obligation. Upon payment by the Guarantor of any sums to the Agent as provided above, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 3.01.
Section 2.06. Information.
The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any other Person will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.
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Section 2.07. Limitation on Obligations Guaranteed.
(a)    Notwithstanding any other provision hereof, the right of recovery against the Guarantor under Article II hereof shall be limited to the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantor’s obligations under Article II hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act (“UFCA”), Uniform Fraudulent Transfer Act (“UFTA”) or any similar foreign, federal or state law, in each case after giving full effect to the liability under such guarantee set forth in Article II hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than the guarantee under Article II hereof will be deemed to be enforceable and payable after the guaranty under Article II hereof. To the fullest extent permitted by applicable law, this Section 2.07 shall be for the benefit solely of creditors and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any Equity Interest in the Guarantor.
(b)    The Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of the Guarantor under Section 2.07(a) without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Agent or any other Person hereunder.
ARTICLE III
INDEMNITY, SUBROGATION AND SUBORDINATION Section 3.01. Indemnity, Subrogation and Subordination.
Upon payment by the Guarantor of any Guaranteed Obligations, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise (whether at law or in equity) shall in all respects be subordinate and junior in right of payment to the prior payment in full of the Obligations until the Date of Full Satisfaction. If any amount shall erroneously be paid to the Borrower on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Agreement and the other [Loan] Documents. No failure on the part of the Borrower to make the payments required by this Section 3.01 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Guarantor with respect to its obligations under this Guarantee, and the Guarantor shall remain liable for the full amount of the obligations of the Guarantor hereunder.
ARTICLE IV
MISCELLANEOUS
Section 4.01. Notices.
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All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.2 of the Agreement. All communications and notice hereunder to the Guarantor shall be given in care of the Borrower.
Section 4.02. Waivers; Amendment.
(a)    No failure by the Agent or any other Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other [Loan] Document shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other [Loan] Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of this Guarantee or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 4.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b)    Neither this Guarantee nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor, subject to any consent required in accordance with Section 11.1 of the Agreement.
Section 4.03. Agent’s Fees and Expenses; Indemnification.
(a)    The Guarantor agrees to reimburse the Agent for its reasonable and documented out-of-pocket fees and expenses incurred hereunder in accordance with Section 11.3 of the Agreement; provided that each reference therein to “the Borrower” shall be deemed to be a reference to “the Guarantor.”
(b)    The Guarantor shall indemnify the Indemnified Parties as set forth in Section 11.4 of the Agreement.
Section 4.04. Successors and Assigns.
Whenever in this Guarantee any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor, the Agent or any other Person that are contained in this Guarantee shall bind and inure to the benefit of their respective successors and permitted assigns. Except as provided in Section 11.10 of the Agreement, no party hereto may assign any of its rights or obligations hereunder.
Section 4.05. Representations and Warranties.
All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Agent, regardless of any investigation made by the Agent or on its behalf, and shall continue in full force and effect until this Guarantee is terminated as provided in Section 4.10 hereof, or with respect to the Guarantor, until the Guarantor is otherwise released from its obligations under this Guarantee in accordance with the terms hereof.
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Section 4.06. Counterparts; Effectiveness; Several Agreement.
This Guarantee may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guarantee shall become effective when it shall have been executed by the Guarantor and the Agent and thereafter shall be binding upon and inure to the benefit of the Guarantor, the Agent and their respective successors and permitted assigns, subject to Section 4.04. Delivery of an executed counterpart of a signature page of this Guarantee by email or other electronic (including in “.pdf” or “.tif” format) means shall be effective as delivery of a manually executed counterpart of this Guarantee. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Guarantee and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant to procedures approved by it.
Section 4.07. Severability.
If any provision of this Guarantee is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.08. Governing Law; Jurisdiction; Consent to Service of Process.
(a)    Governing Law. This Guarantee shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of laws principles thereof that would result in the application of the law of any other jurisdiction.
(b)    Jurisdiction. Each of the Guarantor and the Agent hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be
1925428.05-NYCSR03A - MSW

conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    Venue. Each of the Guarantor and the Agent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee in any court referred to in Section 4.08(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Service of Process. Each of the Guarantor and the Agent irrevocably consents to service of process in the manner provided for notices in Section 11.14.4 of the Agreement to the extent permitted by applicable law. Nothing in this Guarantee or any other [Loan] Document will affect the right of any party to this Guarantee to serve process in any other manner permitted by law. As an alternative method of service, the Guarantor also irrevocably appoints the Borrower (the “Process Agent”) with an office on the date hereof at 1050 Caribbean Way, Miami, Florida 33132, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of any process, summons, notice or document in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Nothing herein will affect the right of Agent to serve legal process in any other manner permitted by law or affect Agent’s right to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.
(e)    WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE AGENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE GUARANTOR AND THE AGENT (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.08(E).
Section 4.09. Obligations Absolute.
To the fullest extent permitted by applicable law, all rights of the Agent hereunder and all obligations of the Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Agreement, any other [Loan] Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other
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term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Agreement, any other [Loan] Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of the Guarantor’s obligations hereunder in accordance with the terms of Section 4.10, but without prejudice to reinstatement rights under Section 2.04, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guaranteed Obligations or this Guarantee.
Section 4.10. Termination or Release.
(a)    This Guarantee and the guarantees made herein shall remain in full force and effect until the earlier of (i) the Date of Full Satisfaction and (ii) the occurrence of a Third Priority Release Event, at which time they shall automatically terminate with respect to all Guaranteed Obligations.
(b)    In connection with any termination or release pursuant to clause (a) above, the Agent shall promptly execute and deliver to the Guarantor, at the Guarantor’s expense, all documents or other instruments that the Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by the Guarantor to effect such release, including return of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 4.10 shall be without recourse to or warranty by the Agent.
Section 4.11. Recourse; Limited Obligations.
This Guarantee is made with full recourse to the Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Guarantor contained herein, in the Agreement and the other [Loan] Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of the Guarantor and the Agent that this Guarantee shall be enforced against the Guarantor to the fullest extent permissible under applicable law applied in each jurisdiction in which enforcement is sought.
Section 4.12. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum payable hereunder (the “Guaranty Currency”) into another currency (the “Other Currency”), the Guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, the Agent could purchase the Guaranty Currency with the Other Currency on the business day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any sum due hereunder will, notwithstanding any judgment in the Other Currency, be discharged only to the extent that, on the date the Guarantor makes payment to the Agent of any sum adjudged to be so due in the Other Currency, the Agent may, in accordance with normal banking procedures, purchase the Guaranty Currency with the Other Currency; if the amount of the Guaranty Currency so purchased is less than the sum originally due to the Agent in the Guaranty Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent against such loss, and if the
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amount of the Guaranty Currency so purchased exceeds the amount originally due to the Agent in the Guaranty Currency, the Agent agrees to remit to the Guarantor such excess.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed by their respective authorized officers as of the day and year first above written.
RCI HOLDINGS LLC,
as the Guarantor
By:
Name:
Title:

[INSERT],
as the Agent
By:
Name:
Title:

Schedule 8
Form of Senior Parties Subordination Agreement

[See attached]

[FORM OF] SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT, dated as of [•], 2020 (this “Agreement”), by and among each Agent (as defined below), in its capacity as facility agent under the applicable ECA Agreement (as defined below), RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia (the “Guarantor”), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the Indenture (as defined below) (the “Trustee”), for the benefit of the Holders (as defined in the Indenture) and, on and after the Joinder Date (as defined below), MORGAN STANLEY SENIOR FUNDING INC. (“MSSF”), in its capacity as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”), for the benefit of the Lenders (as defined below).
Pursuant to that certain Indenture, dated as of June 9, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, as issuer, the Guarantor and the Trustee, the Company has issued $1,000,000,000 aggregate principal amount of its 9.125% Senior Notes due 2023 (collectively, the “Notes”).
Pursuant to that certain Commitment Letter, dated as of August 12, 2020, between the Company, and MSSF (the “Commitment Letter”), which attaches a form of 364-Day Term Loan Agreement (the “Draft Credit Agreement”), the Company may obtain Advances in a maximum aggregate principal amount not to exceed $1,000,000,000 pursuant to a definitive 364-Day Term Loan Agreement, which will be substantially consistent with the Draft Credit Agreement, with such changes as are agreed between the Company and MSSF (such definitive agreement, as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to each agreement listed in Schedule I hereto (collectively, the “ECA Agreements”, and each, an “ECA Agreement”), the Guarantor is required to execute and deliver to each facility agent listed (as listed in Schedule I hereto, the “Agents”, and each an “Agent”) for the benefit of the lenders under reach of the ECA Agreements to which that Agent is a party (the agent and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (as defined below) (collectively, the “Subordinated Guarantees”, and each, a “Subordinated Guarantee”).
The Guarantor’s execution and delivery of each Subordinated Guarantee in favor of an Agent, for the benefit of the applicable ECA Parties, is conditioned upon the execution and delivery by the Company, the Guarantor and that Agent, for the benefit of the applicable ECA Parties, of this Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of the Trustee, the Holders and, on and after the Joinder Date, the Administrative Agent and the lenders from time to time party to the Credit Agreement (the “Lenders”) with respect to the Senior Obligations, all on the terms set forth herein. For purposes hereof, “Senior Parties” means (a) prior to the Joinder Date, the Trustee and the Holders, and (b) on and after the Joinder Date, the Trustee, the Holders, the Administrative Agent and the Lenders.
Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, the Guarantor, the Trustee, on behalf of the Holders (and each of their respective successors or assigns), and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders (and each of their respective successors or assigns), hereby agrees as follows:
SECTION 1. Subordination.
(a)    Each Agent (on behalf of itself and its other Relevant Subordinated Parties) hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of the Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents (as defined below), including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or the Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the [Loan] Documents (as defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.
For purposes hereof:
(i)    “Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.
(ii)    “Senior Debt Documents” means the Indenture, the Notes, the Note Guarantee (as defined in the Indenture), the Credit Agreement and any related promissory notes and that certain Limited Guaranty, to be dated the date of the Credit Agreement, made by the Guarantor in favor of the Administrative Agent on behalf of the Lenders.
(iii)    “Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantor to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.

(b)    Except to the extent expressly permitted hereunder, the Company, the Guarantor and each Agent (on behalf of its Relevant the applicable Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of the Guarantor under the applicable Subordinated Guarantee to which that Agent is a party or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to the Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to, the Trustee, for the benefit of itself and the Holders, and, on and after the Joinder Date, to the Administrative Agent, for the benefit of itself and the Lenders, in each case, according to the pro rata share of the Senior Obligations held by the Trustee and the Holders, on the one hand, and the Administrative Agent and the Lenders, on the other hand. If the Trustee or the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Trustee or the Administrative Agent shall pay the excess over to the Administrative Agent, for the benefit of itself and the Lenders, or to the Trustee, for the benefit of itself and the Holders, as the case may be; provided that such payment shall not be payable until the Trustee or the Administrative Agent, as applicable, has been able to determine the outstanding amount of the respective pro rata share of the Trustee or the Administrative agent, as applicable (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as the Administrative Agent reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. For purposes hereof, the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Senior Obligations held by such Person at such time. The Company agrees to advise the Trustee, the Administrative Agent or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by the Holders and the Lenders, in order to facilitate the Trustee, the Administrative Agent, or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).
(c)    The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against the Guarantor or any of its properties or assets until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of the Guarantor or upon any dissolution, winding up, liquidation or reorganization of the Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):
(i)    the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents, whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and
(ii)    until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, the Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Trustee, for the benefit of itself and the Holders, and, on and after the Joinder Date, the Administrative Agent, for the benefit of itself and the Lenders, according to the pro rata share of the Senior Obligations held by the Trustee and the Holders, on the one hand, and the Administrative Agent and the Lenders, on the other hand. If the Trustee or the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Trustee or the Administrative Agent shall pay the excess over to the Administrative Agent, for the benefit of itself and the Lenders, or to the Trustee, for the benefit of itself and the Holders, as the case may be; provided that such payment shall not be payable until the Trustee or the Administrative Agent, as applicable, has been able to determine the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations represented by the Trustee or the Administrative Agent, as applicable (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as the Administrative Agent reasonably deems satisfactory). The Company agrees to advise the Trustee, the Administrative Agent or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Senior Obligations and the respective pro rata share of Senior Obligations held by the Holders and the Lenders, in order to facilitate the Trustee or the Administrative Agent receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).
In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) each of the Trustee, on behalf of the Holders, and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as the Trustee or the Administrative Agent, as applicable, may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Trustee, the Holders, the Administrative Agent or the Lenders and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as the Trustee, on behalf of the Holders, or, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Trustee or the Administrative Agent, as applicable, such documents as the Trustee, on behalf of the Holders, or the Administrative Agent, on behalf of the Lenders, may reasonably request in order to enable the Trustee or the Administrative Agent, as applicable, to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.
(d)    The Guarantor and each Agent (on behalf of its Relevant Subordinated Parties)
agree that, prior to the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against the Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other [Loan] Documents (as defined therein)) without the prior written consent of the Trustee (acting upon the direction of the Required Holders) and, on and after the Joinder Date, the Administrative Agent (acting upon the direction of the Required Lenders (as defined in the Credit Agreement)), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from the Trustee or the Administrative Agent:
(i)    the occurrence of, with respect to the Guarantor, an Insolvency Proceeding; or
(ii)    the holders of Senior Obligations have taken any Enforcement Action in relation to the Guarantor; or

(iii) a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and
(A)    the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and
(B)    a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and
(C)    at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.
For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to the Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations, (ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against the Guarantor or (v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that no Relevant Subordinated Party may in any Insolvency Proceeding concerning Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to the Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with respect to the Guarantor, in each case without the consent of the Trustee, acting on behalf of itself and the Holders, and, on and after the Joinder Date, the Administrative Agent, acting on behalf of itself and the Lenders, (iii) seek appointment of a trustee or examiner with respect to the Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to the Guarantor unless such plan (a) provides for the payment in full in cash of all Senior Obligations on or before the effective date of such plan or (b) each of the Trustee, on behalf of the Holders, and, on and after the Joinder Date, the Administrative Agent, on behalf of the Lenders, has provided its prior written consent with respect to such plan.
(e)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full in cash (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment in cash of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among the Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by the Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.
(f)    Each Agent (on behalf of its Relevant Subordinated Parties) and the Guarantor agree that any and all instruments or records (other than book entry records or other internal records) now or hereafter directly creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:
“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor (as defined herein) under this Guarantee shall not become due or be paid or payable by the Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [•], 2020, among [AGENT], RCI Holdings LLC, The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee, and, on and after the Joinder Date (as defined therein), Morgan Stanley Senior Funding Inc., in its capacity as Administrative Agent, which Subordination Agreement is incorporated herein with the same effect as if fully set
forth herein.    For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantor under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantor under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;
or shall otherwise refer to and be subject in all respects to the terms of this Agreement.
SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of the Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against the Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against the Guarantor, by any Senior Party releasing the Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of the Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to the Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full in cash thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.

(b)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against the Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to the Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.
(c)    Each Agent (on behalf of its Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
(d)    Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of the Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between the Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
SECTION 3.    Senior Obligations Unconditional. All rights and interests of the Senior Parties hereunder, and all agreements and obligations of each Subordinated Party and the Guarantor hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of the Senior Debt Documents;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or

(c)    any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Senior Obligations, or of any Subordinated Party or the Guarantor in respect of this Agreement.
SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to the Administrative Agent and the Trustee for the benefit of the applicable Senior Parties that:
(a)    It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.
SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.
(b)    Each Agent (on behalf of the applicable Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the Indenture) or the Obligations (as defined in the Credit Agreement).
SECTION 6. Further Assurances. Each Agent and the Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of the Trustee or, on and after the Joinder Date, the Administrative Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee or, on and after the Joinder Date, the Administrative Agent, as applicable, reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.
SECTION 7. [Reserved].
SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and the Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.
SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full in cash.
SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:
if to the Company or the Guarantor:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Executive Vice President and Chief Financial Officer
Antje M. Gibson, Vice President and Treasurer
with a copy to:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: General Counsel
if to the Trustee:
The Bank of New York Mellon Trust Company, N.A. 10161 Centurion Parkway North, 2nd Floor
Jacksonville, Florida 32256
Attn: Corporate Trust Administration
if to the Administrative Agent:
Morgan Stanley Senior Funding, Inc. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231
Attention: Documentation Team
Telephone: 443-627-5900

Email: doc4secportfolio@morganstanley.com
if to the Agent, to the applicable address indicated in Schedule I hereto.
The Company, the Guarantor, the Trustee, the Administrative Agent or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.
Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic .pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13. Integration. This Agreement represents the agreement of the Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by the Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.
SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Trustee, the Administrative Agent (but only on and after the Joinder Date), the Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).
(b)    No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.
SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE INDENTURE AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, except as otherwise expressly provided by the following sentence, terminate upon, and be of no further force or effect whatsoever after, the payment in full of all of the Senior Obligations. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.
SECTION 20. Trustee’s Rights; Administrative Agent’s Rights; Agent’s Rights. In addition to its rights, protections, immunities reliances and indemnities set forth herein, (a) as between the Trustee, the Company and the Guarantor, the Trustee shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Trustee under the Indenture and (b) on and after the Joinder Date, as between the Administrative Agent, the Company and the Guarantor, the Administrative Agent shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Administrative Agent under the Credit Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a Loan Document for the purposes therefore). In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and the Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to such parties under the relevant ECA Agreement and the other [Loan] Documents (as defined therein) (and this Agreement shall be deemed to be a [Loan] Document for the purposes of each such ECA Agreement).
SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.
The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.
SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.
SECTION 23. Joinder. Upon the execution and delivery of a joinder agreement substantially in the form attached hereto as Exhibit A with such changes, or otherwise in form and substance, reasonably satisfactory to the Company, the Guarantor, each Agent and the Trustee (the “Joinder Agreement”) by the Administrative Agent on or prior to the date the Credit Agreement becomes effective (such date of delivery, the “Joinder Date”), the Administrative Agent shall automatically become a party to this Agreement and be subject to the terms and conditions hereof and receive the benefits hereunder as if originally a party to this Agreement. If requested by the Administrative Agent, each of the Company, the Guarantor, each Agent and the Trustee will acknowledge the Administrative Agent’s execution and delivery of the Joinder Agreement by its signature thereon. On and after the Joinder Date, each of the Administrative Agent and the Lenders shall be deemed a Senior Party and subject to all the rights and obligations of a Senior Party under this Agreement with the same rights as if each of the Administrative Agent and the Lenders were party to this Agreement on the date of this Agreement.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

RCI HOLDINGS LLC, as the Guarantor
By:
Name:
Title:
ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee
By:
Name:
Title:

Schedule I
ECA AGREEMENTS

ECA Facility	Agent	Address

Exhibit A
[FORM OF] JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of [•], 202[•] (this “Joinder”), to that certain SUBORDINATION AGREEMENT, dated as of [•], 2020 (the “Subordination Agreement”), by and each [AGENT], in its capacity as [agent] under the applicable ECA Agreement, RCI HOLDINGS LLC, a limited liability company formed and existing under the laws of Liberia, ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as trustee under the Indenture, for the benefit of the Holders (as defined in the Indenture), is being executed and delivered by MORGAN STANLEY SENIOR FUNDING INC., in its capacity as administrative agent under the Credit Agreement (the “Administrative Agent”), for the benefit of the Lenders, in accordance with the provisions of the Subordination Agreement.
Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Subordination Agreement.
The Administrative Agent hereby agrees to become a party to the Subordination Agreement and be subject to the terms and conditions thereof and receive the benefits thereunder as if originally a party to the Subordination Agreement. On and after the Joinder Date, each of the Administrative Agent and the Lenders shall be deemed a Senior Party and subject to all the rights and obligations of a Senior Party under the Subordination Agreement.
The provisions of Sections 11, 17 and 18 of the Subordination Agreement are hereby incorporated mutatis mutandis as if fully set forth in this Joinder.
IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed
and delivered as of    (the “Joinder Date”).
MORGAN STANLEY SENIOR
FUNDING, INC., as the Administrative Agent
By:
Name:
Title:
Exhibit A

ACKNOWLEDGED BY:
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

ACKNOWLEDGED BY:
RCI HOLDINGS LLC, as the Guarantor
By:
Name:
Title:
ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

ACKNOWLEDGED BY:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely in its capacity as Trustee
By:
Name:
Title:

Schedule 9
Form of Other Senior Parties Subordination Agreement

[See attached]

[FORM OF] SUBORDINATION AGREEMENT
SUBORDINATION AGREEMENT, dated as of [•], 2020 (this “Agreement”), by and among each Agent (as defined below), in its capacity as facility agent under the applicable ECA Agreement (as defined below), ROYAL CARIBBEAN CRUISES LTD., a corporation incorporated and existing under the laws of Liberia (the “Company”), the subsidiaries of the Company listed in Schedule I hereto (each, a “Guarantor”, and collectively, the “Guarantors”) and [ADMINISTRATIVE AGENT], in its capacity as [administrative agent] under the Credit Agreement (as defined below) (the “Administrative Agent”), for the benefit of the Lenders (as defined below).
The Company, the Administrative Agent and certain lenders from time to time thereunder (the “Lenders” and referred to herein, collectively with the Administrative Agent, as the “Senior Parties”) are party to that certain [CREDIT AGREEMENT], dated as of [•] (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Pursuant to each agreement listed in Schedule III hereto (collectively, the “ECA Agreements”, and each an “ECA Agreement”), (a) RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd. are required to execute and deliver to each facility agent (as listed in Schedule III hereto, the “Agents”, and each an “Agent”) for the benefit of the lenders under each of the ECA Agreements to which that Agent is a party (the Agents and the lenders under the ECA Agreements being the “ECA Parties”) a guarantee of the obligations of the Company under each such ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (as defined below) and (b) RCI Holdings LLC (“RCI”) is required to execute and deliver to each Agent for the benefit of the relevant ECA Parties a guarantee of the obligations of the Company under each relevant ECA Agreement, each of which guarantees are dated as of [•], 2020, but each such guarantee must be subordinated to the Senior Obligations (collectively, the “Subordinated Guarantees”, and each a “Subordinated Guarantee”).
The Guarantors’ execution and delivery of each Subordinated Guarantee in favor of an Agent, for the benefit of the applicable ECA Parties, is conditioned upon the execution and delivery by the Company, each Guarantor and that Agent, for the benefit of the applicable ECA Parties, of this Agreement pursuant to which each of the Agents and the ECA Parties (each such Agent and all such ECA Parties, together with each of their respective successors and assigns, collectively, the “Subordinated Parties”) agree, and with respect to each ECA Agreement on a several basis, to subordinate their respective rights with respect to the Subordinated Obligations (as defined below) to the rights of the Senior Parties with respect to the Senior Obligations, all on the terms set forth herein.
Accordingly, each Agent (on behalf of its Relevant Subordinated Parties (as defined below)), the Company, each Guarantor and the Administrative Agent, on behalf of the Senior Parties (and each of their respective successors or assigns), hereby agrees as follows:

SECTION 1. Subordination.
(a)    Each Agent (on behalf of itself and its other Relevant Subordinated Parties)
hereby agrees, on a several basis, that all of their respective right, title and interest in and to the Subordinated Obligations shall be subordinate and junior in right of payment to the rights of the Senior Parties in respect of the obligations of each Guarantor (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) arising under the Senior Debt Documents (as defined below), including the payment of principal, premium (if any), interest (including, without limitation, interest accruing on or after the filing of any Insolvency Proceeding (as defined below) relating to the Company or any Guarantor pursuant to the terms of the Senior Debt Documents, whether or not a claim for post-filing interest is allowed or allowable in any such Insolvency Proceeding), fees, charges, expenses, indemnities, reimbursement obligations and all other amounts payable thereunder or in respect thereof, in each case whether or not any of the foregoing is allowed or allowable as a claim in any Insolvency Proceeding (collectively, the “Senior Obligations”). For the avoidance of doubt, (1) “payment in full” (or similar term used herein) of the Senior Obligations will not be deemed to have occurred so long as any Obligations under and as defined in the Senior Debt Documents remain outstanding (other than any inchoate obligations for which no claim has been asserted) and (2) nothing herein shall or shall be deemed to affect, alter or impair the rights of the Subordinated Parties under the relevant ECA Agreement and the [Loan] Documents (as defined in the relevant ECA Agreement) other than with respect to the Subordinated Guarantees entered into in connection with that ECA Agreement.
For purposes hereof:
(i) “Relevant Subordinated Parties” means, in respect of an Agent, the Subordinated Parties under or in connection with the ECA Agreement pursuant to which that Agent has been appointed in such capacity.
(ii)“Senior Debt Documents” means the Credit Agreement, that certain Guaranty, dated as of [•], made by RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., and RCL Investments Ltd. in favor of the Administrative Agent on behalf of the Lenders, and that certain Guaranty, dated as of [•], made by RCI in favor of the Administrative Agent on behalf of the Lenders, and any related promissory notes.
(iii) “Subordinated Obligations” means, in respect of an ECA Agreement and the Relevant Subordinated Parties thereunder, all obligations of the Guarantors to those Relevant Subordinated Parties (whether now existing or from time to time after the date hereof incurred, assumed, created or arising) under each Subordinated Guarantee in respect of that ECA Agreement.
(b)    Except to the extent expressly permitted hereunder, the Company, each
Guarantor and each Agent (on behalf of its Relevant Subordinated Parties) agrees that no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of the Subordinated Obligations, whether as principal, interest or otherwise, and whether in cash, securities or other property, shall be made by or on behalf of any Guarantor under the applicable Subordinated Guarantee or received or accepted, directly or indirectly, by or on behalf of any Subordinated Party under that Subordinated Guarantee, until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). In the event that any payment by, or on behalf of, or distribution of the assets or other property of, or any equity securities or debt securities issued by, any Guarantor of any kind or character, whether in cash, securities or other property, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, including without limitation, in connection with a plan of reorganization or other Insolvency Proceeding with respect to any Guarantor, shall be received on account of any Subordinated Obligations by or on behalf of any Subordinated Party or any Affiliate thereof at a time when such payment or distribution is prohibited by this Agreement, then such payment or distribution that has been received by a Subordinated Party shall be held by that Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to the Administrative Agent as representative for the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted); provided, if the applicable Guarantor is RCI and RCI continues to guarantee any obligations outstanding under any of the Unsecured Note Indebtedness, the DDTL Indebtedness or any Permitted Refinancing (as each such term is defined in the ECA Agreement as in effect on the date hereof) in respect thereof (collectively, the “Senior RCI Obligations”), then such payment or distribution shall be held by such Subordinated Party or Affiliate in trust (segregated from other property of such Subordinated Party or Affiliate) for the benefit of, and shall forthwith be paid over to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the penultimate sentence of this clause 1(b) or such other evidence as the Administrative Agent reasonably deems satisfactory). For the avoidance of doubt, the subordination of the Subordinated Obligations to the Senior Obligations pursuant to the provisions of this Section 1 does not, and nothing contained in this Section 1 or elsewhere in this Subordination Agreement shall, limit or be deemed to limit the liability of the Company to make payments of principal, premium (if any), interest, fees, charges, expenses, indemnities, reimbursement obligations and other amounts payable in respect of any ECA Agreement as and when due. The Company agrees to advise the Administrative Agent or any Subordinated Party, as the case may be, promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations or the relevant Subordinated Party receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable). Each Subordinated Party may conclusively rely on the aforementioned advice from the Company in complying with its obligations under this clause 1(b).
For purposes hereof:
(i)    “Pari Passu Obligations” means the obligations of the Company listed in Schedule II hereto (each such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time) and under credit card processing arrangements or other similar payment processing arrangements.
(ii)    the “pro rata share” of any Person as of any time shall be determined based upon the share of the sum of the total Pari Passu Obligations held by such Person at such time.
(c)    The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of an Insolvency Proceeding against any Guarantor or any of its properties or assets until the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted). Upon any distribution of the assets of any Guarantor or upon any dissolution, winding up, liquidation or reorganization of any Guarantor, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Guarantor, or otherwise (any of the foregoing, an “Insolvency Proceeding”):
(i)    the Senior Parties shall first be entitled to receive payment in full in cash of the Senior Obligations (whenever arising, and including, without limitation, interest accruing after the commencement of any Insolvency Proceeding at the rate set forth in the applicable Senior Debt Documents whether or not allowed or allowable as a claim in any such Insolvency Proceeding) (other than any inchoate obligations for which no claim has been asserted) before any Subordinated Party shall be entitled to receive any payment or distribution on account of the Subordinated Obligations, whether of principal, interest or otherwise; and
(ii)    until the payment in full of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), any payment by, or on behalf of, or distribution of the assets of, or any debt or equity securities issued by, such Guarantor of any kind or character, whether in cash, securities or other property, to which any Subordinated Party would be entitled except for the provisions of this Section 1 shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent representing the Senior Obligations and each agent, trustee or other representative for the Pari Passu Obligations, according to the pro rata share of the Senior Obligations represented by the Administrative Agent and the Pari Passu Obligations held by such agent, trustee or other representative and the other obligees under the applicable agreement; provided, if the applicable Guarantor is RCI and RCI continues to guarantee any obligations outstanding under any of the Senior RCI Obligations, then such payment or distribution shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to, the relevant agent, trustee or other representative for the Senior RCI Obligations to the extent required under any other subordination agreement to which RCI is a party at such time. If the Administrative Agent receives more than the pro rata share to which it is entitled pursuant to the foregoing sentence, then the Administrative Agent shall pay the excess over to the applicable agent, trustee or other representative for the Pari Passu Obligations; provided that such payment shall not be payable until the Administrative Agent has been able to determine the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held by each agent, trustee or other representative for the Pari Passu Obligations (such determination to be made in reliance on either the information provided by the Company pursuant to the last sentence of this clause 1(c)(ii) or such other evidence as the Administrative Agent reasonably deems satisfactory). The Company agrees to advise the Administrative Agent or any Person making a payment or distribution pursuant to this clause, as the case may be, reasonably promptly upon request as to the outstanding amount of all Pari Passu Obligations and the respective pro rata share of Senior Obligations represented by the Administrative Agent and Pari Passu Obligations held (or represented) by each agent, trustee or other representative for the Pari Passu Obligations, in order to facilitate the Administrative Agent, each agent, trustee or other representative for the Pari Passu Obligations receiving the pro rata payment to which it is entitled or making the payment required to be paid in accordance with the foregoing (as applicable).
In addition, each Agent (in respect of its Relevant Subordinated Parties) agrees that in connection with any Insolvency Proceeding (i) the Administrative Agent, on behalf of the Senior Parties, is irrevocably authorized and empowered (in its own name or in the name of the Relevant Subordinated Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interest of the Senior Parties and (ii) to the extent that a claim has been, or is, made under a Subordinated Guarantee, each of the Relevant Subordinated Parties in respect of that Subordinated Guarantee shall duly and promptly take such action as the Administrative Agent, on behalf of the Senior Parties, may reasonably request to (A) collect amounts in respect of the applicable Subordinated Obligations for the account of the Senior Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Obligations, (B) execute and deliver to the Administrative Agent such documents as the Administrative Agent, on behalf of the Senior Parties, may reasonably request in order to enable the Administrative Agent to enforce any and all claims with respect to the applicable Subordinated Obligations for the account of the Senior Parties and (C) collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the applicable Subordinated Obligations for the account of the Senior Parties (provided that the Company hereby agrees that it shall pay on demand all reasonable and documented out-of-pocket costs and expenses of each Relevant Subordinated Party in connection with any of the foregoing actions (including the reasonable and documented fees and expenses of counsel for each such Subordinated Party)). A copy of this Agreement may be filed with any court as evidence of the Senior Parties’ right, power and authority hereunder.
(d)    Each Guarantor and each Agent (on behalf of its Relevant Subordinated Parties)
agrees that, prior to the payment in full in cash of all Senior Obligations (other than any inchoate obligations for which no claim has been asserted), no Relevant Subordinated Party may take any Enforcement Action against any Guarantor (it being understood that this Agreement shall not affect any Subordinated Party’s rights or remedies against any other obligor under or with respect to the applicable ECA Agreement and/or the other [Loan] Documents (as defined therein) without the prior written consent of the Administrative Agent (acting upon the direction of the Required Lenders (as defined in the Credit Agreement)), unless any of the following apply in which case each Agent (on behalf of its Relevant Subordinated Parties) shall be permitted to take any such Enforcement Action without any requirement to obtain consent from the Administrative Agent:
(i)    the occurrence of, with respect to such Guarantor, an Insolvency Proceeding; or
(ii)    the holders of Senior Obligations have taken any Enforcement Action in relation to such Guarantor; or
Iiii)    a default has occurred under the applicable ECA Agreement (a “Subordinated Debt Default”); and
(A)    the Relevant Subordinated Parties have provided notice of the Subordinated Debt Default to the Senior Parties in accordance with Section 10 hereof; and
(B)    a period of not less than (i) 90 days (in the case of a payment default) or (ii) 179 days (in the case of a non-payment default) has passed from the date the Senior Parties were first notified of the Subordinated Debt Default (a “Standstill Period”); and
(C)    at the end of the Standstill Period, the Subordinated Debt Default is continuing and has not been waived.
For the purposes hereof, “Enforcement Action” means, any action taken by any Subordinated Party in relation to or with respect to any Guarantor under or in connection with the relevant Subordinated Guarantee granted in favor of that Subordinated Party (whether taken by the relevant creditor or creditors or an agent or trustee on its or their behalf) to: (i) demand payment under that Subordinated Guarantee of all or any part of the applicable Subordinated Obligations, (ii) recover all or any part of the applicable Subordinated Obligations (including, by exercising any rights of set-off or combination of accounts), (iii) exercise or enforce any rights under or pursuant to that Subordinated Guarantee, (iv) commence legal proceedings against such Guarantor or (v) commence, or take any other steps which could lead to the commencement of, an Insolvency Proceeding concerning such Guarantor. Notwithstanding the foregoing, each Agent (on behalf of its Relevant Subordinated Parties) agrees that it will not and no Relevant Subordinated Party may in any Insolvency Proceeding concerning any Guarantor: (i) oppose any sale of assets (including bidding procedures relating thereto) with respect to such Guarantor, (ii) propose any debtor in possession financing or oppose any debtor in possession financing or use of cash collateral with respect to such Guarantor, in each case without the consent of the Administrative Agent, acting on behalf of the Senior Parties, (iii) seek appointment of a trustee or examiner with respect to such Guarantor or (iv) propose, sponsor, vote in favor of, or otherwise support any plan of reorganization or liquidation with respect to such Guarantor unless such plan (a) provides for the payment in full in cash of all Senior Obligations on or before the effective date of such plan or (b)

the Administrative Agent, on behalf of the Lenders, has provided its prior written consent with respect to such plan.
(e)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights of subrogation it may have with respect to the Senior Parties on account of payments made to the Senior Parties by virtue of this Agreement that would otherwise have been made to the applicable Subordinated Obligations until all amounts owing on the Senior Obligations shall be paid in full in cash (other than any inchoate obligations for which no claim has been asserted). For the avoidance of doubt, upon the payment in cash of the Senior Obligations (other than any inchoate obligations for which no claim has been asserted), the Relevant Subordinated Parties shall be subrogated to the rights of the Senior Parties with respect to such payments. As between and among any Guarantor, its creditors (other than the Senior Parties) and the Subordinated Parties, no such payment or distribution made to the Senior Parties by virtue of this Agreement that otherwise would have been made to the Relevant Subordinated Parties shall be deemed to be a payment by such Guarantor on account of the applicable Subordinated Obligations, it being understood that the provisions of this paragraph (e) are intended solely for the purpose of defining the relative rights of the Relevant Subordinated Parties and the Senior Parties.
(f)    Each Agent (on behalf of its Relevant Subordinated Parties) and each Guarantor agree that any and all instruments or records (other than book entry records or other internal records) now or hereafter directly creating or evidencing the Subordinated Obligations, whether upon refunding, extension, renewal, refinancing, replacement or otherwise, shall contain the following legend:
“Notwithstanding anything contained herein to the contrary, the obligations of the Guarantors (as defined herein) under this Guarantee shall not become due or be paid or payable by any Guarantor pursuant hereto, except to the extent permitted under the Subordination Agreement, dated as of [•], 2020, among [AGENT], RCL Cruise Holdings LLC, Torcatt Enterprises S.A., RCL Holdings Cooperatief UA, RCL Cruises Ltd., RCL Investments Ltd., RCI Holdings LLC, and [ADMINISTRATIVE AGENT], in its capacity as Administrative Agent, which Subordination Agreement is incorporated herein with the same effect as if fully set forth herein. For the avoidance of doubt, restrictions imposed by the aforementioned Subordination Agreement on the rights of the beneficiary hereof to enforce the obligations of the Guarantors under this Guarantee shall not affect the rights of the beneficiary to enforce the obligations of the Guarantors under this Guarantee on and following such time as the aforementioned Subordination Agreement permits and those rights shall be fully preserved”;
or shall otherwise refer to and be subject in all respects to the terms of this Agreement.
SECTION 2. Waivers and Consents. (a) Each Agent (on behalf of its Relevant Subordinated Parties) waives the right to compel that any assets or property of any Guarantor be applied in any particular order to discharge the Senior Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives the right to require the Senior Parties to proceed against any Guarantor, or to pursue any other remedy in any Senior Party’s power which such Relevant Subordinated Parties cannot pursue and which would lighten the burden of those

Relevant Subordinated Parties, notwithstanding that the failure of any Senior Party to do so may thereby prejudice each such Relevant Subordinated Party. Each Agent (on behalf of its Relevant Subordinated Parties) agrees that it shall not be discharged, exonerated or have its obligations hereunder to the Senior Parties reduced by any Senior Party’s delay in proceeding against or enforcing any remedy against any Guarantor, by any Senior Party releasing any Guarantor from any part (but not all) of the Senior Obligations, or by the discharge of any Guarantor by operation of law or otherwise, with or without the intervention or omission of a Senior Party. A Senior Party’s vote to accept or reject any plan of reorganization relating to any Guarantor, or a Senior Party’s receipt on account of the Senior Obligations other than the payment in full in cash thereof (other than any inchoate obligations for which no claim has been asserted) of any cash, securities or other property distributed in any bankruptcy, reorganization, or insolvency case, shall not discharge, exonerate, or reduce the obligations of any Subordinated Party hereunder to the Senior Parties.
(b)    Each Agent (on behalf of its Relevant Subordinated Parties) waives all rights and defenses arising out of an election of remedies by the Senior Parties, even though that election of remedies, including any nonjudicial foreclosure with respect to security for the Senior Obligations, has impaired the value of each such Relevant Subordinated Party’s rights of subrogation, reimbursement or contribution against any Guarantor. Each Agent (on behalf of its Relevant Subordinated Parties) expressly waives any rights or defenses it may have by reason of protection afforded to any Guarantor with respect to the Senior Obligations pursuant to any anti-deficiency laws or other laws of similar import which limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of real property or personal property securing the Senior Obligations.
(c)    Each Agent (on behalf of the Relevant Subordinated Parties) agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Obligations made by a Senior Party may be rescinded in whole or in part by such Senior Party, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Guarantor or any other guarantor or any other party upon or for any part thereof or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Senior Parties, in each case without notice to or further assent by any Relevant Subordinated Party (to the extent contemplated by the Subordinated Guarantee to which that Agent is a party), which will remain bound under this Agreement and without impairing, abridging, releasing or affecting the subordination and other agreements provided for herein.
(d)    Each Agent (on behalf of its Relevant Subordinated Parties) waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Senior Parties upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred and the consent given to create the obligations of each Guarantor in respect of the Subordinated Obligations in reliance upon this Agreement, and all dealings between each Guarantor and the Senior Parties shall be deemed to have been consummated in reliance upon this Agreement. Each Agent (on behalf of its Relevant Subordinated Parties) acknowledges and agrees that the Senior Parties have relied upon the subordination and other agreements provided for herein in consenting to the applicable Subordinated Obligations. Each Agent (on behalf of its Relevant Subordinated Parties) waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.
SECTION 3.    Senior Obligations Unconditional. All rights and interests of the Senior
Parties hereunder, and all agreements and obligations of each Subordinated Party and each Guarantor hereunder, shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of the Senior Debt Documents;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Senior Debt Documents; or
(c)    any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Senior Obligations, or of any Subordinated Party or any Guarantor in respect of this Agreement.
SECTION 4. Representations and Warranties. Each Agent represents and warrants on a several basis to the Administrative Agent for the benefit of the Senior Parties that:
(a)    It has the power and authority to execute and deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize its execution, delivery and performance of this Agreement.
(b)    This Agreement has been duly executed and delivered by such Agent and constitutes a legal, valid and binding obligation of such Agent, enforceable against such Agent and its Relevant Subordinated Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    No consent or authorization of filing with, or other act by or in respect of, any Governmental Authority, is required to be obtained or made by it in connection with the execution, delivery or performance of this Agreement.
SECTION 5. Waiver of Claims. (a) To the maximum extent permitted by law, each Agent (on behalf of its Relevant Subordinated Parties) waives any claim it might have against the Senior Parties with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Parties or their directors, officers, employees, agents or Affiliates with respect to any exercise of rights or remedies under the Senior Debt Documents. Neither the Senior Parties nor any of their respective directors, officers, employees, agents or Affiliates shall be liable for failure to demand, collect or realize upon the Senior Debt Documents or for any delay in doing so.
(b)    Each Agent (on behalf of its Relevant Subordinated Parties), for itself and on behalf of its successors and assigns, hereby waives any and all now existing or hereafter arising rights it may have to require the Senior Parties to marshal assets for the benefit of each such Relevant Subordinated Party, or to otherwise direct the timing, order or manner of any sale, collection or other enforcement of the Senior Obligations. The Senior Parties are under no duty or obligation, and each Agent (on behalf of the Relevant Subordinated Parties) hereby waives any right it may have to compel the Senior Parties, to pursue the Company or other Person who may be liable for the Obligations (as defined in the Credit Agreement).
SECTION 6. Further Assurances. Each Agent and each Guarantor shall, at the expense of the Company and at any time from time to time, upon the written request of the Administrative Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Upon the written request of any other party hereto, the Company shall reasonably cooperate and provide such information as may be reasonably necessary to give full effect the provisions set forth in Section 1 of this Agreement.
SECTION 7. [Reserved].
SECTION 8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Parties on the one hand and the Subordinated Parties and each Guarantor on the other, and neither the Company nor any other Person shall have any right, benefit or other interest under this Agreement.
SECTION 9. Powers Coupled with an Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full in cash.
SECTION 10. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail addressed as follows:
if to the Company or any Guarantor:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: Jason T. Liberty, Executive Vice President and Chief Financial Officer
Antje M. Gibson, Vice President and Treasurer
with a copy to:
Royal Caribbean Cruises Ltd.
1050 Caribbean Way
Miami, Florida 33132
Attn: General Counsel
if to the Administrative Agent:
[ADMINISTRATIVE AGENT NOTICE INFORMATION]
if to the Agent, to the applicable address indicated in Schedule III hereto.

The Company, any Guarantor, the Administrative Agent or any Agent by notice to the other parties hereto may designate additional or different addresses for subsequent notices or communications.
Notices given by first-class mail shall be deemed given five calendar days after mailing and notices given by publication shall be deemed given on the first date on which publication is made. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 11. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, each of which shall constitute an original, but all of which taken together shall be deemed to constitute but one instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic .pdf delivery shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 12. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 13. Integration. This Agreement represents the agreement of each Guarantor, the Company, the Subordinated Parties and the Senior Parties with respect to the subject matter hereof and there are no promises or representations by any Guarantor, the Company, the Subordinated Parties or the Senior Parties relative to the subject matter hereof not reflected herein.
SECTION 14. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Administrative Agent, each Guarantor, the Company and each Agent (on behalf of its Relevant Subordinated Parties).
(b)    No failure to exercise, nor any delay in exercising, on the part of the Senior Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
(c)    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
SECTION 15. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 16. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor, the Company and the Subordinated Parties and shall inure to the benefit of the Senior Parties and their respective successors and assigns.
SECTION 17. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT
IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY OTHER PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
(c)    EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19. Termination; Survival. This Agreement and all of the covenants and other obligations of each of the parties hereto shall, except as otherwise expressly provided by the following sentence, terminate upon, and be of no further force or effect whatsoever after, the payment in full of all of the Senior Obligations. The agreements and obligations of each party hereto under Sections 17 and 18 hereof shall survive the termination of this Agreement and the payment in full of all Senior Obligations.
SECTION 20. Administrative Agent’s Rights; Agent’s Rights. In addition to its rights, protections, immunities reliances and indemnities set forth herein, as between the Administrative Agent, the Company and each Guarantor, the Administrative Agent shall have all the rights, protections, immunities, reliances and indemnities as are provided to the Administrative Agent under the Credit Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a Loan Document for the purposes therefor). In addition to any rights, protections, immunities, reliances and indemnities set forth herein, as between each Agent (and its Relevant Subordinated Parties), the Company and each Guarantor, each such Agent and its Relevant Subordinated Parties shall have all the rights, protections, immunities, reliances and indemnities (as the case may be) as are provided to that Agent (and its Relevant Subordinated Parties) under the relevant ECA Agreement and the other Loan Documents (as defined therein) (and this Agreement shall be deemed to be a [Loan] Document for the purposes of each such ECA Agreement).
SECTION 21. Several Nature of Agent’s Rights and Obligations. The obligations of each Agent under this Agreement are several and apply only in respect of itself and its Relevant Subordinated Parties. Failure by an Agent or its Relevant Subordinated Parties does not affect the obligations of any other Agent or their respective Relevant Subordinated Parties under this Agreement. Accordingly, no Agent or its Relevant Subordinated Parties shall be responsible for the obligations, actions or omissions of any other Agent or their respective Relevant Subordinated Parties.
The rights of each Agent (and its Relevant Subordinated Parties) under or in connection with this Agreement are separate and independent rights. An Agent (on behalf of its Relevant Subordinated Parties) shall be entitled to enforce its rights independently and without any action of any of the other Agents or their respective Relevant Subordinated Parties.
SECTION 22. Subordination Agreement. This Agreement constitutes a “subordination agreement” within the meaning of such term as used in section 510(a) of Title 11 of the United States Code, as amended from time to time.
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SCHEDULE I
GUARANTORS

Entity Name	Jurisdiction of Organization	Type of Entity
RCI Holdings LLC	Liberia	Limited Liability Company
RCL Cruise Holdings LLC	Liberia	Limited Liability Company
Torcatt Enterprises S.A.	Ecuador	Sociedad Anónima
RCL Holdings Cooperatief UA	Netherlands	Excluded Liability Company
RCL Cruises Ltd.	England & Wales	Corporation
RCL Investments Ltd.	England & Wales	Limited Company

SCHEDULE II
OTHER OBLIGATIONS OF THE COMPANY
1.    Term Loan Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and BANK OF AMERICA, N.A., as administrative agent
2.    Credit Agreement, as amended and restated on October 12, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent
3.    Amended and Restated Credit Agreement, dated as of April 5, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and THE BANK OF NOVA SCOTIA, as administrative agent
4.    Credit Agreement, dated as of May 11, 2010, among FALMOUTH JAMAICA LAND COMPANY LIMITED, a Jamaican corporation, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, and THE BANK OF NOVA SCOTIA, as lender
5.    Credit Agreement, dated as of February 2, 2018, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as administrative agent
6.    Credit Agreement, dated as of November 16, 2017, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as administrative agent
7.    Term Loan Agreement, as amended and restated on December 3, 2019, among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and SUMITOMO MITSUI BANKING CORPORATION, as administrative agent
8.    Credit Agreement, dated as of June 7, 2019, among SILVERSEA CRUISE HOLDING LTD., a private limited liability company incorporated under the laws of the Commonwealth of the Bahamas, ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, the various financial institutions party thereto, as lenders, and NORDEA BANK ABP, NEW YORK BRANCH, as administrative agent
9.    Guarantee, dated as of July 18, 2016, by ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, in favor of the Beneficiaries (as defined therein)

SCHEDULE III
ECA AGREEMENTS

ECA Facility	Agent	Address

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.
[AGENT], as Agent
By:
Name:
Title:
[AGENT], as Agent
By:
Name:
Title:

ROYAL CARIBBEAN CRUISES LTD., as the Company
By:
Name:
Title:

RCI HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

RCL CRUISE HOLDINGS LLC, as a Guarantor
By:
Name:
Title:

TORCATT ENTERPRISES S.A., as a Guarantor
By:
Name:
Title:

RCL HOLDINGS COOPERATIEF UA, as a Guarantor
By:
Name:
Title: Director A
By: Intertrust (Netherlands) B.V., as Director B
By:
Name:
Title:
By:
Name:
Title:

RCL CRUISES LTD., as a Guarantor
By:
Name:
Title:

[Signature Page to Subordination Agreement]

1950887.10-NYCSR03A - MSW

RCL INVESTMENTS LTD., as a Guarantor
By:
Name:
Title:

[ADMINISTRATIVE AGENT], as the Administrative Agent
By:
Name:
Title:

EXECUTION PAGE – FOURTH AMENDMENT AND RESTATEMENT AGREEMENT (HULL A34) - USD

Borrower

SIGNED by Jason T. Liberty, Chief Financial Officer    )
for and on behalf of    ) /S/ JASON T. LIBERTY
ROYAL CARIBBEAN CRUISES LTD.    )
    )

Facility Agent

SIGNED by Isabelle Seneca, Director Export Finance    ) /S/ ISABELLE SENECA
for and on behalf of    )
SOCIÉTÉ GÉNÉRALE    )
    )

BpiFAE Agent

SIGNED by Isabelle Seneca, Director Export Finance    ) /S/ ISABELLE SENECA
for and on behalf of    )
SOCIÉTÉ GÉNÉRALE    )
    )
The Mandated Lead Arrangers

SIGNED by Vanessa Berrio and Elise Regnault    ) /S/ VANESSA BERRIO
for and on behalf of    ) /S/ ELISE REGNAULT
BANCO SANTANDER, S.A.    )
    )

SIGNED by B. Behrends-Troost, Director and Alexander) /S/ B. BEHRENDS-TROOST
Freundlieb, Vice President ) /S/ ALEXANDER FREUNDLIEB
for and on behalf of    )
KFW IPEX-BANK GMBH    )
    )

The Lenders

SIGNED by Isabelle Seneca, Director Export Finance    ) /S/ ISABELLE SENECA
for and on behalf of    )
SOCIÉTÉ GÉNÉRALE    )
    )

SIGNED by Vanessa Berrio and Elise Regnault    ) /S/ VANESSA BERRIO
for and on behalf of    ) /S/ ELISE REGNAULT
BANCO SANTANDER, S.A.    )
    )

SIGNED by B. Behrends-Troost, Director and Alexander) /S/ B. BEHRENDS-TROOST
Freundlieb, Vice President ) /S/ ALEXANDER FREUNDLIEB
for and on behalf of    )
KFW IPEX-BANK GMBH    )
    )